FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-05

MSBAM 2013-C12

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,276,316,957
(Approximate Total Mortgage Pool Balance)

$1,126,349,000
(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.
as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
Bank of America, National Association
CIBC Inc.
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-C12

October 1, 2013

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager
CIBC World Markets Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research departments. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE UNDERWRITERS’ RESEARCH DEPARTMENTS. IT WAS PREPARED BY UNDERWRITER SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER U.S. FEDERAL TAX LAWS. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

This is not a research report and was not prepared by any Underwriter’s research departments. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)(8)	Certificate Principal to Value Ratio(7)(8)
Class A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$80,300,000	30.000%	(4)	2.67	1-58	15.3%	44.2%
Class A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$161,200,000	30.000%	(4)	4.93	58-60	15.3%	44.2%
Class A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$107,200,000	30.000%	(4)	7.27	60-113	15.3%	44.2%
Class A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$260,000,000	30.000%	(4)	9.67	113-117	15.3%	44.2%
Class A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$284,721,000	30.000%	(4)	9.81	117-119	15.3%	44.2%
Class X-A	AAA(sf)/AAA(sf)/Aaa(sf)	$998,718,000(9)	NAP	Variable(10)	NAP	NAP	NAP	NAP
Class A-S(11)	AAA(sf)/AAA(sf)/Aaa(sf)	$105,297,000	21.750%	(4)	9.89	119-119	13.7%	49.5%
Class B(11)	AA-(sf)/AA(sf)/Aa3(sf)	$74,983,000	15.875%	(4)	9.89	119-119	12.7%	53.2%
Class PST(11)	A-(sf)/A(sf)/A3(sf)	$232,928,000	11.750%	(4)	9.89	119-119	12.1%	55.8%
Class C(11)	A-(sf)/A(sf)/A3(sf)	$52,648,000	11.750%	(4)	9.89	119-119	12.1%	55.8%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description(4)	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-C	NR/NR/NR	$78,174,957(9)	NAP	Variable(10)	NAP	NAP	NAP	NAP
Class D	BBB-(sf)/BBB(sf)/Baa3(sf)	$52,648,000	7.625%	(4)	9.94	119-120	11.6%	58.4%
Class E	BB+(sf)/BBB-(sf)/Ba2(sf)	$19,145,000	6.125%	(4)	9.98	120-120	11.4%	59.3%
Class F	BB-(sf)/BB(sf)/B1(sf)	$20,740,000	4.500%	(4)	9.98	120-120	11.2%	60.4%
Class G	B-(sf)/B(sf)/NR	$14,359,000	3.375%	(4)	9.98	120-120	11.1%	61.1%
Class H(13)	NR/NR/NR	$43,075,957	0.000%	(4)	10.36	120-240	10.7%	63.2%

(1)
Ratings shown are those of Fitch Ratings, Inc., Kroll Bond Ratings Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus which is expected to be dated October 2, 2013 (the “Free Writing Prospectus”) to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates and to the other statistical data contained herein and in the Free Writing Prospectus.

(3)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the underlying Class C trust component which will have an initial outstanding balance on the closing date of $52,648,000.

(4)
The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST components. The pass-through rate for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rate for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rate for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(5)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates”; (iii) payment in full on the stated maturity date or, in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(6)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(Footnotes continued on next page)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Structural Overview

(7)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)
Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and  trust components that are senior to such class. The Certificate Principal UW NOI Debt Yield of the Class PST Certificates is equal to the Certificate Principal UW NOI Debt Yield for the Class C Certificates. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and trust components that are senior to such class, and denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratio of the Class PST Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.

(9)
The Class X-A and Class X-C Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-C Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-S Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates). The notional amount of the Class X-C Certificates will equal the aggregate certificate principal balance of the Class F, Class G and Class H Certificates outstanding from time to time.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-S Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus. The pass-through rate on the Class X-C Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class F, Class G and Class H Certificates as described in the Free Writing Prospectus.

(11)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates.” On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing dates of $105,297,000, $74,983,000, $52,648,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components and which portions of those trust components are respectively referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each class of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates shown in the table is equal to the aggregate of the initial certificate principal balances of the Class A-S, Class B and Class C Certificates shown in the table and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PST Certificates is set forth in the table but is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

* For purposes of the foregoing chart, the Class A Senior Certificates includes the Class X-A Certificates, which are also offered certificates, in regards to payments of interest.
** For purposes of the foregoing chart, the Class X-C Certificates have the same payment priority as the Class A Senior Certificates in regards payments of interest.

(12)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart.

(13)
Each Class H Certificate is an investment unit consisting of a REMIC regular interest and an undivided beneficial ownership interest held through the grantor trust that holds, among other things, an interest in certain excess interest in respect of mortgage loans having an anticipated repayment date.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Structural Overview

Issue Characteristics

Offered Certificates:
$1,126,349,000 (approximate) monthly pay, multi-class, commercial mortgage Pass-Through Certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C Certificates) and one interest only class (Class X-A), offered pursuant to a registration statement filed with the SEC (File Number 333-180779)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Manager:	CIBC World Markets Corp.

Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association and CIBC Inc.

Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Trustee:	U.S. Bank National Association

Trust Advisor:	Trimont Real Estate Advisors, Inc.

Initial Controlling Class Representative:	Blackrock Financial Management, Inc.

Cut-off Date:
October 1, 2013. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in October 2013 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on October 1, 2013, not the actual day on which such scheduled payments were due.

Expected Pricing Date:	Week of October 7, 2013

Expected Closing Date:	On or about October 23, 2013

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in November 2013

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in November 2013

Rated Final Distribution Date:	The Distribution Date in October 2046

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:
REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in the grantor trust and the Class H Certificates will evidence a REMIC interest and an interest in the grantor trust

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible.

Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC reports and supplemental notices received by it to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Intex Solutions, Inc., Markit, CMBS.com, Inc. and Trepp LLC).

Bloomberg Ticker:	MSBAM 2013-C12 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees, CREFC® License Fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-C Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1 Certificates, then to the Class A-2 Certificates, then to the Class A-3 Certificates, then, to the Class A-4 Certificates and then to the Class A-SB Certificates, until the principal balance of each such class has been reduced to zero (provided that, if the principal balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class H Certificates (including the Class PST Certificates), then on a pro rata basis among the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates), then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class E Certificates, the Class D Certificates, the Class C trust component and the Class B trust component in that order, (b) second, to reduce payments of principal on the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of Control Eligible Certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.”

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class R Certificates) or trust component on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to the interest-bearing certificates and the trust components (and correspondingly on the Exchangeable Certificates) on the basis of a 360-day year consisting of twelve (12) 30-day months. Interest accrues with respect to each interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of interest, and to the holders of the Class A-1, Class A-2, Class

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Structural Overview

A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject, to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class R, Class X-A and Class X-C Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing date of $105,297,000, $74,983,000 and $52,648,000, respectively. The trust components will be held in the grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests, held through the grantor trust, in one or more of such trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components and which portions of these trust components are respectively referred to in this Term Sheet as the “Class PST Component A-S, Class PST Component B and Class PST Component C” (collectively, the “Class PST Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. In addition, any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficit that are allocated to the Class A-S, Class B or Class C trust component will correspondingly be allocated as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanges of Exchangeable Certificates:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Structural Overview

Special Servicer Compensation:
The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be approximately 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Free Writing Prospectus.

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Exchangeable Certificates and the Class E, Class F, Class G and Class H Certificates) and each trust component then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates and, without duplication, trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component on the applicable distribution date, and the denominator of which is the total principal distributed with respect to the principal balance certificates on the applicable distribution date, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and second, to the holders of the Class X-C Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.” No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G or Class H Certificates or the Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Class E Certificates, the Exchangeable Certificates and the Control Eligible Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Structural Overview

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components in the following order:  to the Class H Certificates, the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of subordinate certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates. Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates.”

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”)) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus. Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement but is not obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding sentence.

Notwithstanding the foregoing, any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement, which calculations are generally similar to those provided for in the pooling and servicing agreement for this transaction. The non-serviced mortgage loans in this mortgage pool are the Westfield Countryside mortgage loan and the Burnham Center mortgage loan.

If any mortgage loan is part of an A/B whole loan or loan pair or non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance. The loan pairs related to this mortgage pool are the 15 MetroTech Center Loan Pair and the Marriott Chicago River North Hotel Loan Pair. There are no mortgage loans that are part of an A/B whole loan included in this mortgage pool.

If an appraisal reduction exists for or is allocable to any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding.

For a discussion of how Appraisal Reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as 15 MetroTech Center secures a mortgage loan (the “15 MetroTech Center Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $89,857,812, representing approximately 7.0% of the initial pool balance. The 15 MetroTech Center Mortgage Loan is secured on a pari passu basis with a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $79,873,611 and that is not part of the mortgage pool and is currently held by the COMM 2013-LC13 Mortgage Trust. The 15 MetroTech Center Mortgage Loan and the related serviced companion loan are pari passu in right of payment and collectively are referred to herein as the “15 MetroTech Center Loan Pair.”

The mortgaged property identified on Appendix I to the Free Writing Prospectus as Marriott Chicago River North Hotel secures a mortgage loan (the “Marriott Chicago River North Hotel Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $64,797,112, representing approximately 5.1% of the initial pool balance. The Marriott Chicago River North Hotel Mortgage Loan is secured on a pari passu basis with a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Structural Overview

$54,828,325, is not part of the mortgage pool and is currently held by Morgan Stanley Bank of America Merrill Lynch Trust 2013-C11. The Marriott Chicago River North Hotel Mortgage Loan and the related serviced companion loan are pari passu in right of payment and collectively are referred to herein as the “Marriott Chicago River North Hotel Loan Pair.”

The 15 MetroTech Center Loan Pair and the Marriott Chicago River North Hotel Loan Pair are expected to be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement related to this transaction. For additional information regarding the 15 MetroTech Center Loan Pair and the Marriott Chicago River North Hotel Loan Pair, see “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Non-Serviced Mortgage Loans:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as Westfield Countryside secures a mortgage loan (the “Westfield Countryside Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $55,000,000, representing approximately 4.3% of the initial pool balance. The Westfield Countryside Mortgage Loan is secured on a pari passu basis with another mortgage loan (the “Westfield Countryside Non-Serviced Companion Loan,” and together with the Westfield Countryside Mortgage Loan, the “Westfield Countryside Non-Serviced Loan Combination”) that has an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000, is not part of the mortgage pool and is currently held by Morgan Stanley Bank of America Merrill Lynch Trust 2013-C11. The Westfield Countryside Mortgage Loan and the Westfield Countryside Non-Serviced Companion Loan are pari passu in right of payment. The Westfield Countryside Mortgage Loan is a “non-serviced mortgage loan” and the Westfield Countryside Non-Serviced Companion Loan is a “non-serviced companion loan.”

The Westfield Countryside Non-Serviced Loan Combination is currently being serviced pursuant to the pooling and servicing agreement related to Morgan Stanley Bank of America Merrill Lynch Trust 2013-C11 and the related intercreditor agreement. Accordingly, in the case of such non-serviced mortgage loan and non-serviced companion loan, various servicing actions described in this Term Sheet are actually being performed by the master servicer and/or special servicer under, and in accordance with, the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C11 pooling and servicing agreement.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as Burnham Center secures a mortgage loan (the “Burnham Center Mortgage Loan”) with an outstanding principal balance as of the Cut-off Date of $15,368,778, representing approximately 1.2% of the initial pool balance. The Burnham Center Mortgage Loan is secured on a pari passu basis with another mortgage loan (the “Burnham Center Non-Serviced Companion Loan,” and together with the Burnham Center Mortgage Loan, the “Burnham Center Non-Serviced Loan Combination”) that has an aggregate outstanding principal balance as of the Cut-off Date of $31,233,323, is not part of the mortgage pool and is currently held by Morgan Stanley Bank of America Merrill Lynch Trust 2013-C10. The Burnham Center Mortgage Loan and the Burnham Center Non-Serviced Companion Loan are pari passu in right of payment. The Burnham Center Mortgage Loan is a “non-serviced mortgage loan” and the Burnham Center Non-Serviced Companion Loan is a “non-serviced companion loan.”

The Burnham Center Non-Serviced Loan Combination is currently being serviced pursuant to the pooling and servicing agreement related to Morgan Stanley Bank of America Merrill Lynch Trust 2013-C10 and the related intercreditor agreement. Accordingly, in the case of such non-serviced mortgage loan and non-serviced companion loan, various servicing actions described in this Term Sheet are actually being performed by the master servicer and/or special servicer under, and in accordance with, the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C10 pooling and servicing agreement.

For additional information regarding the non-serviced loan combinations related to this transaction, see “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Rights:
Subject to the limitations described below under “A/B Whole Loan, Loan Pair and Non-Serviced Mortgage Loan Control Rights” in respect of any A/B whole loans, loan pairs or non-serviced mortgage loans, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class F Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class F Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class F Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class F Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Structural Overview

A/B Whole Loan, Loan Pair and Non-Serviced Mortgage Loan Control Rights:
If any mortgage loan is part of an A/B whole loan or loan pair or is a non-serviced mortgage loan, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

The controlling class representative under the pooling and servicing agreement related to Morgan Stanley Bank of America Merrill Lynch Trust 2013-C11 will generally be the controlling holder of the Westfield Countryside Non-Serviced Loan Combination and, subject to the terms of that pooling and servicing agreement, will generally have consent rights with respect to certain major decisions and other matters related to the Westfield Countryside Non-Serviced Loan Combination. The controlling class representative under the pooling and servicing agreement related to Morgan Stanley Bank of America Merrill Lynch Trust 2013-C10 will generally be the controlling holder of the Burnham Center Non-Serviced Loan Combination and, subject to the terms of that pooling and servicing agreement, will generally have consent rights with respect to certain major decisions and other matters related to the Burnham Center Non-Serviced Loan Combination. The controlling class representative under the pooling and servicing agreement for this transaction will only have certain consultation rights with respect to certain major decisions and other matters related to the Westfield Countryside Non-Serviced Loan Combination and Burnham Center Non-Serviced Loan Combination, and only during a Subordinate Control Period and a Collective Consultation Period.

Each holder of the 15 MetroTech Center serviced companion loan and the Marriott Chicago River North Hotel serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the 15 MetroTech Center Loan Pair and the Marriott Chicago River North Hotel Loan Pair, respectively.

See “Risk Factors—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “Description of the Mortgage Pool—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class F, Class G and Class H Certificates.

Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates.  A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class H Certificates.

The initial controlling class representative will be Blackrock Financial Management, Inc., on behalf of one of its managed funds or accounts.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies in respect of a non-serviced mortgage loan under the pooling and servicing agreement for this transaction.

Sale of Defaulted Loans:
Defaulted loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus.  There will be no “fair market value purchase option” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Structural Overview

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan). During any Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan) may be replaced at any time by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

In addition, if any mortgage loan is part of an A/B whole loan or loan pair or is a non-serviced mortgage loan, to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan or loan pair or non-serviced mortgage loan to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus. There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans but not any non-serviced mortgage loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation, and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered in any calendar year during which no annual meeting occurred or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet, the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Structural Overview

During any Subordinate Control Period, there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on any review of the special servicer’s actions or otherwise opine on the actions of the special servicer with respect to any transaction.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
If the holders of at least 25% of the voting rights of the certificates request a vote to terminate and/or replace the trust advisor, then the holders of at least 75% of the voting rights of the certificates may either (i) terminate all rights and obligations of the trust advisor under the pooling and servicing agreement and replace the trust advisor, or (ii) terminate all rights and obligations of the trust advisor and not appoint a replacement trust advisor, until such time as the holders of at least 75% of the voting rights of the certificates agree to the appointment of a replacement trust advisor. During any Subordinate Control Period and any Collective Consultation Period, the controlling class representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten (10) business days following the controlling class representative’s receipt of the request for consent. Any such consent will be required to be solicited from the controlling class representative before any related vote. For purposes of the voting rights described above, the Class A-S, Class B, Class PST, and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus. See “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause” in the Free Writing Prospectus.

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	42	43	$755,240,060	59.2%
Bank of America, National Association	23	34	$389,428,956	30.5%
CIBC Inc.	7	16	$131,647,941	10.3%
Total:	72	93	$1,276,316,957	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,276,316,957
Number of Mortgage Loans:	72
Average Cut-off Date Balance per Mortgage Loan:	$17,726,624
Number of Mortgaged Properties:	93
Average Cut-off Date Balance per Mortgaged Property:	$13,723,838
Weighted Average Mortgage Rate:	4.796%
% of Pool Secured by 5 Largest Mortgage Loans:	33.3%
% of Pool Secured by 10 Largest Mortgage Loans:	48.7%
% of Pool Secured by ARD Loans:	6.6%
Weighted Average Original Term to Maturity/ARD (months):	112
Weighted Average Remaining Term to Maturity/ARD (months):	111
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	1.7%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	17.6%
% of Pool with Subordinate Mortgage Debt:	0.0%
% of Pool with Mezzanine Debt:	3.4%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	1.73x
Weighted Average UW NOI Debt Yield:	10.7%
Weighted Average UW NCF DSCR:	1.60x
Weighted Average UW NCF Debt Yield:	9.9%
Weighted Average Cut-off Date LTV Ratio:	63.2%
Weighted Average LTV Ratio at Maturity/ARD:	53.5%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to October 2013.

(2)
With respect to the 15 MetroTech Center Mortgage Loan, the Marriott Chicago River North Hotel Mortgage Loan, the Westfield Countryside Mortgage Loan, and the Burnham Center Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield  calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	343
Weighted Average Remaining Amortization Term (months):	342
% of Pool Amortizing Balloon:	58.9%
% of Pool Fully Amortizing:	0.4%
% of Pool Interest Only followed by Amortizing Balloon:	30.4%
% of Pool Interest Only through Maturity/ARD:	10.4%

Lockboxes

% of Pool with Hard Lockboxes:	58.3%
% of Pool with Soft Lockboxes:	13.1%
% of Pool with Springing Lockboxes:	24.0%
% of Pool with No Lockboxes:	4.7%

Reserves

% of Pool Requiring Tax Reserves:	72.8%
% of Pool Requiring Insurance Reserves:	20.2%
% of Pool Requiring Replacement Reserves:	70.4%
% of Pool Requiring TI/LC Reserves(3):	56.3%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	69.5%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	11.2%
% of Pool with the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	13.7%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	5.0%
% of Pool with the greater of a prepayment premium and yield maintenance, until open period:	0.6%

(3)	Based only on mortgage loans secured by retail, office, mixed use, and industrial properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/Units	Cut-off Date Balance PSF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Balloon LTV(1)
1	MSMCH	Merrimack Premium Outlets	Merrimack	NH	Retail	$130,000,000	10.2%	408,996	$317.85	1.64x	9.8%	59.1%	49.6%
2	BANA	15 MetroTech Center(2)	Brooklyn	NY	Office	$89,857,812	7.0%	649,492	$261.33	1.42x	11.1%	62.2%	47.4%
3	MSMCH	City Creek Center	Salt Lake City	UT	Retail	$84,780,738	6.6%	348,537	$243.25	1.82x	11.8%	52.3%	42.3%
4	BANA	Marriott Chicago River North Hotel(3)	Chicago	IL	Hospitality	$64,797,112	5.1%	523	$228,729.33	1.50x	11.8%	62.6%	47.5%
5	MSMCH	Westfield Countryside(4)	Clearwater	FL	Retail	$55,000,000	4.3%	464,836	$333.45	1.66x	10.1%	57.4%	52.1%
6	MSMCH	Point at Las Colinas	Irving	TX	Office	$43,500,000	3.4%	398,771	$109.09	1.93x	9.4%	72.5%	72.5%
7	CIBC	Westland Retail Portfolio	Various	Various	Retail/Office	$40,357,805	3.2%	300,124	$134.47	1.42x	11.0%	55.1%	41.9%
8	MSMCH	Rolling Valley Mall	Burke	VA	Retail	$40,200,000	3.1%	237,214	$169.47	1.31x	9.2%	72.4%	63.0%
9	MSMCH	Florida Hotel & Conference Center	Orlando	FL	Hospitality	$37,250,000	2.9%	511	$72,896.28	1.49x	12.9%	59.1%	53.0%
10	MSMCH	385 Fifth Avenue	New York	NY	Office	$36,100,000	2.8%	102,219	$353.16	1.31x	8.8%	65.6%	60.1%
		Total/Wtd. Avg.				$621,843,467	48.7%			1.58x	10.6%	60.8%	51.1%

(1)	For any mortgage loan with an anticipated repayment date, the balloon LTV is calculated as of such anticipated repayment date and not the final maturity date.
(2)
The 15 MetroTech Center Mortgage Loan is part of a $170,000,000 (original principal balance) pari passu loan pair evidenced by four pari passu promissory notes. The 15 MetroTech Center Mortgage Loan is evidenced by two such pari passu notes (Note A-1A and Note A-1B) with an aggregate outstanding principal balance as of the Cut-off Date of $89,857,812. The two pari passu notes not included in the Issuing Entity (Note A-2A and Note A-2B) evidence the related companion loan, which has an outstanding principal balance as of the Cut-off Date of $79,873,611. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

(3)
The Marriott Chicago River North Hotel Mortgage Loan is part of a $120,000,000 (original principal balance) pari passu loan pair evidenced by two pari passu promissory notes. The Marriott Chicago River North Hotel Mortgage Loan is evidenced by one such pari passu note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $64,797,112. The pari passu note not included in the Issuing Entity (Note A-1) evidences the related companion loan, which has an outstanding principal balance as of the Cut-off Date of $54,828,325. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

(4)
The Westfield Countryside Mortgage Loan is part of a $155,000,000 pari passu non-serviced loan combination evidenced by 10 pari passu promissory notes. The Westfield Countryside Mortgage Loan is evidenced by five such pari passu notes (Note A-1-2, Note A-2-2, Note A-3-2, Note B-1-2 and Note B-2-2) with an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000. The pari passu notes not included in the Issuing Entity (Note A-1-1, Note A-2-1, Note A-3-1, Note B-1-1 and Note B-2-1) evidence the related non-serviced companion loan, which has an outstanding principle balance as of the Cut-off Date of $100,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling and Servicing Agreement	Master Servicer	Special Servicer	Voting Rights	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Total Mortgage Debt Cut-off Date LTV Ratio
2	BANA	15 MetroTech Center	$89,857,812	$79,873,611	$169,731,423	MSBAM 2013-C12	Wells Fargo	Midland	MSBAM 2013-C12	1.42x	11.1%	62.2%
4	BANA	Marriott Chicago River North Hotel	$64,797,112	$54,828,325	$119,625,437	MSBAM 2013-C12	Wells Fargo	Midland	MSBAM 2013-C12	1.50x	11.8%	62.6%
5	MSMCH	Westfield Countryside	$55,000,000	$100,000,000	$155,000,000	MSBAM 2013-C11	Wells Fargo	Midland	MSBAM 2013-C11	1.66x	10.1%	57.4%
22	MSMCH	Burnham Center	$15,368,778	$31,233,323	$46,602,101	MSBAM 2013-C10	Midland	Midland	MSBAM 2013-C10	1.23x	11.1%	66.6%

(1)
With respect to the 15 MetroTech Center Mortgage Loan, the Marriott Chicago River North Hotel Mortgage Loan, the Westfield Countryside Mortgage Loan and the Burnham Center Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV Ratio
6	MSMCH	Point at Las Colinas	$43,500,000	$109.09	$9,187,000	1.93x	9.4%	72.5%	1.35x	7.7%	87.8%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	NSF/ Units	Cut-off Date Balance PSF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity/ ARD LTV	Prior Securitization
6	MSMCH	Point at Las Colinas	Irving	TX	Office	$43,500,000	3.4%	398,771	$109.09	1.93x	9.4%	72.5%	72.5%	JPMCC 2011-FL1
7	CIBC	Westland Retail Portfolio	Various	CA	Retail	$40,357,805	3.2%	300,124	$134.47	1.42x	11.0%	55.1%	41.9%	JPMCC 2003-CB6
8	MSMCH	Rolling Valley Mall	Burke	VA	Retail	$40,200,000	3.1%	237,214	$169.47	1.31x	9.2%	72.4%	63.0%	GCCFC 2004-GG1
10	MSMCH	385 Fifth Avenue	New York	NY	Office	$36,100,000	2.8%	102,219	$353.16	1.31x	8.8%	65.6%	60.1%	CCMSC 1998-2
13	BANA	ADG 5 Portfolio	Various	WI	Manufactured Housing	$26,618,825	2.1%	1,139	$23,370.35	1.53x	9.4%	74.2%	60.2%	MEZZ 2004-C2 WBCMT 2005-C16
16	MSMCH	Avon Marketplace	Avon	CT	Retail	$24,000,000	1.9%	79,362	$302.41	1.38x	9.2%	67.0%	61.8%	MLMT 2004-BPC1
20	MSMCH	Best Western - Sherman Oaks	Sherman Oaks	CA	Hospitality	$17,500,000	1.4%	181	$96,685.08	1.86x	13.4%	64.1%	54.4%	GSMS 2005-GG4
22	MSMCH	Burnham Center(2)	Chicago	IL	Office	$15,368,778	1.2%	584,962	$79.67	1.23x	11.1%	66.6%	54.8%	GSMS 2005-GG4
25	BANA	Deerfield Estates	Flat Rock	MI	Manufactured Housing	$13,483,928	1.1%	820	$16,443.82	2.23x	15.0%	51.2%	42.3%	BSCMS 2003-T12
28	CIBC	Place at Green Trails	Katy	TX	Multifamily	$12,260,000	1.0%	275	$44,581.82	1.34x	9.7%	73.0%	61.1%	CSMC 2007-C2
30	MSMCH	Garden Plaza - Santa Barbara	Santa Barbara	CA	Retail	$11,300,000	0.9%	50,000	$226.00	1.25x	8.7%	64.2%	59.5%	JPMCC 2004-LN2
36	MSMCH	Sheldon Place	Plymouth	MI	Retail	$9,288,990	0.7%	98,354	$94.44	1.54x	11.0%	71.5%	59.1%	GMACC 2003-C2
38	MSMCH	Lakeview Terrace	Haltom City	TX	Multifamily	$8,664,924	0.7%	224	$38,682.70	1.72x	10.6%	69.8%	56.0%	GMACC 2003-C3
41	MSMCH	Cedar Pointe Plaza	Fresno	CA	Retail	$8,000,000	0.6%	51,437	$155.53	1.50x	10.8%	71.4%	63.8%	DLJMA 1997-CF1
43	BANA	ADG 2 Portfolio	Various	WI	Manufactured Housing	$7,904,954	0.6%	315	$25,095.09	1.66x	10.3%	74.7%	60.6%	WBCMT 2005-C16
45	BANA	Patchen Place Apartments	Lexington	KY	Multifamily	$7,715,000	0.6%	202	$38,193.07	1.40x	10.1%	73.5%	61.1%	JPMCC 2004-PNC1
46	BANA	Laurel Canyon Self Storage	Los Angeles	CA	Self Storage	$7,691,607	0.6%	946	$8,130.66	1.44x	10.0%	60.6%	50.8%	BACM 2004-4
49	BANA	Sentry Self Storage - Coral Springs, FL	Coral Springs	FL	Self Storage	$6,992,171	0.5%	732	$9,552.15	1.45x	10.0%	74.4%	62.1%	GECMC 2004-C3
52	MSMCH	Monte Carlo at Wilcrest	Houston	TX	Multifamily	$6,420,000	0.5%	197	$32,588.83	1.41x	9.2%	74.9%	62.2%	MLCFC 2007-8
54	MSMCH	Breckenridge Apartments	Fairborn	OH	Multifamily	$6,220,578	0.5%	208	$29,906.63	1.77x	11.3%	73.6%	59.4%	BACM 2004-4
55	BANA	Cypress Self Storage - Naples, FL	Naples	FL	Self Storage	$6,200,000	0.5%	738	$8,401.08	2.61x	13.4%	57.4%	57.4%	BACM 2004-5
56	BANA	Coldwater Self Storage - North Hollywood, CA	North Hollywood	CA	Self Storage	$5,993,460	0.5%	863	$6,944.91	1.43x	10.0%	68.9%	57.8%	BACM 2004-6
58	BANA	Norcal Self Storage Portfolio	Various	CA	Self Storage	$5,635,000	0.4%	1,046	$5,387.19	3.27x	16.0%	44.5%	44.5%	GECMC 2004-C1
60	BANA	Country Sunset	Bend	OR	Manufactured Housing	$5,150,000	0.4%	148	$34,797.30	1.41x	9.7%	65.9%	55.1%	MLMT 2003-KEY1
61	CIBC	The Friendly Village of Lockport	Lockport	NY	Manufactured Housing	$4,600,000	0.4%	448	$10,267.86	2.36x	16.9%	42.6%	35.3%	JPMCC 2003-CB7
69	CIBC	Laurel Pointe	Livonia	MI	Mixed Use	$3,694,315	0.3%	28,089	$131.52	1.58x	13.0%	73.9%	56.7%	MLMT 2004-KEY2
		Total				$380,860,335	29.9%

(1)
Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization. The table above describes the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	With respect to the Burnham Center Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($161,200,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Balance at Maturity	% of Class A-2 Certificate Principal Balance	NSF/ Units	Cut-off Date Balance PSF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity/ ARD	Rem. IO Period (mos.)	Rem. Term to Maturity /ARD (mos.)
6	MSMCH	Point at Las Colinas	TX	Office	$43,500,000	3.4%	$43,500,000	27.0%	398,771	$109.09	1.93x	9.4%	72.5%	72.5%	59	59
9	MSMCH	Florida Hotel & Conference Center	FL	Hospitality	$37,250,000	2.9%	$33,383,956	20.7%	511	$72,896.28	1.49x	12.9%	59.1%	53.0%	0	60
14	MSMCH	Nitro Marketplace	WV	Retail	$24,500,000	1.9%	$24,500,000	15.2%	440,949	$55.56	2.71x	12.0%	59.2%	59.2%	60	60
17	BANA	Shops at Val Vista	AZ	Retail	$22,971,798	1.8%	$21,208,068	13.2%	170,489	$134.74	1.35x	9.5%	67.8%	62.6%	0	59
18	BANA	Hilton Garden Inn - Toledo Perrysburg	OH	Hospitality	$22,400,000	1.8%	$20,761,947	12.9%	184	$121,739.13	1.88x	14.1%	70.0%	64.9%	0	60
21	CIBC	Doubletree Raleigh Brownstone - University	NC	Hospitality	$15,562,963	1.2%	$14,361,098	8.9%	190	$81,910.33	1.61x	12.1%	61.0%	56.3%	0	58
		Total/Wtd. Avg.			$166,184,761	13.0%	$157,715,069	97.8%			1.83x	11.4%	65.5%	62.2%	24	59

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of the mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

MSBAM 2013-C12	Characteristics of the Mortgage Loans

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
Retail	34	$606,405,114	47.5%	4.550%	1.62x	10.3%	60.8%	51.9%
Anchored	17	$271,944,482	21.3%	4.935%	1.58x	9.9%	65.4%	57.2%
Regional Mall	2	$139,780,738	11.0%	4.190%	1.76x	11.1%	54.3%	46.2%
Outlet Center	1	$130,000,000	10.2%	3.775%	1.64x	9.8%	59.1%	49.6%
Unanchored	14	$64,679,893	5.1%	5.267%	1.49x	11.3%	58.9%	46.7%
Office	8	$203,371,059	15.9%	4.993%	1.49x	10.2%	65.6%	56.4%
CBD	3	$141,326,590	11.1%	5.075%	1.37x	10.5%	63.5%	51.4%
Suburban	3	$55,320,969	4.3%	4.804%	1.81x	9.6%	71.6%	69.8%
Urban	1	$4,400,000	0.3%	4.570%	1.32x	9.1%	62.4%	54.8%
Medical Office	1	$2,323,500	0.2%	5.310%	1.42x	11.0%	55.1%	41.9%
Hospitality	7	$174,958,561	13.7%	5.202%	1.61x	12.8%	62.8%	52.2%
Extended Stay	1	$64,797,112	5.1%	5.200%	1.50x	11.8%	62.6%	47.5%
Full Service	3	$62,270,222	4.9%	5.187%	1.51x	12.8%	60.2%	52.0%
Limited Service	3	$47,891,227	3.8%	5.226%	1.89x	14.0%	66.3%	58.7%
Multifamily	16	$134,049,160	10.5%	4.834%	1.53x	10.4%	68.3%	56.8%
Garden	13	$111,174,160	8.7%	4.784%	1.57x	10.6%	67.9%	56.0%
Student Housing	3	$22,875,000	1.8%	5.078%	1.36x	9.3%	70.0%	60.8%
Manufactured Housing	17	$63,526,511	5.0%	4.795%	1.76x	11.5%	65.6%	53.7%
Self Storage	8	$48,912,237	3.8%	5.230%	1.96x	11.4%	62.9%	56.3%
Mixed Use	2	$34,694,315	2.7%	5.286%	1.42x	11.3%	68.7%	52.1%
Industrial/Office	1	$31,000,000	2.4%	5.250%	1.40x	11.1%	68.1%	51.6%
Office/Retail	1	$3,694,315	0.3%	5.590%	1.58x	13.0%	73.9%	56.7%
Industrial	1	$10,400,000	0.8%	4.310%	1.38x	9.0%	68.4%	59.7%
Warehouse	1	$10,400,000	0.8%	4.310%	1.38x	9.0%	68.4%	59.7%
Total/Wtd. Avg.	93	$1,276,316,957	100.0%	4.796%	1.60x	10.7%	63.2%	53.5%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the 15 MetroTech Center Mortgage Loan, the Marriott Chicago River North Hotel Mortgage Loan, the Westfield Countryside Mortgage Loan and the Burnham Center Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Characteristics of the Mortgage Loans

Geographic Distribution(1)(2)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity/ARD
Texas	17	$171,582,466	13.4%	4.805%	1.63x	10.5%	68.6%	57.4%
New York	5	$145,002,969	11.4%	5.131%	1.45x	10.6%	61.3%	50.2%
Florida	8	$139,722,171	10.9%	4.675%	1.66x	11.1%	60.9%	54.7%
New Hampshire	1	$130,000,000	10.2%	3.775%	1.64x	9.8%	59.1%	49.6%
California	19	$120,677,872	9.5%	5.249%	1.62x	11.1%	57.7%	49.5%
California – Southern(3)	15	$87,242,872	6.8%	5.259%	1.48x	10.9%	59.9%	49.2%
California – Northern(3)	4	$33,435,000	2.6%	5.225%	1.98x	11.4%	51.9%	50.1%
Illinois	3	$94,665,890	7.4%	4.930%	1.58x	11.4%	62.0%	49.7%
Utah	1	$84,780,738	6.6%	4.370%	1.82x	11.8%	52.3%	42.3%
Virginia	1	$40,200,000	3.1%	5.140%	1.31x	9.2%	72.4%	63.0%
Georgia	2	$38,991,227	3.1%	5.299%	1.52x	12.0%	66.7%	51.5%
Pennsylvania	3	$37,150,649	2.9%	5.252%	1.35x	9.9%	76.4%	62.6%
Wisconsin	12	$34,523,780	2.7%	4.407%	1.56x	9.6%	74.3%	60.3%
Nevada	2	$33,795,485	2.6%	5.442%	1.32x	9.4%	66.0%	55.2%
Michigan	5	$32,236,037	2.5%	5.220%	1.87x	13.1%	62.2%	51.0%
Ohio	2	$28,620,578	2.2%	5.017%	1.85x	13.5%	70.8%	63.7%
West Virginia	1	$24,500,000	1.9%	4.030%	2.71x	12.0%	59.2%	59.2%
Connecticut	1	$24,000,000	1.9%	4.820%	1.38x	9.2%	67.0%	61.8%
Arizona	1	$22,971,798	1.8%	4.890%	1.35x	9.5%	67.8%	62.6%
North Dakota	3	$22,875,000	1.8%	5.078%	1.36x	9.3%	70.0%	60.8%
North Carolina	1	$15,562,963	1.2%	4.780%	1.61x	12.1%	61.0%	56.3%
New Jersey	1	$10,400,000	0.8%	4.310%	1.38x	9.0%	68.4%	59.7%
Nebraska	1	$8,400,000	0.7%	4.750%	1.65x	11.3%	57.5%	49.6%
Oregon	2	$7,942,336	0.6%	4.979%	1.64x	10.5%	59.1%	48.8%
Kentucky	1	$7,715,000	0.6%	5.260%	1.40x	10.1%	73.5%	61.1%
Total/Wtd. Avg.	93	$1,276,316,957	100.0%	4.796%	1.60x	10.7%	63.2%	53.5%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the 15 MetroTech Center Mortgage Loan, the Marriott Chicago River North Hotel Mortgage Loan, the Westfield Countryside Mortgage Loan and the Burnham Center Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield  calculations include the related pari passu companion loan.

(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Collateral Statistics

Collateral Statistics(1)(3)

Cut-off Date Balance ($)				Mortgage Rate (%)				Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool		No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool		No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Poo	l
1 - 10,000,000	40	255,150,657	20.0	3.501 - 4.000	3	199,500,000	15.6	40.1 - 50.0	6	46,597,439	3.7
10,000,001 - 20,000,000	14	193,659,352	15.2	4.001 - 4.500	11	218,172,459	17.1	50.1 - 60.0	13	431,213,113	33.8
20,000,001 - 30,000,000	7	174,663,480	13.7	4.501 - 5.000	20	246,007,356	19.3	60.1 - 70.0	33	541,706,096	42.4
30,000,001 - 40,000,000	3	104,350,000	8.2	5.001 - 5.500	31	580,563,800	45.5	70.1 - 80.0	20	256,800,310	20.1
40,000,001 - 50,000,000	3	124,057,805	9.7	5.501 - 6.000	7	32,073,341	2.5	Total:	72	$1,276,316,957	100.0%
50,000,001 - 60,000,000	1	55,000,000	4.3	Total:	72	$1,276,316,957	100.0%	Min: 40.5%	Max: 78.0%	Wtd Avg: 63.2%
60,000,001 - 70,000,000	1	64,797,112	5.1	Min: 3.775%	Max: 5.623%	Wtd Avg: 4.796%
80,000,001 - 90,000,000	2	174,638,550	13.7					LTV Ratio at Maturity/ARD (%)
120,000,001 - 130,000,000	1	130,000,000	10.2	Original Term to Maturity/ARD (mos.)
Total:	72	$1,276,316,957	100.0%						No. of	Aggregate
Min: $2,397,412 Max: $130,000,000		Avg: $17,726,624			No. of	Aggregate			Mortgage	Cut-off Date	% of
					Mortgage	Cut-off Date	% of		Loans	Balance ($)	Pool
State					Loans	Balance ($)	Pool	0.1 - 10.0	1	4,500,000	0.4
				60	6	166,184,761	13.0	20.1 - 30.0	1	3,770,103	0.3
	No. of	Aggregate		84	1	7,375,813	0.6	30.1 - 40.0	2	7,392,336	0.6
	Mortgaged	Cut-off Date	% of	120	64	1,098,256,384	86.0	40.1 - 50.0	13	484,810,296	38.0
	Properties	Balance ($)	Pool	240	1	4,500,000	0.4	50.1 - 60.0	36	449,351,159	35.2
Texas	17	171,582,466	13.4	Total:	72	$1,276,316,957	100.0%	60.1 - 70.0	18	282,993,064	22.2
New York	5	145,002,969	11.4	Min: 60	Max: 240	Wtd Avg: 112		70.1 - 80.0	1	43,500,000	3.4
Florida	8	139,722,171	10.9					Total:	72	$1,276,316,957	100.0%
New Hampshire	1	130,000,000	10.2	Remaining Term to Maturity/ARD (mos.)				Min: 1.6%	Max: 72.5%	Wtd Avg: 53.5%
California	19	120,677,872	9.5
California – Southern(2)	15	87,242,872	6.8		No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool	UW DSCR (x)
California – Northern(2)	4	33,435,000	2.6
Illinois	3	94,665,890	7.4	55 - 60	6	166,184,761	13.0		No. of	Aggregate
Utah	1	84,780,738	6.6	79 - 84	1	7,375,813	0.6		Mortgage	Cut-off Date	% of
Virginia	1	40,200,000	3.1	109 - 114	1	15,368,778	1.2		Loans	Balance ($)	Pool
Georgia	2	38,991,227	3.1	115 - 120	63	1,082,887,605	84.8	1.21 - 1.30	7	96,660,790	7.6
Pennsylvania	3	37,150,649	2.9	181 - 240	1	4,500,000	0.4	1.31 - 1.40	14	230,901,798	18.1
Wisconsin	12	34,523,780	2.7	Total:	72	$1,276,316,957	100.0%	1.41 - 1.50	13	296,609,751	23.2
Nevada	2	33,795,485	2.6	Min: 58	Max: 240	Wtd Avg: 111		1.51 - 1.60	11	115,261,934	9.0
Michigan	5	32,236,037	2.5					1.61 - 1.70	6	220,239,308	17.3
Ohio	2	28,620,578	2.2	Original Amortization Term (mos.)				1.71 - 1.80	3	34,685,502	2.7
West Virginia	1	24,500,000	1.9					1.81 - 1.90	7	146,485,280	11.5
Connecticut	1	24,000,000	1.9		No. of	Aggregate		1.91 - 2.00	2	51,491,227	4.0
Arizona	1	22,971,798	1.8		Mortgage	Cut-off Date	% of	2.01 - 2.10	1	2,792,336	0.2
North Dakota	3	22,875,000	1.8		Loans	Balance ($)	Pool	2.11 - 2.20	1	3,770,103	0.3
North Carolina	1	15,562,963	1.2	Interest Only	8	$132,635,000	10.4	2.21 - 2.30	2	27,983,928	2.2
New Jersey	1	10,400,000	0.8	240	3	$17,727,361	1.4	2.31 - 2.40	1	4,600,000	0.4
Nebraska	1	8,400,000	0.7	300	8	$283,532,205	22.2	2.41 - 2.50	1	8,500,000	0.7
Oregon	2	7,942,336	0.6	324	1	$3,943,341	0.3	2.61 - 2.70	1	6,200,000	0.5
Kentucky	1	7,715,000	0.6	360	52	$838,479,049	65.7	2.71 - 2.80	1	24,500,000	1.9
Total:	93	$1,276,316,957	100.0%	Total:	72	$1,276,316,957	100.0%	3.01 - 3.30	1	5,635,000	0.4
				Min: 240	Max: 360	Non-Zero Wtd Avg: 343		Total:	72	$1,276,316,957	100.0%
Property Type								Min: 1.23x	Max: 3.27x	Wtd Avg: 1.60x
				Remaining Amortization Term (mos.)
	No. of	Aggregate						UW NOI Debt Yield (%)
	Mortgaged	Cut-off Date	% of		No. of	Aggregate
	Properties	Balance ($)	Pool		Mortgage	Cut-off Date	% of		No. of	Aggregate
					Loans	Balance ($)	Pool		Mortgage	Cut-off Date	% of
Retail				Interest Only	8	132,635,000	10.4		Loans	Balance ($)	Pool
Anchored	17	271,944,482	21.3	237 - 300	11	301,259,567	23.6	8.6 - 9.0	5	91,743,341	7.2
Regional Mall	2	139,780,738	11.0	301 - 350	1	3,943,341	0.3	9.1 - 9.5	12	233,058,480	18.3
Outlet Center	1	130,000,000	10.2	351 - 360	52	838,479,049	65.7	9.6 - 10.0	8	189,963,050	14.9
Unanchored	14	64,679,893	5.1	Total:	72	$1,276,316,957	100.0%	10.1 - 10.5	10	146,161,268	11.5
Office				Min:237	Max: 360	Non-Zero Wtd Avg: 342		10.6 - 11.0	9	105,629,787	8.3
CBD	3	141,326,590	11.1					11.1 - 11.5	8	165,041,507	12.9
Suburban	3	55,320,969	4.3	Mortgage Loan Sellers				11.6 - 12.0	3	174,077,850	13.6
Urban	1	4,400,000	0.3					12.1 - 12.5	2	18,355,299	1.4
Medical Office	1	2,323,500	0.2		No. of	Aggregate		12.6 - 13.0	5	58,851,445	4.6
Hospitality					Mortgage	Cut-off Date	% of	13.1 - 13.5	3	26,097,412	2.0
Extended Stay	1	64,797,112	5.1		Loans	Balance ($)	Pool	13.6 - 14.0	1	9,457,258	0.7
Full Service	3	62,270,222	4.9	Morgan Stanley				14.1 - 14.5	1	22,400,000	1.8
Limited Service	3	47,891,227	3.8	Mortgage Capital				14.6 - 15.0	1	13,483,928	1.1
Multifamily				Holdings LLC	42	755,240,060	59.2	15.1 - 17.5	4	21,996,330	1.7
Garden	13	111,174,160	8.7	Bank of America,				Total:	72	$1,276,316,957	100.0%
Student Housing	3	22,875,000	1.8	National Association	23	389,428,956	30.5	Min: 8.7%	Max: 17.5%	Wtd Avg: 10.7%
Manufactured Housing				CIBC Inc.	7	131,647,941	10.3
Manufactured Housing	17	63,526,511	5.0	Total:	72	$1,276,316,957	100.0%
Self Storage
Self Storage	8	48,912,237	3.8	Amortization Type
Mixed Use
Industrial/Office	1	31,000,000	2.4		No. of	Aggregate
Office/Retail	1	3,694,315	0.3		Mortgage	Cut-off Date	% of
Industrial					Loans	Balance ($)	Pool
Warehouse	1	10,400,000	0.8	Amortizing Balloon	48	751,186,957	58.9
Total:	93	$1,276,316,957	100.0%	Partial Interest Only	15	387,995,000	30.4
				Interest Only	8	132,635,000	10.4
				Fully Amortizing	1	4,500,000	0.4
				Total:	72	$1,276,316,957	100.0%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.
(3)
With respect to the15 MetroTech Center Mortgage Loan, the Marriott Chicago River North Hotel Mortgage Loan, the Westfield Countryside Mortgage Loan and the Burnham Center Mortgage Loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)

Prepayment Restrictions	October 2013	October 2014	October 2015	October 2016	October 2017
Locked Out	85.7%	84.7%	69.7%	69.7%	69.7%
Yield Maintenance Total	14.3%	15.3%	30.3%	30.3%	30.3%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,276,316,957	$1,263,732,644	$1,249,516,151	$1,231,811,355	$1,212,783,660
% Initial Pool Balance	100.0%	99.0%	97.9%	96.5%	95.0%

Prepayment Restrictions	October 2018	October 2019	October 2020	October 2021	October 2022
Locked Out	65.1%	65.1%	65.6%	65.6%	64.3%
Yield Maintenance Total	34.2%	34.2%	34.4%	34.4%	34.4%
Open	0.7%	0.7%	0.0%	0.0%	1.4%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,034,786,095	$1,013,771,777	$985,308,490	$962,301,125	$938,145,945
% Initial Pool Balance	81.1%	79.4%	77.2%	75.4%	73.5%

Prepayment Restrictions	October 2023	October 2024	October 2025	October 2026	October 2027
Locked Out	100.0%	100.0%	100.0%	100.0%	100.0%
Yield Maintenance Total	0.0%	0.0%	0.0%	0.0%	0.0%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$2,892,993	$2,677,846	$2,449,946	$2,209,007	$1,954,283
% Initial Pool Balance	0.2%	0.2%	0.2%	0.2%	0.2%

Prepayment Restrictions	October 2028	October 2029	October 2030	October 2031	October 2032
Locked Out	100.0%	100.0%	100.0%	100.0%	100.0%
Yield Maintenance Total	0.0%	0.0%	0.0%	0.0%	0.0%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,685,281	$1,400,594	$1,099,620	$781,427	$445,135
% Initial Pool Balance	0.1%	0.1%	0.1%	0.1%	0.0%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.
(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM0.5, YM1, DEF/YM0.5 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Merrimack Premium Outlets

Mortgage Loan No. 1 – Merrimack Premium Outlets

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Merrimack Premium Outlets

Mortgage Loan No. 1 – Merrimack Premium Outlets

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Merrimack Premium Outlets

Mortgage Loan No. 1 – Merrimack Premium Outlets

Merrimack Premium Outlets
80 Premium Outlets Boulevard
Merrimack, NH 03054
MANCHESTER
New Boston
Bedford
Merrimack
Amherst
Milford
Litchfield
Londonderry
Hudson
NASHUA
HILLSBOROUGH COUNTY
ROCKINGHAM COUNTY
NEW HAMPSHIRE
Manchester-Boston Regional Airport
Nashua Municipal Airport - Boire Field
Massabesic Lake
Baboosic Lake
Merrimack River
Nashua River
Brown-Mitchell Park
The Mall of New Hampshire
Manchester Country Club
Londonderry Country Club
Passaconaway Country Club
Amherst Country Club
Wasserman Park
Fidelity Investments Campus
Merrimack Technology Park
Anheuser-Busch Brewery
Thomas More College
Nashua Community College
Whip-Poor-Will Golf Course
Holman Stadium
Southern NH Medical Center
St Joseph Hospital
Mine Falls Park
Nashua Country Club
Green Meadow Golf Club
Royal Ridge Ctr.
Pheasant Lane Mall
Boston 36 miles
F.E. Everett Tpke.
Daniel Webster Hwy.
Charles Bancroft Hwy.
Continental Blvd.
Turkey Hill Rd.
Spring Rd.
Gage Girls Rd.
Chestnut Hill Rd.
Wallace Rd.
Liberty Hill Rd.
New Boston Rd.
Boynton St.
Bodwell Rd.
Harvey Rd.
Derry Rd.
Amherst St.
Manchester St.
Burque Hwy.
Concord St.
Pine Hill Rd.
Broad St.
Coburn Ave.
Canal St.
Central St.
Griffin Rd.
W. Hollis St.
Gilson Rd.
Harris Rd.
Spit Brook Rd.
Dracut Rd.
MAINE
NEW HAMPSHIRE
MASSACHUSETTS
CONN.
RHODE ISLAND
Atlantic Ocean
Claremont
Concord
Rochester
Portsmouth
Keene
Manchester
Merrimack
Nashua
Hampton
Newburyport
Haverhill
Lawrence
Lowell
Fitchburg
Leominster
Gloucester
Peabody
Salem
Lynn
Cambridge
BOSTON
Newton
Worcester
Framingham
Quincy
Brockton
Plymouth
Provincetown
Woonsocket
Taunton
Providence
Pawtucket
Cranston
Warwick
Fall River
New Bedford
Barnstable
Harwich
Chatham
Cape Cod Bay
CAPE COD NATIONAL SEASHORE

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Merrimack Premium Outlets

Mortgage Loan No. 1 – Merrimack Premium Outlets

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	80 Premium Outlets Boulevard Merrimack, NH 03054

Original Balance:	$130,000,000			General Property Type:	Retail
Cut-off Date Balance:	$130,000,000			Detailed Property Type:	Outlet Center
% of Initial Pool Balance:	10.2%			Net Rentable Area:	408,996 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$318
Borrower Name(s):	Merrimack Premium Outlets Center, LLC			Balloon/ARD Balance Per Unit/SF:	$267
				Year Built/Year Renovated:	2012/NAP
Sponsor:	Simon Property Group			Title Vesting(2):	Fee
Mortgage Rate:	3.775%			Property Manager:	Simon Management Associates II, LLC
Note Date:	6/24/2013
First Payment Date:	8/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	7/1/2023			UW Revenues:	$20,265,851
IO Period:	24 months			UW Expenses:	$7,581,051
Original Term to Maturity or ARD:	120 months			UW NOI:	$12,684,800
Seasoning:	3 months			UW NCF:	$11,885,035
Original Amortization Term:	360 months			UW NOI DSCR:	1.75x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.64x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NCF Debt Yield:	9.1%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	10.9%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$12,853,543 (8/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of)(3):	$6,884,249 (12/31/2012)
Mezzanine Debt:	None			Third Most Recent NOI (As of)(3):	NAP
Reserves(1)				Appraised Value:	$220,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/4/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	49.6%
Recurring Replacements:	$0	Springing	$163,598	Occupancy Rate:	100.0% (8/7/2013)
TI/LC:	$0	Springing	$817,992	2nd Most Recent Occupancy:	98.8% (4/19/2013)
				Occupancy 2008-2012(3):	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
The Merrimack Premium Outlets Borrower owns a leasehold interest in the Merrimack Premium Outlets Property; however, the fee owner, which is a borrower-related entity, has joined the mortgage and provided its fee interest as collateral for the Merrimack Premium Outlets Mortgage Loan.

(3)	The Merrimack Premium Outlets Property is new construction with occupancy taking place in 2012 and 2013. The Merrimack Premium Outlets Property opened in June 2012.

The Merrimack Premium Outlets Mortgage Loan

The Mortgage Loan.  The largest mortgage loan (the “Merrimack Premium Outlets Mortgage Loan”) is evidenced by a note in the original principal amount of $130,000,000 and is secured by a first priority fee mortgage encumbering an outlet shopping center known as Merrimack Premium Outlets located in Merrimack, New Hampshire (the “Merrimack Premium Outlets Property”).

The Merrimack Premium Outlets Mortgage Loan had an initial term of 120 months and has a remaining term of 117 months, with a maturity date of July 1, 2023. The Merrimack Premium Outlets Mortgage Loan requires payments of interest only for its initial two years and principal and interest thereafter. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C12 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Merrimack Premium Outlets Mortgage Loan is open to prepayment in full (without prepayment consideration) during the final six months of the loan term.

The Borrower and the Sponsor. The borrower is Merrimack Premium Outlets Center, LLC (the “Merrimack Premium Outlets Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Merrimack Premium Outlets Borrower is indirectly 100% owned and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Merrimack Premium Outlets

controlled by Simon Property Group, L.P., a majority owned operating subsidiary of Simon Property Group, Inc. (NYSE: SPG) (“Simon”). Simon Property Group L.P. is the non-recourse carve-out guarantor. Total liability under the non-recourse carve-out guaranty is capped at $13,000,000.

Simon is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. Simon is the largest public real estate company in the United States and owns or has an interest in 326 retail real estate properties comprising approximately 241 million SF of gross leasable area in North America, Europe and Asia. Simon was founded in 1960 and is headquartered in Indianapolis, Indiana. As of the fiscal year ended December 31, 2012, Simon reported revenue of approximately $4.9 billion and net income of approximately $1.7 billion. Simon is currently rated “A-” by Fitch, “A3” by Moody’s and “A” by S&P.

The Mortgaged Property. The Merrimack Premium Outlets Property is a newly developed 408,996 SF outlet mall in Merrimack, New Hampshire, approximately 51 miles northwest of Boston. The Merrimack Premium Outlets Property consists of approximately 101,768 SF of anchor/major retail space, 303,978 SF of in-line space and 3,250 SF of food court space in seven single-story buildings, with a total of approximately 2,952 surface parking spaces, or a current parking ratio of 7.2 per 1,000 SF of GLA. It was developed by Premium Outlets, a division of Simon Property Group, Inc., and opened in June 2012. As of December 2012, the Merrimack Premium Outlets Property was 98.4% leased. Anchor and major tenants include Off 5th Saks Fifth Avenue, Bloomingdales the Outlet Store, Polo Ralph Lauren, a Nike Factory Store, a Hanesbrands store and Gap Outlet. In addition, there are 91 in-line tenants and 5 food court tenants.

The Merrimack Premium Outlets Property represents the first phase of two planned development phases at the approximately 162 acre subject site. The second retail development phase parcel, which is a designated parcel of land currently a part of the Merrimack Premium Outlets Property and adjacent to the existing improvements, may be released from the Merrimack Premium Outlets Property upon certain conditions. Please see “—Expansion, Release and Substitution of Property” below for further details. An affiliate of the Merrimack Premium Outlets Borrower is currently seeking entitlements for construction of phase II and currently plans for a 2015 completion and opening of an additional approximately 148,531 SF of retail space, which will not be collateral for the Merrimack Premium Outlets Mortgage Loan.

As of August 7, 2013, the Merrimack Premium Outlets property was 100% leased. Average in-line sales for the trailing 12-month period ending August 31, 2013, representing approximately 288,433 of in-line tenants, excluding anchor and major tenants, food court tenants, and approximately 15,545 SF of in-line tenants which do not have a full year of sales results, were approximately $441 PSF. The trailing 12-month average occupancy cost for these tenants was approximately 11.1%.

Anchor/Major Tenants.

Off 5th Saks Fifth Avenue (28,000 SF, 7% of NRA, 4% of underwritten base rent). Saks Fifth Avenue, Inc. (NYSE: SKS) (“Saks”) leases 28,000 SF at the Merrimack Premium Outlets Property and operates the space as an Off 5th Saks Fifth Avenue outlet store. The lease began on June 14, 2012, and has a current expiration date of June 30, 2022, with three 5-year lease renewal options. The tenant has a lease termination option effective at the end of the 5th year if gross sales are less than $4,200,000 during the 5th lease year, subject to a $1,110,700 early termination fee. If, however, gross sales for lease years 3 or 4 exceed the cancellation threshold, then the termination option is void. As of February 2, 2013, Saks operated 108 stores, including 65 “Off 5th” locations. On July 29, 2013, the company announced a definitive merger agreement whereby Hudson Bay Company will acquire Saks in an all-cash transaction.

Bloomingdale’s The Outlet Store (23,920 SF, 6% of NRA, 5% of underwritten base rent). Bloomingdale’s The Outlet Store, with Bloomingdale’s, Inc., (“Bloomindales”) as lease guarantor, leases 23,920 SF at the Merrimack Premium Outlets Property and operates the space as a Bloomingdale’s Outlet store. The lease began on June 14, 2012, and has a current expiration date of January 31, 2023, with two 5-year lease renewal options. The tenant has a lease termination option effective at the end of the 5th year if gross sales are less than $3,994,560 during the 5th lease year, subject to a $393,200 early termination fee. If, however, gross sales for any three of the first five lease years satisfy the cancellation threshold, then the termination option is void. Bloomingdales is a subsidiary of Macy’s Inc. (NYSE: M), which, as of August 23, 2013, operated approximately 850 stores, including 36 Bloomindale’s stores, plus 13 Bloomindale’s Outlet stores.

Polo Ralph Lauren (15,800 SF, 4% of NRA, 0% of underwritten base rent). Ralph Lauren Retail, Inc. (“Ralph Lauren”), an affiliate of Ralph Lauren Corporation (NYSE: RL), leases 15,800 SF at the Merrimack Premium Outlets Property and operates the space as a factory outlet store. The lease began on June 14, 2012, and has a current expiration date of June 30, 2022, with four 5-year lease renewal options. The tenant has the right to terminate the lease any time after the second lease year if gross sales for any 12 month period after the first lease year through the end of the seventh lease year do not exceed $650 PSF. The lease does not require payment of any base rent; however, percentage rent equal to 3% of gross sales up to and including $750 PSF and 2% of sales above $750 PSF is payable, in addition to applicable expense recoveries. Underwritten percentage rent applicable to this tenant is $192,624.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Merrimack Premium Outlets

The following table presents a summary regarding anchor and major tenants at the Merrimack Premium Outlets Property:

Tenant Summary

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	Approximate % of NRSF	Annualized Underwritten Base Rent)		% of Total Annualized UW Rent	Total Annual Underwritten Base Rent (PSF)(3)	Lease Expiration	TTM August 2013 Sales PSF	UW Occupancy Cost as a % of Sales
Anchor/Major Tenants
Off 5th Saks Fifth Avenue	BB/Ba3/BB	28,000	7%	$532,000		4%	$19.00	6/30/2022	$166	11.7%
Bloomingdales The Outlet Store	BBB/Baa3/BBB	23,920	6%	$598,000		5%	$25.00	1/31/2023	$166	15.0%
Polo Ralph Lauren	NR/A3/A	15,800	4%	$0	(2)	0%	$0.00	6/30/2022	$406	3.2%	(2)
Nike Factory Store	NR/A1/A+	13,012	3%	$234,216		2%	$18.00	6/30/2017	$619	5.1%
Hanesbrands	NR/Ba3/BB	10,536	3%	$325,562		3%	$30.90	6/30/2022(4)	$160	30.4%
Gap Outlet	BBB-/Baa3/BBB-	10,500	3%	$246,330		2%	$23.46	6/30/2017	$678	5.5%
Subtotal/Wtd. Avg.		101,768	25%	$1,936,108		16%	$22.52

In-line and Food Court Tenants		307,228	75%	$10,495,284		84%	$34.16
Vacant Space		0	0%	$0		0%	$0.00

Total		408,996	100%	$12,431,392		100%	$31.62

(1)
Certain ratings are those of the parent company whether or not the parent guarantees the lease. On July 29, 2013, Saks Fifth Avenue, Inc. announced a definitive merger whereby Hudson Bay Company will acquire the company in an all-cash transaction.

(2)
Polo Ralph Lauren does not pay base rent. The tenant pays percentage rent equal to 3% of gross sales up to $750 PSF and 2% of gross sales above $750 PSF, plus applicable expense recoveries. $192,624 of percentage rent is underwritten for this tenant in lieu of base rent.

(3)	Total Annualized Underwritten Base Rent (PSF) excludes vacant space and the Polo Ralph Lauren space, which is not subject to a base rental payment.
(4)
In addition to certain lease termination rights described above for Off 5th Saks Fifth Avenue, Bloomingdale’s The Outlet Store, and Polo Ralph Lauren, the Hanesbrands tenant has the right to terminate its lease if it does not achieve sales of at least $175 PSF during the 3rd and 4th years of its lease term, subject to a $150,081 termination payment.

The following table presents certain information relating to the lease rollover at the Merrimack Premium Outlets Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2013	0	0	$0.00	0%	0%	$0	0%	0%
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	1	1,266	$61.80	0%	0%	$78,239	1%	1%
2016	0	0	$0.00	0%	0%	$0	0%	1%
2017	16	80,085	$27.49	20%	20%	$2,201,432	18%	18%
2018	0	0	$0.00	0%	20%	$0	0%	18%
2019	1	1,182	$61.80	0%	20%	$73,048	1%	19%
2020	0	0	$0.00	0%	20%	$0	0%	19%
2021	0	0	$0.00	0%	20%	$0	0%	19%
2022	56	198,113	$33.78	48%	69%	$6,159,325	50%	68%
2023	27	127,084	$30.14	31%	100%	$3,830,730	31%	99%
2024	1	1,266	$70.00	0%	100%	$88,620	1%	100%
2025	0	0	$0.00	0%	100%	$0	0%	100%
2026 & Beyond	0	0	$0.00	0%	100%	$0	0%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	102	408,996	$31.62	100%		$12,431,392	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule. Various tenants at the Merrimack Premium Outlets Property have lease termination options associated with minimum gross sales thresholds.

(3)
The Average Underwritten Base Rent PSF Rolling calculations for 2022 and the Total/Wtd. Avg. exclude the Polo Ralph Lauren space, which is not subject to base rent but which pays percentage rent plus applicable expense recoveries.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Merrimack Premium Outlets

The Market. The Merrimack Premium Outlets Property is located in Merrimack, Hillsborough County, New Hampshire, at Exit 10 of the Frederick E. Everett Turnpike, within the northern portion of the Boston MSA. The turnpike is a four to eight lane highway that runs from Interstate 95 and the Burlington, Massachusetts market from the south, through southern New Hampshire to Manchester to the north. The Manchester Airport is located approximately 8 miles north of the Merrimack Premium Outlets Property and the 500,000 SF Anheuser-Busch brewery and the 1 million SF Fidelity Investments corporate campus are both nearby. According to the appraiser, the Merrimack Premium Outlets Property benefits from the tax free shopping policy of New Hampshire and draws consumers from the greater Boston market as well as from Canada. The Boston CBSA had an estimated 2012 population of over 5 million people and an average annual household income of $88,933. Below is a chart of local and outlet competitive shopping centers.

Competitive Property Summary
Property	Center Type	Year Built	Year Renovated/ Expanded	Total GLA (SF)	Anchor Tenants	Sales PSF	Occupancy	Proximity
The Mall at Rockingham Park (Local Competition) 99 Rockingham Park Boulevard Salem, NH	Super-Regional Mall	1991	1993/2000	1,019,955	JC Penney Lord & Taylor Macy’s Sears	$470	98%	14.0 miles southeast
Pheasant Lane Mall (Local Competition) 310 Daniel Webster Highway Nashua, NH	Super-Regional Mall	1986	2011/1999	972,249	Dick’s Sporting Goods JC Penney Macy’s Sears	$500	98%	8.0 miles south
Mall of New Hampshire (Local Competition) 1500 South Willow StreetManchester, NH	Super-Regional Mall	1977	1998/1996-1998	811,310	JC Penney Macy’s Sears	$360	97%	10.0 miles north
Tanger Outlets - Tilton (Outlet Competition) 120 Laconia Road Tilton, NH	Outlet Center	1994	NA	245,698	Old Navy	$330	100%	44.0 miles north
Settlers Green Outlet Village (Outlet Competition) 2 Common Court North Conway, NH	Outlet Center	1988	1997/NA	287,556	NA	$360	100%	85.0 miles northeast
Tanger Outlets – Kittery (Outlet Competition) 283 US Route 1 Kittery, ME	Outlet Center	1989	NA	82,286	NA	$340	100%	44.0 miles northeast
Kittery Premium Outlets (Outlet Competition) 375 US Route 1 Kittery, ME	Outlet Center	1985	NA	264,951	NA	$480	99%	44.0 miles northeast
Wrentham Premium Outlets (Outlet Competition) 1 Premium Outlet Boulevard Wrentham, MA	Outlet Center	1997	NA	660,096	Bloomingdale’s Outlet Off 5th Avenue	$770	100%	54.0 miles south

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Merrimack Premium Outlets

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Merrimack Premium Outlets Property:

Cash Flow Analysis(1)

	2010	2011	2012	8/31/2013 TTM	UW	UW PSF
Base Rent(2)	$0	$0	$0	$12,291,184	$12,431,392	$30.39
Percentage Rent in Lieu(3)	$0	$0	$0	$0	$192,624	$0.47
Overage Rent	$0	$0	$0	$694,822	$745,000	$1.82
Other Income(4)	$0	$0	$0	$459,402	$498,000	$1.22
Total Recoveries	$0	$0	$0	$6,552,075	$7,370,000	$18.02
Less Vacancy & Credit Loss(5)	$0	$0	$0	$0	($971,165)	($2.37)
Effective Gross Income	$0	$0	$0	$19,997,483	$20,265,851	$49.55
Total Operating Expenses	$0	$0	$0	$7,143,940	$7,581,051	$18.54
Net Operating Income	$0	$0	$0	$12,853,543	$12,684,800	$31.01
TI/LC	$0	$0	$0	$0	$717,967	$1.76
Capital Expenditures	$0	$0	$0	$0	$81,799	$0.20
Net Cash Flow	$0	$0	$0	$12,853,543	$11,885,035	$29.06

Occupancy %	NAP	NAP	NAP	100.0%	95.0%
NOI DSCR	NAP	NAP	NAP	1.77x	1.75x
NCF DSCR	NAP	NAP	NAP	1.77x	1.64x
NOI Debt Yield	NAP	NAP	NAP	9.9%	9.8%
NCF Debt Yield	NAP	NAP	NAP	9.9%	9.1%
Average Annual Base Rent PSF(6)	NAP	NAP	NAP	$31.26	$31.62

(1)	The Merrimack Premium Outlets Property is a new development that opened in June 2012.
(2)	Historical Base Rent includes actual property vacancy. Underwritten Base Rent includes approximately $241,883 of contractual rent increases through January 31, 2014.
(3)
Percentage Rent in Lieu represents the underwritten percentage rent applicable to the Polo Ralph Lauren tenant. This tenant does not pay a base rental rate, but instead pays 3% of its gross sales on all sales up to $750 PSF and 2% of its gross sales on all sales above $750 PSF.

(4)	Underwritten Other Income includes specialty leasing, other rental income, and miscellaneous income.
(5)	A 5% vacancy rate is applied to major and inline tenants. The Merrimack Premium Outlets Property was 100% leased as of 8/7/2013.
(6)
The Underwritten Average Annual Base Rent PSF includes certain contractual rent steps as described in note 2 above. The TTM (8/31/2013) and Underwritten Average Annual Base Rent PSF both exclude the 15,800 SF leased by the Polo Ralph Lauren tenant on a percentage rent basis. The property opened in June 2012 – historical Average Annual Base Rent PSF before the TTM period is not available.

Escrows and Reserves.  During a Trigger Period (as defined below), the Merrimack Premium Outlets Borrower is required to escrow 1/12th of the annual estimated tax payments monthly and 1/12th of the annual estimated insurance premiums monthly (unless the Merrimack Premium Outlets Borrower maintains insurance under an acceptable blanket insurance policy).  The Merrimack Premium Outlets Borrower is also required, during the continuance of a Trigger Period, to make monthly deposits of $6,817 for replacement reserves and $34,083 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $163,598 or in the TI/LC reserve exceeds $817,992.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Merrimack Premium Outlets Mortgage Loan.  The Merrimack Premium Outlets Mortgage Loan has springing cash management.  Provided neither a Trigger Period nor a Cash Sweep Period has commenced, funds in the lockbox account are swept each Wednesday to an account designated by the Merrimack Premium Outlets Borrower.  During the continuance of a Trigger Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Merrimack Premium Outlets Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” and to disburse any excess to Merrimack Premium Outlets Borrower; provided, that if a Cash Sweep Period exists, then a portion of the funds in the lockbox account will be applied to fund an operating expense subaccount up to the amount of lender approved budgeted operating expenses for the next month and the excess funds will be applied first, to fund an extraordinary expense subaccount up to the amount of extraordinary expenses approved by lender for the next month and then, to remit the remainder to an account to be held by the mortgagee as additional security for the Merrimack Premium Outlets Mortgage Loan.

A “Trigger Period” will commence upon the debt service coverage ratio for two consecutive quarters being less than 1.30x for the immediately preceding four calendar quarters and continue until the debt service coverage ratio for the immediately preceding four calendar quarters is equal to or greater than 1.30x for two consecutive quarters.

A “Cash Sweep Period” will commence upon (a) the occurrence of an event of default or (b) the debt service coverage ratio for two consecutive quarters being less than 1.20x for the immediately preceding four calendar quarters and continue until either (1) the event of default is cured or waived or (2) the debt service coverage ratio for the immediately preceding four calendar quarters is equal to or greater than 1.20x for two consecutive quarters.

Property Management. The Merrimack Premium Outlets Property is managed by Simon Management Associates II, LLC, an affiliate of the Merrimack Premium Outlets Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted, except as described in “—Expansion, Release and Substitution of Property” below.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Merrimack Premium Outlets

Terrorism Insurance.  Generally, the insurance policies maintained by the Merrimack Premium Outlets Borrower are not permitted to contain an exclusion for acts of terrorism with respect to the Merrimack Premium Outlets Property or if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as amended or restated) is not in effect and such insurance policies contain an exclusion for acts of terrorism, Merrimack Premium Outlets Borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the insurance policies would have if such exclusion did not exist, provided that such stand-alone policy may have a deductible that is reasonable for such stand-alone policy with respect to properties similar to the Merrimack Premium Outlets Property and reasonable for the geographic region where the Merrimack Premium Outlets Property is located, so long as in no event shall such deductible exceed $5,000,000.

Expansion, Release and Substitution of Property.  Provided no event of default shall have occurred and is continuing, prior to the opening of business of retail stores on a portion of the Merrimack Premium Outlets Property designated on a schedule to the loan agreement and to which no value was attributed in the appraisal delivered at Merrimack Premium Outlets Mortgage Loan closing and no underwritten cash flow was attributed (such portion, the “Merrimack Premium Outlets Release Parcel”), the Merrimack Premium Outlets Borrower may obtain a release of the Merrimack Premium Outlets Release Parcel and in connection therewith legally subdivide the Merrimack Premium Outlets Release Parcel and separate it from the remainder of the Merrimack Premium Outlets Property, provided that, among other conditions, (i) the Merrimack Premium Outlets Release Parcel is transferred by the Merrimack Premium Outlets Borrower to a third party (which may be an affiliate of the Merrimack Premium Outlets Borrower), (ii) the Merrimack Premium Outlets Release Parcel is not necessary for the Merrimack Premium Outlets Property to comply with all applicable legal requirements, and (iii) if the Merrimack Premium Outlets Borrower is relocating existing tenants at the Merrimack Premium Outlets Property to the Merrimack Premium Outlets Release Parcel, the Merrimack Premium Outlets Borrower certifies to lender that such relocation will not cause a material diminution in the annual gross revenue generated from the operation of the Merrimack Premium Outlets Property (which certification must be accompanied by a copy of the then current leasing plan for the Merrimack Premium Outlets Property and the Merrimack Premium Outlets Release Parcel).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	15 MetroTech Center

Mortgage Loan No. 2 – 15 MetroTech Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	15 MetroTech Center

Mortgage Loan No. 2 – 15 MetroTech Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	15 MetroTech Center

Mortgage Loan No. 2 – 15 MetroTech Center

15 MetroTech Center
15 Metrotech Center
Brooklyn, NY 11201
MANHATTAN
BROOKLYN
Hudson River
East River
Holland Tunnel
SoHo
East Village
Tribeca
Little Italy
Chinatown
Lower East Side
Williamsburg
Williamsburg Bridge
Battery Park City
Financial District
Brooklyn Bridge
Manhattan Bridge
FDR Drive
DUMBO
Brooklyn Navy Yard
Brooklyn-Queens Expwy
Clinton Hill
Brooklyn Heights
Downtown Brooklyn
Fort Greene Park
Battery Park
Brooklyn-Battery Tunnel
Governors Island
Columbia Street Warehouse District
Cobble Hill
Boerum Hill
Prospect Heights
Gowanus
Park Slope
PROSPECT PARK
Flatbush Ave
Atlantic Ave
Fulton St
Myrtle Ave
Flushing Ave
BRONX
QUEENS
NEW YORK CITY
BROOKLYN
NEW JERSEY
Atlantic Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	15 MetroTech Center

Mortgage Loan No. 2 – 15 MetroTech Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	15 MetroTech Center Brooklyn, NY 11201

Original Balance(1):	$90,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$89,857,812			Detailed Property Type:	CBD
% of Initial Pool Balance(1):	7.0%			Net Rentable Area:	649,492 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF(1):	$261
Borrower Name(s):	Forest City Myrtle Associates, LLC			Balloon/ARD Balance Per Unit/SF(1):	$199
Sponsor(s):	Forest City Enterprises, Inc.			Year Built/Year Renovated:	2003/NAP
Mortgage Rate:	5.406%			Title Vesting:	Leasehold
Note Date:	8/2/2013			Property Manager:	First New York Partners Management, LLC
First Payment Date:	10/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	9/1/2023			UW Revenues:	$29,193,307
IO Period:	None			UW Expenses:	$10,388,785
Original Term to Maturity or ARD:	120 months			UW NOI:	$18,804,522
Seasoning:	1 month			UW NCF:	$17,667,149
Original Amortization Term:	300 months			UW NOI DSCR(1):	1.51x
Loan Amortization Type:	Amortizing			UW NCF DSCR(1):	1.42x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	11.1%
Prepayment Provisions:	YM1 (25); DEF/YM1 (91); O (4)			UW NCF Debt Yield(1):	10.4%
Lockbox/Cash Management:	Hard/In Place			UW NCF Debt Yield at Maturity(1):	13.7%
Pari Passu Mortgage Debt(1):	$80,000,000			Most Recent NOI (As of):	$20,400,186 (5/31/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$20,631,997 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$20,454,454 (12/31/2011)
Reserves(2)				Appraised Value:	$273,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/19/2013
RE Tax:	$148,798	$49,599	NAP	Cut-off Date LTV Ratio(1):	62.2%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	47.4%
Recurring Replacements:	$0	$10,825	NAP	Occupancy Rate (As of):	97.8% (7/31/2013)
TI/LC:	$0	$81,250	NAP	2nd Most Recent Occupancy (As of):	97.8% (12/31/2012)
Ground Rent:	$198,362	$99,181	NAP	3rd Most Recent Occupancy (As of):	99.9% (12/31/2011)
Additional Tax:	$90,000	$0	NAP
Other(3):	NAP	Excess Cash Flow	$4,400,000

(1)
The 15 MetroTech Center Mortgage Loan is part of the 15 MetroTech Center Loan Pair evidenced by four pari passu notes with an aggregate original principal balance of $170,000,000. The Cutoff Date Balance Per Unit/SF, Balloon/ARD Balance Per Unit/SF, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $170,000,000 15 MetroTech Center Loan Pair balance.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)
The 15 MetroTech Center Borrower is required to deposit all excess cash (subject to an annual cap of $4,400,000) into escrow on each payment date through and including the June 2020 payment date related to re-tenanting the WellPoint tenant space as described in the 15 MetroTech Center Mortgage Loan documents.

The 15 MetroTech Center Mortgage Loan.

The Mortgage Loan.  The second largest mortgage loan (the “15 MetroTech Center Mortgage Loan”) is a refinance loan evidenced by four pari passu notes (the “15 MetroTech Center Loan Pair”), in the aggregate original principal amount of $170,000,000, all of which are secured by the same first priority leasehold mortgage encumbering an office property known as 15 MetroTech Center located in Brooklyn, New York (the “15 MetroTech Center Property”). The 15 MetroTech Center pari passu notes A-1A and A-1B, with a combined original principal amount of $90,000,000, are being contributed to the issuing entity. The pari passu notes A-2A and A-2B, which are not included in the issuing entity, evidences the related companion loan (the “15 MetroTech Center Serviced Companion Loan”), and has a combined original principal amount of $80,000,000. The 15 MetroTech Center Serviced Companion Loan has similar loan features and terms as the 15 MetroTech Center Mortgage Loan and was contributed to the COMM 2013-LC13 transaction. See “—Secured Indebtedness” below for further details. The proceeds of the 15 MetroTech Center Mortgage Loan were used to refinance the previous loan secured by the 15 MetroTech Center Property, which had an existing balance of approximately $251.3 million.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	15 MetroTech Center

The 15 MetroTech Center Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months, with a maturity date of September 1, 2023. The 15 MetroTech Center Mortgage Loan requires payments of principal and interest for the entire term. The 15 MetroTech Center Mortgage Loan may be prepaid in whole on any date together with, prior to the open prepayment period, payment of the greater of a yield maintenance premium and 1% of the prepayment amount, and, if the prepayment is made other than on the payment date, interest that would have accrued through the next payment date. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C12 Certificates) is also permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The 15 MetroTech Center Mortgage Loan is open to prepayment in full (without prepayment consideration) during the final three months of the loan term.

The Borrower and the Sponsor.  The 15 MetroTech Center Borrower is Forest City Myrtle Associates, LLC, a special purpose bankruptcy remote entity with two independent directors (the “15 MetroTech Center Borrower”). Forest City Myrtle Associates, LLC is wholly owned by Forest City Myrtle Mezzanine, LLC, an affiliate of Forest City Enterprises, Inc., the sponsor and recourse carve-out guarantor (provided that the coverage of the non-recourse carve-out guaranty is limited to certain events of bankruptcy of the borrower and capped at $50 million).

The 15 MetroTech Center Mortgage Loan sponsor is Forest City Enterprises, Inc. (NYSE: FCE.A), an owner, developer and manager of a diverse portfolio of real estate property located throughout the United States. The Forest City Enterprises, Inc. operates primarily in Boston, Chicago, Dallas, Denver, Los Angeles, New York, Philadelphia, the Greater San Francisco metropolitan area, and the Greater Washington D.C. metropolitan area. Founded in 1920 and headquartered in Cleveland, Ohio, Forest City Enterprises, Inc. has assets of approximately $10.7 billion as of July 31, 2013, which include ownership interest in 47 office properties of approximately 13 million SF, 115 apartment communities contained within 32,564 units and 44 retail centers of approximately 15.2 million total SF. Forest City Enterprises, Inc. is currently rated “BB-” by Fitch, “B3” by Moody’s and “B+” by S&P.

The Mortgaged Property.  The 15 MetroTech Center Property is a 19-story class “A” office building complex containing 649,492 SF located in Brooklyn, Kings County, New York. The 15 MetroTech Center Property is bounded by Flatbush Avenue to the east, Myrtle Avenue to the south, Bridge Street to the west and Tech Place to the north. The 15 MetroTech Center Property is located within Metrotech Center, a major employment and educational center, and in close proximity to the A, C, F and R subway lines at the Jay Street subway station and the No. 2 and 3 subway lines at the Hoyt-Street – Fulton Street station.

As of July 31, 2013, the 15 MetroTech Center Property was 97.8% leased by four tenants. The historical occupancy at the 15 MetroTech Center Property was 97.8% as of December 31, 2012, 99.9% as of December 31, 2011 and 99.9% as of December 31, 2010. The 15 MetroTech Center Property contains a below grade parking garage with 243 parking spaces.

The 15 MetroTech Center Property is subject to a long term ground lease. The lessor on the ground lease is the City of New York. The lease commenced on December 31, 2001 and expires on December 31, 2100. The base rent for the first period (July 1, 2003 through June 30, 2023) is $855,000, which is also during the 15 MetroTech Center Loan term. For the remainder of the ground lease term (July 1, 2023 through December 31, 2100) the base rent will be 10% of the appraised fair market value of the land with reappraisals occurring every 10th anniversary thereafter. From July 1, 2010 through June 30, 2015, the annual supplemental rent is $335,173. From July 1, 2015 through June 30, 2040, the annual supplemental rent is $494,708. Additionally, commencing in 2025, the borrower is required to begin repaying $3,762,000 related to the original condemnation of the land by the City of New York, which is labeled as a surplus payment, with annual payments of $609,106 through 2039.

The borrower is obligated to pay the City of New York semi-annually (January and June) a payment in lieu of taxes (PILOT) in the amount of real property taxes assessed against the 15 MetroTech Center Property less 100% of the exemption base for the initial 16 years beginning July 1, 2001. Beginning in the 2018/2019 tax year the exemption base will be reduced by 10% per year until the PILOT amount is equal to the real property taxes assessed. The PILOT payment was underwritten based on the average payment during the 15 MetroTech Center Loan term.

Major Tenants.

WellPoint Holding Corp. (392,514 SF, 60.4% of NRA, 63.5% of underwritten base rent). WellPoint Holding Corp. (NYSE: WLP) leases 392,514 SF at the 15 MetroTech Center Property under a 17-year lease expiring on June 30, 2020, with two, ten-year renewal options. The lease provides for a rental rate of $39.31 PSF. WellPoint Holding Corp. currently subleases approximately 92% (360,360 SF) of its space to several tenants, including: The State of NY Office of General Services (133,387 SF), Tough Mudder LLC (70,290 SF), Visiting Nurse Regional Health Care System (70,290 SF), Weil, Gotshal & Manges LLP (35,145 SF), NYC Polytechnic (35,145 SF) and The Brooklyn Hospital Center (15,653 SF). Visiting Nurse sub-subleases one floor to New Jersey Basketball, LLC. All of the subleases expire on June 29, 2020, one day prior to the WellPoint Inc.’s lease expiration. WellPoint Holding Corp. is a health benefits company that offers network-based managed care plans to large and small employer, individual, Medicaid and senior markets in the United States. WellPoint Holding Corp. is an independent licensee of the Blue Cross and Blue Shield Association serving members in California, Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri, Nevada, New Hampshire, New York, Ohio, Virginia and Wisconsin and specialty plan members in other states through UniCare. Headquartered in Indianapolis, Indiana, WellPoint Holding Corp. was formed when WellPoint Health Networks Inc. and Anthem, Inc. merged in 2004 to become the nation’s leading health benefits company. As of the fiscal year end 2012, WellPoint Holding Corp.reported revenue of approximately $61.7 billion and net income of approximately $2.7 billion. WellPoint Holding Corp. is currently rated “A-“ by Fitch,”Baa2” by Moody’s and “A-“ by S&P.

City of New York (235,678 SF, 36.3% of NRA, 34.8% of underwritten base rent). City of New York agencies New York City Human Resources Administration (“HRA/DSS”) and Department of Information Technology and Telecommunications (“DoITT”) occupy 235,678 SF at the 15 MetroTech Center Property under a 21-year lease expiring on July 16, 2024, with two, ten-year renewal options. The lease provides for a rental rate of $35.91 PSF. The HRA provides temporary help to residents with social service and economic needs. The HRA serves more than 3.0 million New Yorkers through the following programs: adult protective services, cash assistance, child support enforcement, domestic violence support, energy assistance, fraud prevention, health insurance coverage, HIV/AIDS services administration, long term care, SNAP benefits and food programs, and the WeCare program. The DoITT provides IT services, infrastructure and telecommunications to residents, businesses and visitors of the city. DoITT is responsible for maintaining the foundational IT infrastructure and systems throughout the city and employs over 1,200 people. The agency was created in 1966 by Executive Order 28 under Mayor John Lindsay, and now employs approximately 15,000 people. The City of New York is currently rated “AA” by Fitch, “Aa2” by Moody’s and “AA” by S&P.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	15 MetroTech Center

The following table presents a summary regarding major tenants at the 15 MetroTech Center Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx. % of Collateral SF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)(3)	Lease Expiration
Major Tenants
Wellpoint Holding Corp.(4)	Office	A-/Baa2/A-	392,514	60%	$15,429,725	63%	$39.31	6/30/2020
City of New York (HRA & DoITT)	Office	AA/Aa2/AA	235,678	36%	$8,462,955	35%	$35.91	7/16/2024
Luciano’s	Retail	NR/NR/NR	4,400	1%	$261,855	1%	$59.51	6/19/2018
Café Metro	Retail	NR/NR/NR	2,358	0%	$145,943	1%	$61.89	1/31/2024
Subtotal/Wtd. Avg.			634,950	98%	$24,300,478	100%	$38.27

Vacant Space			14,542	2%	$0	0%	$0.00
Total/Wtd. Avg.			649,492	100%	$24,300,478	100%	$38.27

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Total Annualized Underwritten Base Rent ($ per NRSF) excludes vacant space.
(4)	Wellpoint Holding Corp. currently subleases 360,360 SF (approximately 92%) of its space to six subtenants.

The following table presents certain information relating to the lease rollover at the 15 MetroTech Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Avg. Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2013	0	0	$0.00	0%	0%	$0	0%	0%
2014	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	0	0	$0.00	0%	0%	$0	0%	0%
2018	1	4,400	$59.51	1%	1%	$261,855	1%	1%
2019	0	0	$0.00	0%	1%	$0	0%	1%
2020	1	392,514	$39.31	60%	61%	$15,429,725	63%	65%
2021	0	0	$0.00	0%	61%	$0	0%	65%
2022	0	0	$0.00	0%	61%	$0	0%	65%
2023 & Beyond	2	238,036	$36.17	37%	98%	$8,608,898	35%	100%
Vacant	0	14,542	$0.00	2%	100%	$0	0%	100%
Total/Wtd. Avg.	4	649,492	$38.27	100%		$24,300,478	100%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Weighted Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	15 MetroTech Center

The Market.  The 15 MetroTech Center Property is located in Brooklyn, Kings County, New York. The 15 MetroTech Center Property is situated on the north side of Myrtle Promenade between Bridge and Gold Streets within Metrotech Center in the center of the downtown Brooklyn submarket commercial corridor that is convenient to public transportation, office buildings, residential accommodations and retail service establishments. Downtown Brooklyn is generally delineated by Atlantic Avenue on the south, Clinton Street on the west, Tillary Street on the north and Flatbush Avenue to the east. Downtown Brooklyn is surrounded by the neighborhoods of Brooklyn Heights, Cobble Hill, Boerum Hill and Fort Greene.

The immediate area around The 15 MetroTech Center Property is primarily made up of a mixture of commercial, residential and hospitality buildings generally located within the MetroTech Center Business Improvement District (“BID”). The Metrotech Center BID is a non-profit initiative comprising a 25-square block district that is designated to promote businesses, residences, universities and government agencies. The BID’s general boundaries are Tillary Street to the north, Adams Street to the west, Flatbush Avenue to the south and Gold Street/Ashland Place to the east.

Downtown Brooklyn is the city’s third largest central business district after Midtown and Downtown Manhattan with just over 21.0 million SF of inventory contained within 101 buildings. As of the second quarter in 2013, the Downtown Brooklyn Class A office market had an vacancy rate of 5.4%, with a weighted average asking rental rate of $35.80 PSF.

The following table presents certain rental comparable information to the 15 MetroTech Center Property:

Summary of Comparable Office Rentals
Property (Cross Streets)	Office Area (NRA)	Year Built	Stories	Minimum Floor Size	Maximum Floor Size	Direct SF Available	Sublease SF Available	% Occupied (Direct)	Direct Asking Rent
									Low	High
1 MetroTech Center Entire block bounded by Willoughby, Jay, Myrtle & Lawrence Sts	887,000	1991	24	22,956	69,980	38,559	215,379	95.65%	$36.00	$37.00
2 MetroTech Center Between Lawrence & Bridge Streets, & Myrtle Avenue	525,000	1990	10	31,242	64,182	0	0	100.00%	N/A	N/A
9 MetroTech Center North Bounded by Flatbush Ave., Johnson & Bridge Sts.	316,946	1998	19	34,000	42,000	0	0	100.00%	N/A	N/A
3 MetroTech Center Between Bridge & Duffield Streets, & Myrtle Avenue	398,921	1992	9	31,226	47,291	0	0	100.00%	N/A	N/A
4 MetroTech Center B/w Duffield & Gold Sts.	1,332,891	1992	25	28,224	108,344	0	0	100.00%	N/A	N/A
11 MetroTech Center Block Bounded By Flatbush Avenue, Johnson, Bridge & Tillary	216,000	1996	6	33,000	52,000	0	0	100.00%	N/A	N/A
12 MetroTech Center S/W/C Jay Street and Johnson Street (Tech Place)	950,000	2004	30	24,000	88,000	0	0	100.00%	N/A	N/A
One Pierrepont Plaza Bound By Cadman Plaza West, Clinton, & Pierrepont Streets	655,598	1988	19	32,788	44,027	315,318	0	51.90%	$36.00	$36.00
Renaissance Plaza Bounded By Adams St, Johnson St, and Jay St, and Myrtle Avenue	827,485	1998	32	9,100	33,285	0	49,535	100.00%	N/A	N/A
Total	6,109,841					353,877	264,914
Average	678,871	1996	19	27,393	61,012	39,320	29,435	94.21%	$36.00	$37.00

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	15 MetroTech Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 15 MetroTech Center Property:

Cash Flow Analysis

	2011	2012	5/31/2013 TTM		UW	UW PSF
Gross Potential Rental Income	$23,891,100	$23,832,842	$23,548,122		$24,823,990	$38.22
Expense Reimbursements	$4,846,740	$4,912,178	$5,064,241		$6,477,408	$9.97
Other Income	$631,923	$692,714	$955,258		$691,240	$1.06
Mark To Market	$0	$0	$0		($1,299,221)	($2.00)
Less Vacancy & Credit Loss	$0	$0	$0		($1,500,109)	($2.31)
Effective Gross Income	$29,369,763	$29,437,734	$29,567,621		$29,193,307	$44.95
Total Operating Expenses(1)	$8,915,310	$8,805,738	$9,167,435		$10,388,785	$16.00
Net Operating Income	$20,454,454	$20,631,997	$20,400,186		$18,804,522	$28.95
TI/LC	$0	$0	$0		$975,000	$1.50
Capital Expenditures	$0	$0	$0		$162,373	$0.25
Net Cash Flow	$20,454,454	$20,631,997	$20,400,186		$17,667,149	$27.20
Occupancy %	99.9%	97.8%	97.8%	(2)	95.0%
NOI DSCR	1.65x	1.66x	1.64x		1.51x
NCF DSCR	1.65x	1.66x	1.64x		1.42x
NOI Debt Yield	12.1%	12.2%	12.0%		11.1%
NCF Debt Yield	12.1%	12.2%	12.0%		10.4%

(1)	Total Operating Expenses were underwritten based on the average PILOT payment during the loan term and the average ground rent expense during the loan term.
(2)	Occupancy as of July 31, 2013

Escrows and Reserves. The 15 MetroTech Center Borrower deposited $148,798 in escrow for annual real estate taxes at loan origination and is required to escrow $49,599 monthly. The 15 MetroTech Center Borrower is required to deposit 1/12 of the estimated insurance premiums monthly (if the 15 MetroTech Center Property is no longer part of a “blanket policy” acceptable to the lender). The 15 MetroTech Center Borrower deposited $198,362 in escrow for ground rent payments at loan origination and is required to escrow $99,181 monthly. Additionally, the 15 MetroTech Center Borrower deposited $90,000 in escrow for potential real estate taxes on partial lots. The 15 MetroTech Center Borrower is required to deposit $81,250 for TI/LC reserves monthly and $10,825 for replacement reserves monthly. The 15 MetroTech Center Borrower is also required to deposit all excess cash flow in escrow (“WellPoint Reserve”) on each monthly payment date through and including June 1, 2020 to be utilized for re-tenanting the spaces leased to WellPoint Holding Corp. (the total WellPoint Reserve is capped at $4,400,000 per year). If there are funds remaining in the WellPoint Reserve after the entire Wellpoint Holding Corp. space has been re-leased (or extension of the Wellpoint lease), the lender is required to transfer such balance to the TI/LC reserves.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 15 MetroTech Center Mortgage Loan. The 15 MetroTech Center Mortgage Loan has in place cash management. The 15 MetroTech Center Borrower will be required to deposit all excess cash into a lockbox account held by the mortgagee as additional security for the 15 MetroTech Center Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” will generally commence on the earlier of (i) the occurrence of an event of default; (ii) the date upon which the debt service coverage ratio for the immediately preceding two quarters is less than 1.10x; and (iii) occurrence of the date on which WellPoint or the City of New York becomes insolvent, files for bankruptcy or has its senior unsecured debt rating fall below “BBB-” by Standard & Poor’s ratings services (or the equivalent of such rating by Moody’s).

A Cash Sweep Period will generally end upon as applicable, the date on which (i) of the mortgagee accepts the event of default cure in its sole and absolute discretion; or (ii) the date on which the debt service coverage ratio for the immediately preceding two quarters equals or exceeds 1.20x.

Property Management. The 15 MetroTech Center Property is managed by First New York Partners Management, LLC, an affiliate of the 15 MetroTech Center Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Secured Indebtedness (not including trade debts). The 15 MetroTech Center Serviced Companion Loan was originated by Bank of America, National Association (in conjunction with Ladder Capital Finance LLC) on August 2, 2013 and is evidenced by two pari passu notes (A-2A and A-2B) with a combined original principal amount of $80,000,000. Bank of America, National Association was the original holder of the A-2B note and will acquire the A-2A note from Ladder Capital Finance LLC or an affiliate thereof on or prior to the Closing Date. The current holder of the 15 MetroTech Center Serviced Companion Loan is the COMM 2013-LC13 Mortgage Trust. The pari passu notes A-2A and A-2B, evidencing the 15 MetroTech Serviced Center Companion Loan accrues interest at the same rate as the 15 MetroTech Center Mortgage Loan. The 15 MetroTech Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with 15 MetroTech Center Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 15 MetroTech Center Loan Pair,” and the holders of the 15 MetroTech Center Mortgage Loan and the 15 MetroTech Center Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 15 MetroTech Center Loan Pair. The 15 MetroTech Center Mortgage Loan will generally represent the controlling interest in the 15 MetroTech Center Loan Pair and the 15 MetroTech Center Loan Pair will be serviced pursuant to terms of the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool —The A/B Whole Loans and the Loan Pairs—The 15 MetroTech Center Loan Pair” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	15 MetroTech Center

Release of Property.  Not permitted.

Terrorism Insurance.  The 15 MetroTech Center Borrower is required pursuant to the 15 MetroTech Center Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the 15 MetroTech Center Property provided that the 15 MetroTech Center Borrower will not be required to pay annual terrorism insurance premiums in excess of two times the previous year’s annual insurance premium (exclusive of the costs attributable to terrorism insurance) (provided the 15 MetroTech Center Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent available).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	City Creek Center

Mortgage Loan No. 3 – City Creek Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	City Creek Center

Mortgage Loan No. 3 – City Creek Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	City Creek Center

Mortgage Loan No. 3 – City Creek Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	City Creek Center

Mortgage Loan No. 3 – City Creek Center

Ogden 32 miles
W. 2300 North
WASATCH RANGE
W. 1700 North
Rose Park Golf Course
Salt Lake City International Airport
Rosewood Park
Westpointe Park
Rose Park
N. 200 West
N. Redwood Rd.
Riverside Park
SALT LAKE COUNTY
W. 700 North
W. 600 North
Beck St.
Warm Springs Park
Victory Rd.
Capitol Hill
Utah State Capitol
Memory Grove Park
LDS Hospital
11th Ave. Park
E. 11th Ave.
Lindsey Gardens
Greater Avenues
N. Virginia St.
Cottonwood Park
Constitution Park
Utah State Fairgrounds
N. 900 West
FRONTRUNNER
Energy Solutions Arena
LDS Conference Center
Temple Square
City Creek Center
50 South Main Street
Salt Lake City, UT 84101
AIRPORT LINE
W. North Temple
500 West
TRAX
Winifred
Cornell
Fairpark
800 West
Arena
Temple Sq.
E. South Temple
The Gateway
Salt Palace Convention Center
City Center
Clark Planetarium
Walker Ctr.
Arrow Press Square
Salt Lake Regional Medical Center
University of Utah
S. 700 East
Gallivan Plaza
Downtown
Salt Lake Central Station
Gallivan Plaza, Wells Fargo Ctr.
Poplar Grove Blvd.
E. 400 South
Pioneer Park
RED LINE
Trolley
900 East
Stadium
Poplar Grove
E. 500 South
Courthouse
Library
City Library
E. 600 South
Utah Supreme Court
Washington Sq., SLC City Hall
Trolley Square
E. 600 South
Central City
East Central
S. 1700 West
People's Freeway
Indiana Ave.
E. 800 South
900 South
S. West Temple
S. State St.
Glendale
Jordan Park
Liberty Park
SALT LAKE CITY
California Ave.
Ballpark
E. 1300 South
Spring Mobile Ballpark
Redwood Rd.
TRAX MAIN LINE
Liberty Wells
Salt Lake Comm. College - South City Campus
S. 700 East
S. 1100 East
S. 1300 East
W. 1700 South
E. 1700 South
Glendale Golf Course
S. 900 West
S. 300 West
Westminster College
W. 2100 South
E. 2100 South
Central Pointe
GREEN LINE
Sugarhouse Park
West Valley City
River Trail
South Salt Lake
Fairmont Park
Forest Dale Golf Course
Great Salt Lake
OGDEN
Roy
Clearfield
Layton
Antelope Island State Park
Bountiful
North Salt Lake
SALT LAKE CITY
West Valley City
South Salt Lake
Park City
Taylorsville
Murray
West Jordan
Holladay
Midvale
Tooele
South Jordan
Sandy
Riverton
Heber
Draper
American Fork
Orem
PROVO
Utah Lake

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	City Creek Center

Mortgage Loan No. 3 – City Creek Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	50 South Main Street Salt Lake City, UT 84101

Original Balance:	$85,000,000			General Property Type:	Retail
Cut-off Date Balance:	$84,780,738			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	6.6%			Net Rentable Area:	348,537 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$243
Borrower Name(s):	City Creek Center Associates LLC			Balloon/ARD Balance Per Unit/SF:	$197
Sponsor:	The Taubman Realty Group Limited Partnership			Year Built/Year Renovated:	2012/NAP
Mortgage Rate(1):	4.370%			Title Vesting(3):	Fee/Leasehold
Note Date:	7/9/2013			Property Manager:	The Taubman Company LLC
First Payment Date:	9/1/2013
Anticipated Repayment Date(1):	8/1/2023			Underwriting and Financial Information
Maturity Date(1):	4/1/2024			UW Revenues:	$26,767,581
IO Period:	None			UW Expenses:	$16,795,337
Original Term to Maturity or ARD:	120 months			UW NOI:	$9,972,244
Seasoning:	2 months			UW NCF:	$9,267,981
Original Amortization Term:	360 months			UW NOI DSCR:	1.96x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.82x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.8%
Prepayment Provisions:	YM0.5 (26); DEF/YM0.5 (90); O (4)			UW NCF Debt Yield:	10.9%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	13.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$10,014,600 (7/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of)(4):	NAP
Mezzanine Debt:	None			Third Most Recent NOI (As of)(4):	NAP
Reserves(2)				Appraised Value:	$162,100,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/3/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	52.3%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	42.3%
Recurring Replacements:	$0	Springing	$69,732	Occupancy Rate:	96.7% (9/17/2013)
TI/LC:	$0	Springing	$348,636	Occupancy 2008-2012(4):	NAP
Debt Service:	$0	Springing	NAP

(1)
The City Creek Center Mortgage Loan contains a hyper-amortization feature whereby if the City Creek Mortgage Loan is not repaid in full on or before the anticipated repayment date, the interest rate is adjusted to the greater of (i) 9.37% and the then current 10-year U.S. treasury rate plus 5%. After such date all excess cash flow will be applied to mandatory amortization. This hyper-amortization period is limited to the approximately 8 months between the anticipated repayment date and the maturity date.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(3)
The City Creek Center Borrower owns a leasehold interest in the majority of the City Creek Center Property and a fee interest in the remainder. There are currently three restaurant tenant spaces, totaling approximately 27,685 SF, which the City Creek Center Borrower owns in fee.

(4)	The City Creek Center Property is new construction with occupancy taking place in 2012 and 2013. The City Creek Center Property opened in March 2012.

The City Creek Center Mortgage Loan

The Mortgage Loan.  The third largest mortgage loan (the “City Creek Center Mortgage Loan”) is evidenced by a note in the original principal amount of $85,000,000 and is secured by a first priority fee and leasehold mortgage encumbering a portion of the shopping center known as City Creek Center located in Salt Lake City, Utah (the “City Creek Center Property”).

The City Creek Center Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months, with an anticipated repayment date of August 1, 2023 and a maturity date of April 1, 2024. The City Creek Center Mortgage Loan requires payments of principal and interest for its entire term. The City Creek Center Mortgage Loan may be prepaid in whole on any payment date together with, prior to the open prepayment period, the greater of a yield maintenance premium and 0.5% of the prepayment amount. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C12 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The City Creek Center Mortgage Loan is open to prepayment in full (without prepayment consideration) during the final three months of the loan term.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	City Creek Center

The Borrower and the Sponsor. The borrower is City Creek Center Associates, LLC (the “City Creek Center Borrower”), a single-purpose Delaware limited liability company with two independent directors. The City Creek Center Borrower is 100% owned by the Taubman Realty Group Limited Partnership, a majority owned operating subsidiary of Taubman Centers, Inc. (NYSE: TCO) (“Taubman”). Taubman Realty Group Limited Partnership is the non-recourse carve-out guarantor.

Taubman is a real estate investment trust that engaged in the ownership, management and/or leasing of 27 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman was founded in 1950 and is headquartered in Bloomfield Hills, Michigan. As of the fiscal year ended December 31, 2012, Taubman reported revenue of approximately $748 million and net income of approximately $158 million. Taubman is currently rated “Ba2” by Moody’s.

The Mortgaged Property. The City Creek Center Property consists of 348,537 SF of major, in-line, food court and kiosk space within the two-story, approximately 628,934 SF City Creek Shopping Center, a regional mall located in the Salt Lake City Utah CBD. Two anchor stores, Macy’s and Nordstrom, totaling approximately 280,397 SF, own their own stores constructed on land subleased from the City Creek Center Borrower, and are therefore not primary collateral for the City Creek Center Mortgage Loan. These two tenants are generally referenced herein as the non-collateral anchors. The Macy’s tenant pays a base rental rate to the City Creek Center Borrower, which then pays such base rent to the ground lessor as part of its ground rent payment. Nordstrom pays no base rent for its store. Both non-collateral anchor tenants pay applicable CAM charges to the City Creek Center Borrower. The City Creek Center Property together, with the two anchor tenants, is known as The City Creek Shopping Center and is part of a mixed-use retail, office (approximately 2,100,000 SF) and residential (approximately 800 units) development known as City Creek Center, all of which opened in 2012. No portion of the City Creek Center office or residential components is collateral for the City Creek Center Mortgage Loan.

The City Creek Center Property contains 76 major and in-line tenants (not including the two non-collateral anchor stores), 12 food court tenants and 3 kiosk tenants. Parking is available by an easement to approximately 2,500 spaces (approximately 4 spaces per 1,000 SF of GLA) within a 4,000 space subterranean parking garage, which is shared with the adjacent office and residential components of the City Creek Center development.

As of September 17, 2013, the City Creek Center Property was 96.7% leased. The City Creek Center Mall, including both collateral and non-collateral space, was 98.2% leased or otherwise occupied. Comparable in-line store sales, representing approximately 170,557 SF, as of the trailing 12 months ending 7/31/2013, were approximately $619 PSF, including the sales at the 7,655 SF Apple store. Excluding the Apple store, the average sales for the period were approximately $432 PSF over 162,902 SF. The trailing 12 average occupancy cost for these tenants was approximately 17.0%, excluding the Apple Store.

The City Creek Center Property is generally (with the exception of 3 restaurant spaces owned in fee by the City Creek Center Borrower) subject to an unsubordinated airspace lease (generally referenced as the ground lease herein) covering five separate parcels between the City Creek Center Borrower, as lessee, and City Creek Reserve, Inc., an affiliate of The Church of Jesus Christ of Latter-Day Saints, as lessor. Annual ground rent is equal to a base rent of $1,000,000, plus the base rent paid by the Macy’s tenant to the City Creek Center Borrower (currently $575,000), plus, beginning on January 1 immediately following the second anniversary of the center opening date, 50% of actual NOI above $9,000,000. The initial ground lease is for 30 years, expiring on March 21, 2042, with four 10-year lease extension options. The lessor maintains purchase options for the leasehold interest (i) on the 12th anniversary of the center opening and every 5 years thereafter and (ii) at any time the occupancy of the center falls below 50% (exclusive of the anchor stores), at a purchase price equal to the lesser of (x) 95% of fair market value plus the present value of the lessor’s percentage rent and (y) 100% of fair market value. The purchase options are not subordinate to the City Creek Center Mortgage Loan; however, the lessor may, at its option, assume the City Creek Center Mortgage Loan upon exercise of any such purchase option.

Major Collateral Tenants.

Forever 21 (38,225 SF, 11% of NRA, 8% of underwritten base rent). Forever 21 Retail, Inc. leases 38,225 SF at the City Creek Center Property. The lease began on March 22, 2012 and has a current expiration date of January 31, 2022. The tenant has a lease termination option effective at the end of 7th year if gross sales are less than $200 PSF during the preceding year. Forever 21, Inc, was founded in 1984 and, according to Forbes, as of the end of November 2012, the apparel retailer was the 121st largest private company in the United States with estimated annual sales of $3.4 billion at over 480 stores under various brand names, including Forever 21, XXI Forever, For Love 21, Heritage 1981 and Reference.

H&M (26,392 SF, 8% of NRA, 3% of underwritten base rent). H&M Hennes & Mauritz L.P. (“H&M”) leases 26,392 SF at the City Creek Center Property. The lease began on March 22, 2012 and has a current expiration date of January 1, 2023, with one 5-year lease renewal option. The tenant has a lease termination option effective at the end of the 4th year if gross sales are less than $189.45 PSF during the preceding year. At the end of its 2012 financial year, H&M operated 2,776 stores in 48 countries. The company is traded on the OXM Nordic Exchange in Stockholm under the symbol HMB.

The Gap (12,641 SF, 4% of NRA, 2% of underwritten base rent). The Gap, Inc. (“Gap”) leases 12,641 SF at the City Creek Center Property. The lease began on March 22, 2012 and has a current expiration date of January 31, 2022. The tenant has a lease termination option effective at the end of the 60th month if gross sales are less than $4,000,000 ($316.43 PSF) during the preceding year. Gap (NYSE: GPS) offers apparel, accessories, and personal care products under the Gap, Old Navy, Banana Republic, Piperlime, Athleta and Intermix brands. As of February 2, 2013, the company operated 3,407 stores under its various brand names.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	City Creek Center

The following table presents a summary regarding major tenants and the non-collateral anchors at the City Creek Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	Approximate % of NRSF(2)	Annual Underwritten Base Rent		% of Total Annual UW Rent	Total Annual Underwritten Base Rent (PSF)(5)	Lease Expiration(6)	TTM July 2013 Sales PSF		UW Occupancy Cost as a % of Sales
Non-Collateral Anchors
Macy’s	BBB/Baa3/BBB	154,952	NAP	$575,000	(3)	4%	$3.71	2/28/2033	$194	(7)	3.4%
Nordstrom	A-/Baa1/A-	125,445	NAP	$0		NAP	NAP	2/28/2028	$299	(7)	NAP
Subtotal/Wtd. Avg.		280,397	NAP	$575,000

Tenants > 10,000 SF
Forever 21	NR/NR/NR	38,225	11%	$1,000,000		8%	$26.16	1/31/2022	$166		16.5%
H&M	NR/NR/NR	26,392	8%	$406,247		3%	$15.39	1/31/2023	$329		10.4%
The Gap	BBB-/Baa3/BBB-	12,641	4%	$257,876		2%	$20.40	1/31/2022	$312		16.4%
Anthropologie	NR/NR/NR	12,041	3%	$0	(4)	0%	$0.00	9/30/2022	$301		6.4%
Cheesecake Factory	NR/NR/NR	11,971	3%	$334,625		3%	$27.95	1/31/2033	$747		6.7%
Love Culture	NR/NR/NR	11,949	3%	$438,994		3%	$36.74	1/31/2022	$152		45.6%
Restoration Hardware	NR/NR/NR	11,522	3%	$262,181		2%	$22.75	1/31/2022	$525		11.6%
Subtotal/Wtd. Avg.		124,741	36%	$2,699,923		20%	$23.96

Other Tenants		212,316	61%	$9,962,892		75%	$46.92
Vacant Space		11,480	3%	$0		0%	$0.00

Total		348,537		$13,237,815			$38.96	(5)

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Approximate % of NRSF is based on total collateral NRSF of 348, 537 SF. It does not include the Macy’s or Nordstrom stores, which are not collateral for the City Creek Center Mortgage Loan.
(3)
Macy’s is not collateral for the City Creek Center Mortgage Loan; however, the tenant does pay a base rent to the City Creek Center Borrower, in addition to its applicable CAM charges. The City Creek Center Borrower passes this base rent to the fee owner as additional ground rent.

(4)
Anthropologie does not pay base rent for its initial three years of occupancy. The tenant pays percentage rent equal to 7% of gross sales for these three years. If the tenant’s gross sales for any of the initial 3 year lease periods are less than $4,000,000, then for that period or periods, the percentage rent will be reduced to 6% of gross sales. Beginning in month 37 of the lease term, a base rent equal to the percentage rent paid for months 25 to 36 will be established. If the tenant’s gross sales for the lease period beginning with month 25 of the lease and ending with month 36 are less than $6,000,000, the tenant may terminate its lease at any time during the period commencing with month 37 and ending with month 42.

(5)
Total Annual Underwritten Base Rent (PSF) excludes vacant space, the non-collateral Macy’s and Nordstrom spaces, and the Anthropology space, which is not subject to base rental payments. The calculation removes the $575,000 of base rent paid by the Macy’s tenant, which is passed to the fee owner as additional ground rent payable by the City Creek Center Borrower.

(6)
The lease expiration dates for Macy’s and Nordstrom represent the sub-ground leases between each respective tenant and the City Creek Center Borrower. The Macy’s tenant has four 10-year lease extension options and the Nordstrom tenant has five 10-year lease renewal options. In addition to the above mentioned tenant lease termination rights for Forever 21, H&M and The Gap, the following tenants greater than 10,000 SF in size have certain lease termination rights. The Anthropology tenant has the right to terminate its lease during the first 6 months of its 4th lease year if the tenant’s gross sales during its 3rd lease year are less than $6,000,000. The Cheesecake Factory tenant has the right to terminate its lease with 12 months of notice if its gross sales do not exceed $5,250,000 during its 6th lease year. The Love Culture tenant has the right to terminate its lease if its gross sales are less than $2,800,000 during its 3rd lease year or less than $3,500,000 during its 6th lease year. The Restoration Hardware tenant has the right to terminate its lease at the end of its 5th lease year if its gross sales are not at least $3,500,000 during its 5th lease year or any lease year prior with 60 days of notice.

(7)	The Macy’s and Nordstrom stores do not report sales for this location. The above sales are City Creek Center Borrower estimates.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	City Creek Center

The following table presents certain information relating to the lease rollover at the City Creek Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling		Average Underwritten Base Rent PSF Rolling(3)		Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling		Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0		$0.00		0%	0%	$0		0%	0%
2013	0	0		$0.00		0%	0%	$0		0%	0%
2014	1	3,716		$12.07		1%	1%	$44,836		0%	0%
2015	2	1,639		$136.39		0%	2%	$223,542		2%	2%
2016	1	6		$1,100.00		0%	2%	$6,600		0%	2%
2017	5	7,564		$61.82		2%	4%	$467,643		4%	6%
2018	1	1,348		$95.51		0%	4%	$128,750		1%	7%
2019	2	968		$144.13		0%	4%	$139,522		1%	8%
2020	7	6,296		$103.70		2%	6%	$652,872		5%	13%
2021	2	2,600		$64.71		1%	7%	$168,240		1%	14%
2022	52	201,795		$37.54		58%	65%	$7,123,442		54%	68%
2023	14	88,870		$33.65		25%	90%	$2,990,860		23%	90%
2024	2	10,284		$37.13		3%	93%	$381,883		3%	93%
2025	0	0		$0.00		0%	93%	$0		0%	93%
2026 & Beyond	1	11,971	(4)	$27.95	(4)	3%	97%	$909,625	(4)	7%	100%
Vacant	0	11,480		$0.00		3%	100%	$0		0%	100%
Total/Wtd. Avg.	90	348,537		$38.96	(4)	100%		$13,237,815		100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule. Certain tenants, including Apple, H&M, Gap, Restoration Hardware, Cheesecake Factory, Anthropologie, Forever 21 and Love Culture, have lease termination options associated with minimum gross sales thresholds.

(3)
The Average Underwritten Base Rent PSF Rolling calculations for 2022 and the Total/Wtd. Avg. exclude the Anthropologie space, which is not subject to base rent but which pays percentage rent plus applicable expense recoveries.

(4)
The 2026 & Beyond SF Rolling and Average Underwritten Base Rent PSF Rolling, excludes the Macy’s space and the Nordstrom space and the Macy’s underwritten base rent of $575,000. The 11,971 SF Rolling and Average Underwritten Base Rent PSF Rolling in 2026 & Beyond reflects the Cheesecake Factory tenant only. The Total Underwritten Base Rent Rolling for that year includes the Macy’s base rent of $575,000, which is paid by the tenant to the City Creek Center Borrower and then paid by the City Creek Center Borrower to the fee owner as additional ground rent.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	City Creek Center

The Market. The City Creek Center Property is located on a portion of 2 city blocks in the Salt Lake City, Utah CBD. It is near the Salt Lake City government office buildings, the State of Utah Court Complex and adjacent to the Mormon Temple Square. According to the appraiser, Mormon Square is the most popular tourist attraction in Utah, with an estimated 3.0 to 5.0 million visits annually. There is approximately 7.5 million SF of office space in the Salt Lake City CBD, the 515,000 SF Salt Palace Convention Center is located to the west of the City Creek Center Property and the 745,000 SF Energy Solution Arena is located two blocks west. Interstates 15 and 80 are both located approximately one mile to the west.

Estimated 2013 population and average household income within a three- and five-mile radius are 129,109 and $51,202, and 218,053 and $57,551, respectively. Within a 10-mile radius, estimated population and average household income are 637,233 and $63,738, respectively. Salt Lake County has a 2013 estimated total population and average household income of 1,071,687 and $69,695, respectively. The overall Salt Lake City submarket retail vacancy rate as of March 31, 2013, was 12.2%, while competitive regional malls had an average vacancy rate of 4.0% for the same period. Below is a chart of primary and secondary competitive centers.

Competitive Property Summary
Property	Center Type	Year Built	Year Renovated/ Expanded	Total GLA (SF)	Anchor Tenants	Rent/SF	Sales PSF	Occupancy	Proximity
Fashion Place (Primary Competition) 6191 S. State Street Salt Lake City, UT	Super-Regional Center/Mall	1971	2003, 2009, 2011/2009 and 2011	1,029,033	Nordstrom Sears Macy’s Dillard’s	$35 - $40	$500-550	98%	5.0 miles South
The Gateway Primary Competition) 90 S. Rio Grande Street Salt Lake City, UT	Regional Center	2001	NAP/NAP	825,349	Dick’s Sporting Goods Gateway Theaters Barnes & Noble	$23 - $30	$365	93%	0.5 miles West
South Towne Center (Primary Competition) 10450 South State Street Sandy, UT	Super-Regional Center/Mall	1987	1997/2000	1,275,940	Dillard’s JC Penney Macy’s REI	$25 - $35	$375	97%	10.0 miles South
Family Center Fort Union (Primary Competition) 7250 Union Park Avenue Midvale, UT	Power Center	1974	NAP/NAP	797,847	Bed Bath & Beyond Wal-Mart Ross, Office Max, FYE, Petco, more	$17 - $25	NAV	95%	5.0 miles Southeast
Park Center SC (Primary Competition) 6905 S. 1300 E Salt Lake City, UT	Power Center	1985	1998	562,672	Target Home Depot Office Depot TJ Maxx, Cost Plus	$15 - $25	NAV	92%	5.0 miles Southeast
Valley Fair Mall (Secondary Competition) 3601 S 2700 W West Valley, UT	Regional Center	1970	1986/2009	825,100	JC Penney Macy’s Vacant Costco	$20 - $25	$270	86%	3.0 miles Southwest
Jordan Landing SC (Secondary Competition) 3751 W Center Park Drive West Jordan, UT	Power Center	1999	2004/NAP	1,616,297	Kohl’s, Lowe’s, Office Max, Old Navy, Ross, Sam’s Club, Sears, Target, Wal-Mart	$18 - $25	NAV	97%	7.0 miles Southwest
District at South Jordan (Secondary Competition) 11400 S. Bangerter Highway South Jordan, UT	Power Center	2005	NAP/NAP	804,645	JC Penney, Target, Sports Authority, Larry Miller Megaplex, Hobby Lobby	NAV	NAV	100%	15.0 miles Southwest
Trolley Square (Secondary Competition) 600 S 700 E Salt Lake City, UT	Fashion/Specialty Center	1986	1987/2004	317,959	Whole Foods Pottery Barn American Apparel	$15 - $30	$310	96%	1.0 mile Southeast

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	City Creek Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the City Creek Center Property:

Cash Flow Analysis(1)
	2010	2011	2012	7/31/2013 TTM	UW	UW PSF
Base Rent(2)	$0	$0	$0	$12,942,603	$13,237,815	$37.98
Percentage Rent(3)	$0	$0	$0	$694,002	$948,500	$2.72
Other Income	$0	$0	$0	$231,409	$232,028	$0.67
Total Recoveries(4)	$0	$0	$0	$12,463,612	$12,554,936	$36.02
Less Vacancy & Credit Loss(5)	$0	$0	$0	($228,161)	($205,698)	($0.59)
Effective Gross Income	$0	$0	$0	$26,103,465	$26,767,581	$76.80
Total Operating Expenses(6)	$0	$0	$0	$16,088,865	$16,795,337	$48.19
Net Operating Income	$0	$0	$0	$10,014,600	$9,972,244	$28.61
TI/LC	$0	$0	$0	$0	$634,519	$1.82
Capital Expenditures	$0	$0	$0	$0	$69,744	$0.20
Net Cash Flow	$0	$0	$0	$10,014,600	$9,267,981	$26.59
Occupancy %(7)	NAP	NAP	NAP	96.7%	95.0%
NOI DSCR	NAP	NAP	NAP	1.97x	1.96x
NCF DSCR	NAP	NAP	NAP	1.97x	1.82x
NOI Debt Yield	NAP	NAP	NAP	11.8%	11.8%
NCF Debt Yield	NAP	NAP	NAP	11.8%	10.9%
Average Annual Rent PSF(8)	NAP	NAP	NAP	$38.05	$38.96

(1)	The City Creek Center Property is a new development that opened in March 2012.
(2)	Historical Base Rent includes actual property vacancy.
(3)
Percentage Rent represents the underwritten percentage rent applicable to several tenants, including $217,800 applicable to the Anthropologie tenant. This tenant does not pay a base rental rate, but instead pays 7% of its gross sales. Underwriting is based on the City Creek Center Borrower’s budget.

(4)
Total Recoveries includes a $1,581,608 CAM shortfall payment from the ground lessor to effectively subsidize certain operating expenses associated with the City Creek Center Property that are considered by the City Creek Center Borrower above typical for a standard regional mall property. This payment may change depending on average mall tenant sales during the calendar year 2014 and associated tenant CAM recoveries based on certain average occupancy cost targets.

(5)	The underwritten occupancy is 95%.
(6)
Total Operating Expenses includes $3,001,483 of underwritten ground rent. The ground rent expense includes $1,000,000 of base rent; $575,000 of Macy’s base rent, $1,402,439 of percentage rent based on 50% of actual NOI over a $9 million threshold and $24,044 of outdoor patio seating leases. Underwriting is based on the City Creek Center Borrower’s budget.

(7)	Occupancy % for the TTM (7/31/2013) period represents a rent roll as of 7/2/2013.
(8)
The TTM (7/31/2013) and Underwritten Average Annual Rent PSF excludes the Macy’s (and the base rent associated with that tenant) and Nordstrom non-collateral anchor spaces, vacant space, and the 12,041 SF leased by the Anthropologie tenant on a percentage rent basis.

Escrows and Reserves.  During a Trigger Period (as defined below), the City Creek Center Borrower is required to escrow 1/12th of the annual estimated tax payments monthly and 1/12th of the annual estimated insurance premiums monthly (unless the City Creek Center Borrower maintains insurance under an acceptable blanket insurance policy).  The City Creek Center Borrower is also required, during the continuance of a Trigger Period, to make monthly deposits of $5,811 for replacement reserves, $29,053 for TI/LC reserves, capped at $69,732 and $348,636, respectively, and an amount equal to “basic annual rent” payable under the ground lease for the succeeding month plus monthly budgeted “percentage rent” (as defined in the ground lease) for ground rent reserves.

A “Trigger Period” commences upon the occurrence of a Lockbox Event and ends when such Lockbox Event terminates.

Lockbox and Cash Management. A hard lockbox is in place with respect to the City Creek Center Mortgage Loan.  The City Creek Center Mortgage Loan has springing cash management.  Provided a Lockbox Event has not occurred and is not continuing, funds in the lockbox account are swept daily to an account designated by the City Creek Center Borrower.  During the continuance of a Lockbox Event (other than an event of default), funds in the lockbox account are applied on each monthly payment date to pay debt service on the City Creek Center Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” and to disburse any excess to City Creek Center Borrower; provided, that if the Lockbox Event that has occurred is the occurrence of the anticipated repayment date, then the excess will be disbursed to pay the outstanding principal balance of the City Creek Center Mortgage Loan, after funding an operating expense subaccount up to the amount of lender approved budgeted operating expenses for the next month; provided, further, that if the Lockbox Event is the occurrence of an event of default, then funds in the lockbox account are applied to pay the City Creek Center Mortgage Loan (except the tax, insurance and ground rent reserves must be applied for the purposes for which they are held).

A “Lockbox Event” will (i) commence upon the occurrence of an event of default and conclude upon the cure of such event of default, (ii) commence upon the debt service coverage ratio, tested quarterly, being less than 1.20x and conclude upon the debt service coverage ratio increasing to 1.25x for two consecutive calendar quarters, (iii) commence upon the ground lessor having notified the City Creek Center Borrower of the exercise of its purchase option for the City Creek Center Property pursuant to the ground lease and the lender having reasonably determined that the net proceeds to be received will not be sufficient to repay the City Creek Center Mortgage Loan in full upon acquisition of the City Creek Center Property and conclude upon repayment of the City Creek Center Mortgage Loan in full or the ground lessor either assuming the City Creek Center Mortgage Loan in accordance with the loan agreement or revoking in writing any exercise of the purchase option, or (iv) commence upon the occurrence of the anticipated repayment date and conclude upon repayment of the City Creek Center Mortgage Loan in full.

Property Management. The City Creek Center Property is managed by The Taubman Company LLC, an affiliate of the City Creek Center Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	City Creek Center

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the insurance policies maintained by the City Creek Center Borrower are required to cover losses resulting from acts of terrorism or other similar acts or events (or “fire following”).  Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the City Creek Center Borrower is required to maintain, and lender will accept, terrorism insurance as described above which covers “covered acts,” but in such event the City Creek Center Borrower will not be required to pay annual insurance premiums in excess of two times the then current premium for comprehensive “special perils” insurance on the City Creek Center Mortgaged Property and business income insurance (without giving effect to the cost of the earthquake insurance or terrorism insurance components of such policies), provided the City Creek Center Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Marriott Chicago River North Hotel

Mortgage Loan No. 4 – Marriott Chicago River North Hotel

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Marriott Chicago River North Hotel

Mortgage Loan No. 4 – Marriott Chicago River North Hotel

Marriott Chicago River North Hotel
410 North Dearborn Street
Chicago, IL 60654
CHICAGO
River West
River North
Near North Side
Gold Coast
Streeterville
New East Side
West Loop
Chicago Loop
Greektown
Printers Row
South Loop
Near South Side
MILLENNIUM PARK
GRANT PARK
Burnham Park
Jane Addams Memorial Park
Lake Michigan
Lake Shore Drive
Kennedy Expwy
North Branch
Chicago R.
Chicago River
Washington Sq. Park
Moody Bible Institute
Loyola University Water Tower Campus
900 North Michigan
John Hancock Center
Water Tower Place
Water Tower
Museum of Contemporary Art Chicago
Northwestern University Chicago Campus
Northwestern Memorial Hospital
The Shops at North Bridge
River East Center
Tribune Tower
NBC Tower
Wrigley Building
Trump Intl. Hotel & Tower
Marina City
Merchandise Mart
333 Wacker Drive
James R. Thompson Ctr./ Atrium Mall
Ford Ctr. for Performing Arts
Chicago Theatre
Prudential Plaza
AON Center
Daley Plaza
City Hall
Chicago Cultural Center
Jay Pritzker Pavilion
Harris Music & Dance Theater
Cloud Gate
Lyric Opera of Chicago
Chase Tower
Hyatt Center
Citigroup Center
Chicago Mercantile Exchange
AT&T Corporate Center
Willis (Sears) Tower
Union Station
Art Institute of Chicago
Petrillo Band Shell
Chicago Symphony Center
Chicago Board of Trade
DePaul Univ. College of Law
Robert Morris Univ.
Auditorium Theatre
Chicago Stock Exchange
Buckingham Fountain
Spertus Inst. of Jewish Studies
Dearborn Park
Chicago Yacht Club
Chicago Marina
Navy Pier
Shedd Aquarium
Field Museum
Soldier Field
University of Illinois-Chicago
OGILVIE METRA
UNION STATION
RANDOLPH STREET METRA
VAN BUREN STREET METRA
LA SALLE ST. METRA
MUSEUM/ CAMPUS/11TH ST. METRA
METRA COMMUTER RAIL
BLUE LINE
RED LINE
BROWN, PURPLE LINES
PINK, GREEN LINES
GREEN, ORANGE LINES
90
94
290
41
W. Locust St.
W. Chicago Ave.
W. Superior St.
W. Huron St.
W. Erie St.
W. Ontario St.
W. Hubbard St.
W. Kinzie St.
W. Fulton St.
W. Lake St.
W. Randolph St.
W. Washington St.
W. Madison St.
W. Monroe St.
W. Adams St.
W. Jackson Blvd.
W. Van Buren St.
W. Harrison St.
W. Wacker Dr.
W. Roosevelt Rd.
E. Delaware Pl.
E. Chestnut St.
E. Chicago Ave.
E. Superior St.
E. Huron St.
E. Erie St.
E. Ontario St.
E. Ohio St.
E. Grand Ave.
E. Illinois St.
E. Hubbard St.
E. Kinzie St.
E. North Water St.
E. Wacker Dr.
E. South Water St.
E. Lake St.
E. Randolph St.
E. Monroe St.
E. Jackson Blvd.
Congress Pkwy.
E. Balbo Ave.
E. 8th St.
E. 9th St.
E. 11th St.
E. Roosevelt Rd.
E. 14th St.
N. Halsted St.
N. Larrabee St.
N. Hudson Ave.
N. Orleans St.
N. Franklin St.
N. La Salle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Wabash Ave.
N. Rush St.
N. Michigan Ave.
N. Saint Clair St.
N. Kingsbury St.
N. Wacker Dr.
N. Green St.
S. Jefferson St.
S. Clinton St.
S. Canal St.
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
S. Financial Pl.
S. La Salle St.
S. Columbus Dr.
S. Michigan Ave.
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Elk Grove Village
Lincolnwood
Melrose Park
Oak Park
Maywood
Elmhurst
Cicero
Oak Lawn
Evergreen Park
INDIANA

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Marriott Chicago River North Hotel

Mortgage Loan No. 4 – Marriott Chicago River North Hotel

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment:(Fitch/Moody’s/KBRA)	NR/NR/NR			Property Address:	410 North Dearborn Street Chicago, IL 60654

Original Balance(1):	$65,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$64,797,112			Detailed Property Type:	Extended Stay
% of Initial Pool Balance(1):	5.1%			Number of Rooms:	523 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$228,729
Borrower Name(s):	Dearkin RES (DE) LLC			Balloon/ARD Balance Per Room(1):	$173,380
Sponsor(s):	River North Historic District Holdings, LLC; White Lodging Services Corporation			Year Built/Year Renovated:	2008/NAP
				Title Vesting:	Fee/Leasehold
Mortgage Rate:	5.200%			Property Manager:	White Lodging Services Corporation
Note Date:	7/18/2013
First Payment Date:	9/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	8/1/2023			UW Revenues:	$30,160,936
IO Period:	None			UW Expenses:	$16,024,333
Original Term to Maturity or ARD:	120 months			UW NOI:	$14,136,603
Seasoning:	2 months			UW NCF:	$12,858,889
Original Amortization Term:	300 months			UW NOI DSCR(1):	1.65x
Loan Amortization Type:	Amortizing			UW NCF DSCR(1):	1.50x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	11.8%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF Debt Yield(1):	10.7%
Lockbox/Cash Management:	Soft/In Place			UW NCF Debt Yield at Maturity(1):	14.2%
Pari Passu Mortgage Debt(1):	$55,000,000			Most Recent NOI (As of):	$14,143,594 (7/31/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$13,680,244 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$11,062,273 (12/31/2011)
Reserves(2)				Appraised Value:	$191,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/1/2013
RE Tax:	$163,834	$163,834	NAP	Cut-off Date LTV Ratio(1):	62.6%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	47.5%
FF&E:	$0	$100,536	NAP	Occupancy Rate (As of):	84.4% (7/31/2013)
Other:	$1,610,000	$3,750	$1,610,000	2nd Most Recent Occupancy (As of):	84.1% (12/31/2012)
				3rd Most Recent Occupancy (As of):	77.7% (12/31/2011)

(1)
The Marriott Chicago River North Hotel Mortgage Loan is part of the Marriott Chicago River North Hotel Loan Pair evidenced by two pari passu notes with an aggregate original principal balance of $120,000,000. The Cut-off Date Balance Per Room, Balloon/ARD Balance Per Room, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the Marriott Chicago River North Hotel Loan Pair Cut-off Date Balance of $119,625,437.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements. See also “—Lockbox and Cash Management” below for further discussion of the lockbox and cash management provisions.

The Marriott Chicago River North Hotel Mortgage Loan

The Mortgage Loan. The fourth largest mortgage loan (the “Marriott Chicago River North Hotel Mortgage Loan”) is part of a pari passu loan pair (the “Marriott Chicago River North Hotel Loan Pair”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $120,000,000, both of which are secured by the same first priority fee and leasehold mortgage encumbering an extended stay hospitality property known as the Marriott Chicago River North Hotel in Chicago, Illinois (“Marriott Chicago River North Hotel Property”). The Marriott Chicago River North Hotel Mortgage Loan is evidenced by one pari passu note (Note A-2) with an outstanding principal balance as of the Cut-off Date of $64,797,112. The pari passu note not included in the issuing entity (Note A-1) evidences a related companion loan (the “Marriott Chicago River North Hotel Companion Loan”), which has an outstanding principal balance as of the Cut-off Date of $54,828,325. The Marriott Chicago River North Hotel Companion Loan has similar features and terms as the Marriott Chicago River North Hotel Mortgage Loan and was contributed to the MSBAM 2013-C11 transaction. See “—Additional Secured Indebtedness” below for further details. The proceeds of the Marriott Chicago River North Hotel Loan Pair were used to refinance a previous loan of approximately $63.4 million secured by the Marriott Chicago River North Hotel Property.

The Marriott Chicago River North Hotel Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months. The Marriott Chicago River North Hotel Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of August 1, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Marriott Chicago River North Hotel

instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C12 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Marriott Chicago River North Hotel Mortgage Loan is open to prepayment in full (without prepayment consideration) during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is Dearkin RES (DE) LLC, a single-purpose Delaware limited liability company (the “Marriott Chicago River North Hotel Borrower”) with two independent directors. Equity ownership in the Marriott Chicago River North Hotel Borrower is held by Friedman SSRI, LLC (50%) and White CRN, LLC (50%). The Marriott Chicago River North Hotel sponsors and recourse carve-out guarantors are River North Historic District Holdings, LLC and White Lodging Services Corporation.

River North Historic District Holdings, LLC is controlled by Albert M. Friedman, the CEO and Chairman of Friedman Properties. Friedman Properties is a full-service real estate company that owns and/or manages over 4 million SF of commercial and residential space in over 50 properties throughout River North and the Chicago metropolitan area. White Lodging Services Corporation is a hotel ownership, development and management company founded in 1985 that owns and manages 168 premium-branded, select and full service hotels and more than 30 restaurants in 21 states.

The Mortgaged Property. The Marriott Chicago River North Hotel Property is a 27-story, 523-room, extended stay hospitality property located in Chicago, Illinois that was built in 2008. The Marriott Chicago River North Hotel Property is dual-flagged as a 270-suite Residence Inn and a 253-suite SpringHill Suites.  Both flags are brands of Marriott International (NYSE: MAR) under franchise agreements expiring in March 2033 each with one, 10-year renewal option.

The guest room configuration at the Residence Inn consists of 195 studios, 69 one bedroom suites and six two bedroom suites. The guest room configuration at the SpringHill Suites consists of 161 king suites and 92 double suites. The Marriott Chicago River North Hotel Property features the HUB 51 restaurant, which occupies 10,900 SF under a lease expiring on May 14, 2018 with two, 5-year extension options and Einstein Bagels, which occupies 3,850 SF under a lease expiring on March 31, 2018 with two, five-year extension options. The Marriott Chicago River North Hotel Property is subject to a 99-year ground lease in connection with a 3,200 SF land parcel supporting the Einstein Bagels leased retail area and certain back office space on the 2nd floor of the Marriott Chicago River North Hotel Property. Other amenities at the Marriott Chicago River North Property include a fitness center, swimming pool, two breakfast rooms, two lounges, business center and sundries shop. Parking is currently available through an adjacent parking garage owned by an affiliate of the Marriott Chicago River North Hotel Borrower that connects to the Marriott Chicago River North Hotel Property via an interior walkway. The Marriott Chicago River North Hotel Borrower has collaterally assigned its interest in the agreement with the adjacent parking lot operator with respect to the operation of the adjacent parking lot and the Marriott Chicago River North Hotel Property’s use thereof.

More specific information about the Marriott Chicago River North Hotel Property is set forth in the tables below:

Residence Inn and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Residence Inn			Penetration Factor

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	78.1%	$158.14	$123.47	78.5%	$168.11	$131.91	100.5%	106.3%	106.8%
2012	82.1%	$165.96	$136.20	84.6%	$176.74	$149.49	103.1%	106.5%	109.8%
TTM 6/30/2013	83.4%	$169.26	$141.13	83.9%	$185.88	$155.91	100.6%	109.8%	110.5%

Source: Industry Report

SpringHill Suites and Market Historical Occupancy, ADR, RevPAR

	Competitive Set			SpringHill Suites			Penetration Factor

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	79.0%	$157.10	$124.06	76.9%	$162.51	$124.90	97.3%	103.4%	100.7%
2012	83.4%	$165.30	$137.81	83.5%	$171.36	$143.13	100.2%	103.7%	103.9%
TTM 6/30/2013	84.8%	$169.39	$143.63	84.1%	$176.75	$148.56	99.1%	104.3%	103.4%

Source: Industry Report

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Marriott Chicago River North Hotel

The Market. The Marriott Chicago River North Hotel Property is located in the River North submarket of downtown Chicago, Cook Country, Illinois.  The Marriott Chicago River North Hotel Property is located at the intersection of West Kinzie Street and North Dearborn Street, less than one mile east of Interstate 94 and approximately one mile northeast of Union Station and Northwestern Station.

Competing properties to the Marriott Chicago River North Hotel Property are shown in the table below:

Competitive Property Summary
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	Extended Stay %	2012E Occupancy	2012E ADR	2012E RevPAR
Marriott Chicago River North Hotel	523	25%	7%	30%	38%	84.3%	$174.16	$146.82
Courtyard Chicago Downtown River North	337	40%	15%	40%	5%	80.0%	$162.00	$129.60
Hampton Inn Suites Chicago Downtown	230	45%	10%	40%	5%	75.0%	$152.00	$114.00
Hilton Garden Inn Chicago Magnificent Mile	357	40%	15%	40%	5%	88.0%	$178.00	$156.64
Fairfield Inn & Suites Chicago Downtown	185	35%	5%	50%	10%	83.0%	$168.00	$139.44
Four Points Chicago Magnificent Mile	226	35%	15%	45%	5%	79.0%	$160.00	$126.40
Hampton Inn Chicago Theatre District	135	40%	5%	50%	5%	89.0%	$180.00	$160.20
Total/Wtd. Avg.	1,993	37%	10%	42%	10%	82.8%	$168.90	$139.78

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Chicago River North Hotel Property:

Cash Flow Analysis
	2011	2012	7/31/2013 TTM	UW	UW per Room
Occupancy	77.7%	84.1%	84.4%	84.7%
Average Daily Rate	$165.43	$174.16	$182.96	$175.96
RevPAR	$128.52	$146.42	$154.34	$148.97

Rooms Revenue	$24,533,865	$28,026,362	$29,462,229	$28,436,021	$54,371
Food & Beverage Revenue	$55,915	$70,326	$123,505	$95,195	$182
Other Income	$1,344,701	$1,591,286	$1,593,945	$1,629,720	$3,116
Total Revenue	$25,934,481	$29,687,974	$31,179,678	$30,160,936	$57,669
Total Expenses	$14,872,208	$16,007,730	$17,036,084	$16,024,333	$30,639
Net Operating Income	$11,062,273	$13,680,244	$14,143,594	$14,136,603	$27,030
FF&E	$1,037,380	$1,484,399	$1,560,226	$1,206,437	$2,307
Ground Lease Payment	$48,074	$62,199	$70,145	$71,277	$136
Net Cash Flow	$9,976,819	$12,133,646	$12,513,224	$12,858,889	$24,587
NOI DSCR	1.29x	1.59x	1.65x	1.65x
NCF DSCR	1.16x	1.41x	1.46x	1.50x
NOI Debt Yield	9.2%	11.4%	11.8%	11.8%
NCF Debt Yield	8.3%	10.1%	10.5%	10.7%

Escrows and Reserves. The Marriott Chicago River North Hotel Borrower deposited $163,834 in escrow for annual real estate taxes at loan origination and is required to escrow $163,834 monthly. The Marriott Chicago River North Hotel Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Marriott Chicago River North Hotel Borrower maintains insurance under a satisfactory blanket insurance policy). The Marriott Chicago River North Hotel Borrower deposited $1,610,000 at loan origination into a seasonality reserve account. The lender will adjust the amount required to be on deposit in the seasonality reserve account annually (subject to a cap of $1,610,000). The Marriott Chicago River North Hotel Borrower is required to deposit 1/12th of the rent (including both base and additional rents) and other charges due under the ground lease monthly that is estimated to be payable during the next ensuing 12 months.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Marriott Chicago River North Hotel Mortgage Loan. The Marriott Chicago River North Hotel Mortgage Loan has in-place cash management. All rents and revenues from the Marriott Chicago River North Hotel Property are deposited into an account controlled by the manager. As long as no event of default under the Marriott Chicago River North Hotel Mortgage Loan, or under the management agreement, and no Cash Sweep Period (as defined below) has occurred, the manager will deposit monthly, all net remittances (after the payment of all expenses and fees for the Marriott Chicago River North Hotel Property) to the Marriott Chicago River North Hotel Borrower per the terms of the management agreement (the “Manager Remittances”) into the lockbox account. If an event of default occurs under the Marriott Chicago River North Hotel Mortgage Loan, or the management agreement, or a Cash Sweep Period has otherwise occurred, the Manager Remittances are to be deposited on each business day into the lockbox account. The Marriott Chicago River North Hotel Borrower will be required to deposit all excess cash with respect to the Marriott Chicago River North Hotel Mortgage Loan to be held by the lender as additional security for the Marriott Chicago River North Hotel Mortgage Loan during a Cash Sweep Period.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Marriott Chicago River North Hotel

A “Cash Sweep Period” means the period commencing on the date upon which the debt service coverage ratio for the Marriott Chicago River North Property for the immediately preceding four quarters is less than 1.25x. A Cash Sweep Period will generally end upon (i) the date the debt service coverage ratio equals or exceeds 1.30x for four consecutive quarters or (ii) the date upon which the debt service coverage ratio has equaled or exceeded 1.10 for four consecutive quarters and the amount on deposit in the excess cash reserve account is equal to $8,586,742.

Property Management. The Marriott Chicago River North Hotel Property is managed by White Lodging Services Corporation, an affiliate of the Marriott Chicago River North Hotel Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). The Marriott Chicago River North Hotel Companion Loan was originated on July 18, 2013 by or on behalf by Bank of America, National Association and is evidenced by one note (Note A-1) with an original balance of $55,000,000 and a Cut-off Date Balance of $54,828,325. The current holder of the Marriott Chicago River North Hotel Companion Loan is Morgan Stanley Bank of America Merrill Lynch Trust 2013-C11. The note evidencing the Marriott Chicago River North Hotel Companion Loan accrues interest at the same rate as the Marriott Chicago River North Hotel Mortgage Loan. The Marriott Chicago River North Hotel Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Marriott Chicago River North Hotel Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Marriott Chicago River North Hotel Loan Pair” in the Free Writing Prospectus. The holders of the Marriott Chicago River North Hotel Mortgage Loan and the Marriott Chicago River North Hotel Companion Loan have entered into an agreement between note holders which sets forth the allocation of collections on the Marriott Chicago River North Hotel Loan Pair. The Marriott Chicago River North Hotel Mortgage Loan will generally represent the controlling interest in the Marriott Chicago River North Hotel Loan Pair and the Marriott Chicago River North Hotel Loan Pair will be serviced pursuant to terms the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool —The A/B Whole Loans and the Loan Pairs—The Marriott Chicago River North Hotel Loan Pair” in the Free Writing Prospectus.

Expansion, Release and Substitution of Property. Not permitted.

Terrorism Insurance. Generally, the Marriott Chicago River North Hotel Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Marriott Chicago River North Hotel Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westfield Countryside

Mortgage Loan No. 5 – Westfield Countryside

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westfield Countryside

Mortgage Loan No. 5 – Westfield Countryside

LEVEL ONE

LA|FITNESS.
Dillard's
sears
jcpenney
macy's
VICTORIA'S SECRET
stride rite
TILLY'S
PACSUN
GNC
Finish Line
EXPRESS
KAY
Buckle
HOLLISTER
Lids
RED ROBIN
BJ's
THE CHILDREN'S PLACE

LEVEL TWO

LA|FITNESS.
Dillard's
sears
jcpenney
macy's
FOREVER 21
Disney store
ALDO
NEW YORK & COMPANY
Coldwater Creek
COACH
Payless
ZUMIEZ
GAP
LOFT
Clarks
VANS
HOT TOPIC
CHAMPS
Cobb

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westfield Countryside

Mortgage Loan No. 5 – Westfield Countryside

Tarpon Springs
Innisbrook Resort and Golf Course
Lake Tarpon
Lansbrook Golf Course
Alderman Rd
Alderman Plaza
John Chestnut Senior Park
Gulf of Mexico
Palm Harbor
Highland Lakes Golf Course
Honeymoon Island State Park
Tampa Rd
The Shoppes at Boot Ranch
East Lake Woodlands Plaza
Causeway Blvd
Curlew Rd
St. Joseph Sound
Seabreeze Shopping Ctr.
Dunedin Country Club
Countryside Gold and Country Club
Mease Countryside Hospital
Bayside Meadows Park
Tampa Bay Downs
Westchase Golf Club
State St W
Oldsmar
HILLSBOROUGH COUNTY
The Hammock Park
Solon Ave
Chi Chi Rodriguez Golf Course
Caladesi Island State Park
Dunedin
Main St
Safety Harbor
Town 'n' Country
Westfield Countryside
27001 U.S. Highway 19 North
Clearwater, FL 33761
Northwood Plaza
Enterprise Rd E
Old Tampa Bay Regional Park
Cypress Point Shopping Ctr.
Safety Harbor
Philippe Park
Top of the World Golf Course
CLEARWATER
Main St
Clearwater Air Park
Jack Russell Stadium
Bayside Bridge Shopping Ctr.
Tampa Intl. Airport 4 miles
Clearwater Gold and Country Club
St. Petersburg College - Clearwater Campus
Drew St
Courtney Campbell Causeway
Sand Key County Park
Crest Lake Park
Court St
Gulf to Bay Blvd
Morton Plant Hospital
Clearwater Plaza
Clearwater Mall
Clearwater Harbor
Lakeview Rd
Old Tampa Bay
Norton Park
PINELLAS COUNTY
Belleair Country Club
Belleair Rd
Bayside Bridge
Belleair
Midway Shopping Ctr.
Cove Cay Country Club
Largo
Belleair Bluffs
W Bay Dr
E Bay Dr
Keene Plaza
Tri-City Plaza
Roosevelt Blvd
St. Petersburg-Clearwater Intl. Airport
Largo Medical Ctr.
8th Ave SW
East Bay Golf Club
Taylor Reservoir Park
Tampa 5 miles
Howard Frankland Bridge
142nd Ave N
Feather Sound Golf and Country Club
Largo Medical Ctr. - Indian Rocks Rd. Campus
Tampa Bay
Ulmerton Rd
Wilcox Rd
Largo Mall
Ulmerton Rd
Pinellas Park
Walsingham Rd
ST. PETERSBURG
Walsingham Park
Lake Seminole
Colonial Promenade Bardmoor
Bryan Dairy Rd
Downtown St. Petersburg 8 miles
Holiday
Tarpon Springs
Palm Harbor
Dunedin
Safety Harbor
Oldsmar
Carrollwood
Lutz
Land O' Lakes
Wesley Chapel
Citrus Park
Town 'n' Country
TAMPA
Clearwater Beach
Clearwater
Old Tampa Bay
Largo
Indian Rocks Beach
Seminole
Pinellas Park
Mango
Brandon
Palm River
Riverview
Gibsonton
Boyette
Madeira Beach
ST. PETERSBURG
Tampa Bay
Treasure Island
Gulfport
St. Pete Beach
Apollo Beach
Sun City Center
Ruskin
Wimauma

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westfield Countryside

Mortgage Loan No. 5 – Westfield Countryside

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	27001 U.S. Highway 19 North Clearwater, FL 33761

Original Balance(1):	$55,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$55,000,000			Detailed Property Type:	Regional Mall
% of Initial Pool Balance:	4.3%			Net Rentable Area(4):	464,836 SF
Loan Purpose(2):	Acquisition			Cut-off Date Balance Per Unit/SF(1):	$333
Borrower Name(s):	Countryside Mall LLC			Balloon/ARD Balance Per Unit/SF(1):	$303
Sponsor(s):	Westfield Group; O’Connor Capital Partners			Year Built/Year Renovated:	1975/1988, 1989, 2009, 2011
				Title Vesting:	Fee
Mortgage Rate:	3.912%			Property Manager:	Westfield Property Management LLC
Note Date:	5/30/2013
First Payment Date:	7/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	6/1/2023			UW Revenues:	$25,324,035
IO Period:	60 months			UW Expenses:	$9,698,281
Original Term to Maturity or ARD:	120 months			UW NOI:	$15,625,754
Seasoning:	4 months			UW NCF:	$14,586,182
Original Amortization Term:	360 months			UW NOI DSCR(1):	1.78x
Loan Amortization Type:	Partial IO			UW NCF DSCR(1):	1.66x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	10.1%
Prepayment Provisions:	LO (28); DEF/YM1 (85); O (7)			UW NCF Debt Yield(1):	9.4%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity(1):	10.4%
Pari Passu Mortgage Debt(1):	$100,000,000			Most Recent NOI (As of):	$16,066,085 (TTM 4/30/2013)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$15,760,000 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$13,384,000 (12/31/2011)
Reserves(3)				Appraised Value:	$270,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/10/2013
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	57.4%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD(1):	52.1%
Recurring Replacements:	$0	Springing	$92,880	Occupancy Rate (As of):	91.7% (7/31/2013)
TI/LC:	$0	Springing	$464,398	2nd Most Recent Occupancy (As of):	82.4% (12/31/2012)
				3rd Most Recent Occupancy (As of):	84.4% (12/31/2011)
				4th Most Recent Occupancy (As of):	89.5% (12/31/2010)
				5th Most Recent Occupancy (As of):	88.6% (12/31/2009)
				6th Most Recent Occupancy (As of):	88.6% (12/31/2008)

(1)
The Westfield Countryside Mortgage Loan is part of the Westfield Countryside Loan Combination evidenced by multiple pari passu notes with an aggregate original principal balance of $155,000,000. The Cut-off Date Balance Per Unit/SF, Balloon/ARD Balance Per Unit/SF, UW NOI DSCR, UW NCF DSCR, UW NOI Debt Yield, UW NCF Debt Yield, UW NCF Debt Yield at Maturity, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD numbers presented above are based on the entire $155,000,000 Westfield Countryside Loan Combination balance.

(2)
The proceeds of the Westfield Countryside Loan Combination were used to partially finance a joint venture purchase of 6 regional malls. An affiliate or affiliates of Westfield America, Inc., one of the current loan sponsors, previously owned a majority interest in the Westfield Countryside Property.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements. The reserves, if any, are applicable to the entire Westfield Countryside Loan Combination.
(4)	The Net Rentable Area includes improvements owned by the Westfield Countryside Borrower and excludes four non-collateral anchor tenant stores totaling approximately 795,151 SF, which are tenant owned.

The Westfield Countryside Mortgage Loan

The Mortgage Loan.  The fifth largest mortgage loan (the “Westfield Countryside Mortgage Loan”) is part of a pari passu loan combination (the “Westfield Countryside Non-Serviced Loan Combination”) evidenced by multiple pari passu notes in the aggregate principal amount of $155,000,000, all of which are secured by the same first priority fee mortgage encumbering a portion of the regional mall known as Westfield Countryside Mall in Clearwater, Florida (the “Westfield Countryside Property”). The Westfield Countryside Mortgage Loan is evidenced by five pari passu notes (Notes A-1-2, A-2-2, A-3-2, B-1-2 and B-2-2) with a combined outstanding principal balance as of the Cut-off Date of $55,000,000. The five pari passu notes not included in the issuing entity (Notes A-1-1, A-2-1, A-3-1, B-1-1 and B-2-1) evidence a related companion loan (the “Westfield Countryside Non-Serviced Companion Loan”)and have an aggregate outstanding balance as of the Cut-off Date of $100,000,000. The Westfield Countryside Non-Serviced

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westfield Countryside

Companion Loan has similar features and terms as the Westfield Countryside Mortgage Loan and was contributed to the MSBAM 2013-C11 transaction. See “—Secured Indebtedness” below for further details. The “A” notes are pari passu with each other and the “B” notes are all pari passu with each other. The “B” notes are subordinate to the “A” notes.

The Westfield Countryside Mortgage Loan had an initial term of 120 months and has a remaining term of 116 months, with a maturity date of June 1, 2023. The Westfield Countryside Mortgage Loan requires payments of interest only for the initial 60 months and payments of principal and interest thereafter. The Westfield Countryside Mortgage Loan may be prepaid in whole on any payment date after the first due date following the second anniversary of the closing date of this transaction, together with (prior to the open prepayment period) the greater of a yield maintenance premium and 1% of the prepayment amount. Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C11 Certificates or the MSBAM 2013-C12 Certificates) is permitted at any time on or after the first due date following the second anniversary of the closing date of this transaction. The Westfield Countryside Mortgage Loan is open to prepayment in full (without prepayment consideration) during the final six months of the loan term.

The Borrower and the Sponsor.  The borrower is Countryside Mall LLC (the “Westfield Countryside Borrower”), a single-purpose Delaware limited liability company. The Westfield Countryside Borrower is indirectly owned and controlled by Westfield America, Inc., a subsidiary of Westfield Group (“Westfield”) (ASX: WDC), a Sydney Australia based shopping center owner and manager and by an affiliate of O’Connor Capital Partners (“O’Connor”). Westfield currently has investment interests in 99 shopping centers in Australia, New Zealand, the United States and the United Kingdom. Westfield America, Inc. is the non-recourse carve-out guarantor. O’Connor is a privately held New York City based real estate investment firm. On March 29, 2013, Westfield and O’Connor announced a joint venture investment in a portfolio comprising six regional malls located in Florida, including the Westfield Countryside Property, with a gross total value of $1.283 billion.

The Mortgaged Property.  The Westfield Countryside Property consists of 464,836 SF of major, in-line, food court, and kiosk space within the 2-story, approximately 1,259,987 SF Westfield Countryside Mall, a regional mall in Clearwater, Florida. The Westfield Countryside Property is located within the Tampa – St. Petersburg - Clearwater MSA. The Westfield Countryside Mall is anchored by Sears, Macy’s, Dillard’s, and JC Penney, and includes a 12 screen Cobb Theater Cinema, as well as a 20,000 SF XXI Forever store and a free-standing 18,466 SF L.A. Fitness. The four anchor stores, Sears, Macy’s, Dillard’s, and JC Penney, which total approximately 795,151 SF, are tenant owned and are not collateral for the Westfield Countryside Mortgage Loan. The Westfield Countryside Mall opened in 1975, was expanded in 1988 and 1989, and was fully renovated in 2009 and expanded in 2011, with the addition of the new 12- screen Cobb Theater and the reconfiguration of approximately 33,626 SF of previously existing shop space to restaurant space. The new theater and restaurant area was leased in 2011, 2012, and 2013. There are currently no plans for renovation, improvement or development of the Westfield Countryside Property.

In addition to the XXI Forever store, the L.A. Fitness Club, a Victoria’s Secret store, a Gap/Gap Body store and the Cobb Theater, the Westfield Countryside Property contains approximately 115 occupied in-line stores, 17 kiosks and 10 food court tenants. There is currently approximately 38,780 SF of in-line and kiosk vacancy. The Westfield Countryside Mall in its entirety has 5,586 surface and garage parking spaces, for a total parking ratio of 4.44 spaces per 1,000 SF of total GLA, including the non-collateral anchor tenant spaces.

As of the July 31, 2013 rent roll, the Westfield Countryside Property is 91.7% leased. The Westfield Countryside Mall, including both collateral and non-collateral space, was 96.9% leased or otherwise occupied as of the July 31, 2013 rent roll. Comparable in-line store sales, representing 177,728 SF, as of the trailing 12 months ended May 31, 2013, were approximately $396 PSF. The trailing 12 month average occupancy cost as a percentage of sales for these tenants was 17.2%. The reported year end 2012 in-line comparable sales were approximately $392 PSF. The 2011 and 2010 in-line comparable sales were approximately $353 and $334 PSF, respectively. For the trailing 12 months ended May 31, 2013, total mall sales, including sales estimates for the non-collateral anchor tenants and reported sales for comparable and non-comparable major, in-line, food court and kiosk tenants, totaled approximately $243,176,000.

Major Collateral Tenants.

Cobb Theaters (53,729 SF, 12% of NRA, 11% of underwritten base rent). Cobb Theaters III, LLC (“Cobb”) leases 53,729 SF at the Westfield Countryside Property and operates the space as a 12-screen movie-theater. The lease began on December 16, 2011 and has a current expiration date of December 31, 2026, with four 5-year lease renewal options. Cobb Theaters, L.L.C., which was established in Alabama in 1921, currently operates 253 screens at 21 locations in 5 states.

XXI Forever (20,000 SF, 4% of NRA, 4% of underwritten base rent). Forever 21 Retail, Inc. leases 20,000 SF at the Westfield Countryside Property. The lease began on June 29, 2012 and has a current expiration date of January 31, 2023. Forever 21, Inc., was founded in 1984 and, according to Forbes, as of November 2012, the apparel retailer was the 121st largest private company in the United States with estimated annual sales of $3.4 billion at over 480 stores under various brand names, including Forever 21, XXI Forever, For Love 21, Heritage 1981 and Reference.

L.A. Fitness (18,466 SF, 4% of NRA, 1% of underwritten base rent). L.A. Fitness International, LLC leases 18,466 SF at the Westfield Countryside Property. The lease began on February 16, 2003 and has a current expiration date of March 31, 2018, with three 5-year lease renewal options. L.A. Fitness is a health club chain that was founded in 1984 and currently operates more than 500 locations in 24 states and Canada.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westfield Countryside

The following table presents a summary regarding major tenants and the non-collateral anchors at the Westfield Countryside Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	Approximate % of NRSF(2)	Annual Underwritten Base Rent	% of Total Annual UW Rent	Total Annual Underwritten Base Rent (PSF)(3)	Lease Expiration(4)	TTM May 2013 Sales PSF/ Screen(5)	UW Occupancy Cost as a % of Sales
Non-Collateral Anchors
Sears	CCC/B3/CCC+	220,833	NAP	NAP	NAP	NAP	9/06/2030	$103	NAP
Macy’s	BBB/Baa3/BBB	214,965	NAP	NAP	NAP	NAP	7/23/2030	$202	NAP
Dillard’s	BBB-/Ba3/BB+	209,214	NAP	NAP	NAP	NAP	3/30/2031	$128	NAP
J.C. Penney	B-/Caa1/CCC+	150,139	NAP	NAP	NAP	NAP	1/20/2031	$121	NAP
Subtotal / Wtd. Avg.		795,151

Tenants > 10,000 SF
Cobb Theaters	NR/NR/NR	53,729	12%	$1,682,389	11%	$31.31	12/31/2026	$587,583	23.9%
XXI Forever	NR/NR/NR	20,000	4%	$574,464	4%	$28.72	1/31/2023	$210	12.7%
L.A. Fitness	NR/NR/NR	18,466	4%	$203,126	1%	$11.00	3/31/2018	$52	30.0%
Victoria’s Secret	NR/NR/NR	12,411	3%	$372,330	3%	$30.00	1/31/2018	$542	10.1%
Gap/Gap Body	BBB-/Baa3/BBB-	11,168	2%	$223,360	2%	$20.00	1/31/2017	$199	24.3%
Subtotal / Wtd. Avg.		115,774	25%	$3,055,669	21%	$26.39

Other Tenants		310,282	67%	$11,751,680	79%	$37.87
Vacant Space		38,780	8%	$0	0%	$0.00

Total		464,836	100%	$14,807,349	100%	$34.75

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Approximate % of NRSF is based on total collateral NRSF of 464,836 SF. It does not include the Sears, Macy’s, Dillard’s or J.C. Penney stores, which are not collateral for the Westfield Countryside Mortgage Loan.

(3)	Total Annual Underwritten Base Rent (PSF) excludes vacant space.
(4)
The lease expiration dates for Sears, Macy’s, Dillard’s and J.C. Penney represent the current reciprocal easement agreement expiration dates for each respective store. These anchor stores are not collateral for the Westfield Countryside Mortgage Loan.

(5)
The Sears, Macy’s, Dillard’s and J.C. Penney stores do not report sales for this location. The above Sales PSF attributed to these non-collateral stores are based only on estimates by Westfield for the 2012 calendar year. TTM May 2013 Sales PSF attributed to “Other Tenants” includes only 177,728 SF of comparable in-line and 2,613 SF of comparable food court tenants. (Non-comparable in-line, food court and kiosk tenants are excluded from this calculation.) Excluding the comparable food court tenants, which had TTM average sales of $887 PSF, the average sales PSF for comparable in-line tenants was approximately $396.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westfield Countryside

The following table presents certain information relating to the lease rollover at the Westfield Countryside Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2013	3	2,532	$73.42	1%	1%	$185,896	1%	1%
2014	27	47,501	$36.98	10%	11%	$1,756,727	12%	13%
2015	13	19,525	$46.64	4%	15%	$910,640	6%	19%
2016	24	55,306	$39.38	12%	27%	$2,178,065	15%	34%
2017	14	22,655	$46.92	5%	32%	$1,062,962	7%	41%
2018	24	77,274	$29.46	17%	48%	$2,276,371	15%	57%
2019	9	25,179	$30.55	5%	54%	$769,170	5%	62%
2020	7	15,615	$49.54	3%	57%	$775,514	5%	67%
2021	6	15,079	$32.21	3%	60%	$485,729	3%	70%
2022	8	22,096	$33.87	5%	65%	$748,402	5%	75%
2023	10	49,345	$27.58	11%	76%	$1,360,903	9%	85%
2024	1	3,500	$10.00	1%	77%	$35,000	0%	84%
2025	0	0	$0.00	0%	77%	$0	0%	85%
2026 & Beyond	3	70,449	$32.14	15%	92%	$2,263,969	15%	100%
Vacant	0	38,780	$0.00	8%	100%	$0	0%	100%
Total / Wtd. Avg.	149	464,836	$34.75	100%		$14,807,349	100%

(1)
The information in the lease rollover schedule is based on the underwritten rent roll. The July 31, 2013 rent roll indicates 5 tenant expirations in 2013; however, as of a September 30, 2013 rent roll, two of those tenants have renewed and have 2023 and 2024 lease expiration dates.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westfield Countryside

The Market. The Westfield Countryside Property is located in Tampa MSA, approximately 3.5 miles east of the Gulf of Mexico, within the city of Clearwater. The Tampa CBSA has a population of approximately 2.8 million people. The Westfield Countryside Property is located within the Clearwater/North Pinellas submarket, which contains approximately 8.9 million SF of retail space, which is 22.2% of the market inventory. As of March 31, 2013, the submarket retail vacancy averaged 13.7%, with an average asking rent of $14.51 PSF for general retail space. Competitive regional mall average in-line rental rates are included in the chart below. The estimated current population within a five-mile radius is 224,591 people. The average household income within a five-mile radius is estimated at $59,168 per annum, while the average household income within the Westfield Countryside Property trade area is approximately $60,746. Below is a chart of primary and secondary competitive shopping centers.

Competitive Property Summary
Property	Center Type	Year Built	Year Renovated	Total GLA (SF)	Anchor Tenants	Inline Avg. Rent PSF	Sales PSF	Occupancy	Proximity
Citrus Park (Primary Competition) NEQ Sheldon Rd. & Citrus Park Dr., Tampa	Super-Regional	1999	2004	1,143,377	Dillard’s JC Penney Macy’s Sears Dick’s Sporting Goods	$30.62	$370	88%	10.2 miles NE
International Plaza (Primary Competitor) 2223 N Westshore Boulevard Tampa	Super-Regional	2001	2005	1,174,565	Dillard’s Neiman Marcus Nordstrom Forever XXI	$49.00	$500	95%	14.3 miles SE
Westshore Plaza (Primary Competitor) 250 Westshore Plaza Tampa	Super-Regional	1967	2001	1,036,322	JC Penney Macy’s Saks Fifth Avenue Sears	$29.00	$375	93%	14.4 miles SE
Tyrone Square (Secondary Competitor) 1050 58th St. N St. Petersburg	Super-Regional	1972	1998	1,124,606	Dillard’s JC Penney Macy’s Sears	$28.00	$350	91%	15.6 miles S

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westfield Countryside

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westfield Countryside Property:

Cash Flow Analysis
	2009	2010	2011	2012	UW	UW PSF
Base Rent(1)	$11,651,000	$10,261,000	$10,004,000	$12,335,000	$14,807,349	$31.85
Overage Rent	$52,000	$71,000	$128,000	$182,000	$235,225	$0.51
Other Income(2)	$3,426,000	$2,913,000	$2,723,000	$3,135,000	$1,511,000	$3.25
Total Recoveries	$8,157,000	$7,800,000	$8,669,000	$9,114,000	$10,117,000	$21.76
Mark to Market(3)	$0	$0	$0	$0	($1,346,538)	($2.90)
Less Vacancy & Credit Loss	($119,000)	$27,000	($1,000)	($71,000)	$0	$0
Effective Gross Income	$23,167,000	$21,072,000	$21,523,000	$24,695,000	$25,324,035	$54.48
Total Operating Expenses	$7,891,000	$7,618,000	$8,139,000	$8,935,000	$9,698,281	$20.86
Net Operating Income	$15,276,000	$13,454,000	$13,384,000	$15,760,000(4)	$15,625,754	$33.62
TI/LC	$0	$0	$0	$0	$946,604	$2.04
Capital Expenditures	$0	$0	$0	$0	$92,967	$0.20
Net Cash Flow	$15,276,000	$13,454,000	$13,384,000	$15,760,000	$14,586,182	$31.38
Occupancy %	88.6%	89.5%	84.4%	82.4%	91.7%
NOI DSCR	1.74x	1.53x	1.52x	1.79x	1.78x
NCF DSCR	1.74x	1.53x	1.52x	1.79x	1.66x
NOI Debt Yield	9.9%	8.7%	8.6%	10.2%	10.1%
NCF Debt Yield	9.9%	8.7%	8.6%	10.2%	9.4%
Average Annual Rent PSF(5)	$31.99	$27.87	$28.84	$32.20	$34.75

(1)
Historical and Underwritten Base Rent includes actual property vacancy. Underwritten Base Rent includes approximately $250,047 of contractual rent increases through December 31, 2013. In 2011, 2012 and 2013, a new theater and 5 restaurants were added to the Westfield Countryside Property, which account for approximately $2,828,519 of total additional underwritten base rents, plus associated recoveries.

(2)	Underwritten Other Income includes specialty leasing, partnership marketing and additional income.
(3)	Inline tenants with occupancy costs exceeding 20% are marked down to a 20% occupancy cost total rental rate.
(4)	The Westfield Countryside sponsor reported trailing twelve months ended April 30, 2013 NOI of $16,066,085 at the Westfield Countryside Property.
(5)
Average Annual Rent PSF is based on historical financials and end of year occupancy rates. Vacant space is excluded from the calculation. The Underwritten Average Annual Rent PSF includes certain contractual rent steps as described in note 1 above. The assumed SF for the calculation is approximately 411,107 (the current SF less the recently constructed Cobb Theater space, which lease began on December 16, 2011) for the years 2009, 2010 and 2011 and 464,836 SF for 2012 and the underwritten period, net of vacancy.

Escrows and Reserves.  On each monthly payment date on which the debt service coverage ratio fails to satisfy the DSC Threshold (as defined below), the Westfield Countryside Borrower is required to escrow 1/12th of the annual estimated tax payments monthly and 1/12th of the annual estimated insurance premiums monthly (unless the Westfield Countryside Borrower maintains insurance under an acceptable blanket insurance policy).  The Westfield Countryside Borrower is also required, on each monthly payment date on which the debt service coverage ratio fails to satisfy the DSC Threshold, to make monthly deposits of $7,739 for replacement reserves and $38,669 for TI/LC reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $92,880 or in the TI/LC reserve exceeds $464,398.

“DSC Threshold” means a debt service coverage ratio of at least 1.80x, calculated based on the previous twelve months and tested on the first day of each calendar quarter. The calculation will be based on the current interest only debt service payment throughout the Westfield Countryside Mortgage Loan term and on the actual Westfield Countryside Property operating results.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Westfield Countryside Mortgage Loan.  The Westfield Countryside Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Westfield Countryside Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are swept daily to the cash management account and applied on each monthly payment date to pay debt service on the Westfield Countryside Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to fund an operating expense subaccount up to the amount of lender approved operating expenses and budgeted capital expenses for the next month and an extraordinary expense subaccount up to the amount of extraordinary expenses approved by lender for the next month and to remit the remainder to an account to be held by the mortgagee as additional security for the Westfield Countryside Mortgage Loan.

A “Cash Sweep Period” will commence upon the occurrence of an event of default and end on the date upon which the event of default has been cured as determined by Lender in its sole good faith discretion.

Property Management. The Westfield Countryside Property is managed by Westfield Property Management LLC, an affiliate of the Westfield Countryside Borrower.

Secured Indebtedness. The Westfield Countryside Non-Serviced Companion Loan was originated by MSMCH on May 30, 2013 and is evidenced by five notes with a combined original and Cut-off Date Balance of $100,000,000. The current holder of the Westfield Countryside Non-Serviced Companion Loan is Morgan Stanley Bank of America Merrill Lynch Trust 2013-C11. The notes evidencing the Westfield Countryside Non-Serviced Companion Loan accrue interest at the same rate as the Westfield Countryside Mortgage Loan. The Westfield Countryside Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Westfield Countryside Non-Serviced Companion Loan, as and to the extent described under “DESCRIPTION OF THE MORTGAGE POOL–The Non-Serviced Loan Combinations–The Westfield Countryside Non-Serviced Loan Combination” in the Free Writing Prospectus. The holders of the Westfield Countryside Mortgage Loan and the Westfield Countryside Non-

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westfield Countryside

Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Westfield Countryside Non-Serviced Loan Combination.  The Westfield Countryside Non-Serviced Companion Loan will generally represent the controlling interest in the Westfield Countryside Non-Serviced Loan Combination and the Westfield Countryside Non-Serviced Loan Combination will be serviced pursuant to terms of the pooling and servicing agreement for the MSBAM 2013-C11 transaction. See “DESCRIPTION OF THE MORTGAGE POOL–The Non-Serviced Loan Combinations–The Westfield Countryside Non-Serviced Loan Combination” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity.  Not permitted.

Future Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the insurance policies maintained by the Westfield Countryside Borrower are required to cover losses resulting from perils and acts of terrorism.  Notwithstanding the foregoing, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any subsequent statute, extension or reauthorization) is not in effect, Westfield Countryside Borrower is required to maintain terrorism insurance as described above, but in such event, the Westfield Countryside Borrower will not be required to pay annual premiums in excess of two times the then current premium for a separate “special causes of loss” (or similar) policy insuring only the Westfield Countryside Property on a stand-alone basis, provided the Westfield Countryside Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent available.

Expansion, Release and Substitution of Property.  Provided no event of default has occurred and is continuing, the Westfield Countryside Borrower may obtain a release of certain non-income producing, non-material portions of the Westfield Countryside Property, and in connection therewith subdivide the Westfield Countryside Property, including parking areas, provided that, among other conditions, the Westfield Countryside Borrower has certified that (i) fee simple title to the release parcel is being conveyed to a third party and (ii) the subdivision in connection with such release will not materially adversely affect the use, value, utility or operation of the remaining Westfield Countryside Property as it was operated immediately prior to the release and lender has received evidence demonstrating that the remaining Westfield Countryside Property will comply in all material respects with all applicable legal requirements after the release and constitute one or more separate legal tax lots (as reflected in a tax lot endorsement to the title policy).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Point at Las Colinas

Mortgage Loan No. 6 – Point at Las Colinas

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Point at Las Colinas

Mortgage Loan No. 6 – Point at Las Colinas

Point at Las Colinas
300 East John W. Carpenter Freeway
Irving, TX 75062
Coppell
Carrollton
Farmers Branch
Valley Ranch
DALLAS
IRVING
Las Colinas
DALLAS COUNTY
Downtown Irving
West Dallas
Dallas - Fort Worth Intl. Airport
Dallas Love Field
North Lake
North Lake Park
McInnish Park
Sam Houston Park
Hackberry Creek Country Club
Colinas Crossing Lake
Spring Trail Park
LB Houston Municipal Golf Course
Brookhaven Country Club
Brookhaven College
Dallas Christian College
Standridge Stadium
Las Colinas Medical Center
Irving Convention Center at Las Colinas
North Lake College
Cottonwood Golf Course
Las Colinas Country Club
University of Dallas
Irving Mall
Baylor Medical Center at Irving
Brook Hollow Golf Course
Trinity River Greenbelt Park
Twin Wells Municipal Golf Course
Fritz Park
Downtown Dallas 2 miles
Bethel Rd
Belt Line Rd
Valwood Pkwy
Josey Ln
Marsh Ln
Webb Chapel Rd
Valley View Ln
LBJ Frwy
Regent Blvd
Airfield Dr
Kinwest Pkwy
Royal Ln
John Carpenter Frwy
(Under Construction)
Buffalo Blvd
O'Connor Blvd
Luna Rd
MacArthur Blvd
Pres. George Bush Tpke
Forest Ln
Northaven Rd
Walnut Hill Ln
Northwest Hwy
Las Colinas Blvd
Wildwood Dr
Rochelle Blvd
Rochelle Rd
Northgate Dr
Esters Rd
Airport Frwy
Grauwyler Rd
O'Connor Rd
Pioneer Dr
Irving Blvd
Shady Grove Rd
Nursery Rd
Hunter Ferrell Rd
Regal Row
Stemmons Frwy
Harry Hines Blvd
Canada Dr
Westmoreland Rd
Hampton Rd
Bernal Dr
Singleton Blvd
DART
DART GREEN LINE
ORANGE LINE
TRINITY RAIL EXPRESS
DOWNTOWN CARROLLTON
FARMERS BRANCH
ROYAL LANE
WALNUT HILL
BELT LINE
CARPENTER RANCH
NORTH LAKE COLLEGE
IRVING CONVENTION CENTER
LAS COLINAS URBAN CENTER
SOUTH LAS COLINAS
UNIV. OF DALLAS
LOOP 12
BACHMAN
LOVE FIELD
DOWNTOWN IRVING
161
35E
635
114
12
345
183
356
DENTON
FRISCO
McKinney
PLANO
Allen
Flower Mound
Lewisville
Carrollton
Addison
Coppell
Farmers Branch
RICHARDSON
GARLAND
Rowlett
Grapevine
Euless
IRVING
DALLAS
MESQUITE
FORT WORTH
ARLINGTON
GRAND PRAIRIE
DeSoto
Lancaster
Mansfield

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Point at Las Colinas

Mortgage Loan No. 6 – Point at Las Colinas

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	300 East John W. Carpenter Freeway Irving, TX 75062

Original Balance:	$43,500,000			General Property Type:	Office
Cut-off Date Balance:	$43,500,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	3.4%			Net Rentable Area:	398,771 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per Unit/SF:	$109
Borrower Name(s):	FPG The Point, LP			Balloon/ARD Balance Per Unit/SF:	$109
Sponsor:	Fortis Property Group, LLC			Year Built/Year Renovated:	1983/2007
Mortgage Rate:	4.680%			Title Vesting:	Fee
Note Date:	8/12/2013			Property Manager:	FPG Texas Management, LP
First Payment Date:	10/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	9/1/2018			UW Revenues:	$8,045,079
IO Period:	60 months			UW Expenses:	$3,973,480
Original Term to Maturity or ARD:	60 months			UW NOI:	$4,071,599
Seasoning:	1 month			UW NCF:	$3,991,849
Original Amortization Term:	0 months			UW NOI DSCR:	1.97x
Loan Amortization Type:	Full IO			UW NCF DSCR:	1.93x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (25); DEF (31); O (4)			UW NCF Debt Yield:	9.2%
Lockbox/Cash Management:	Hard/In Place			UW NCF Debt Yield at Maturity:	9.2%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,043,470 (6/30/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$5,088,849 (12/31/2012)
Mezzanine Debt(1):	$9,187,000			Third Most Recent NOI (As of):	$4,251,150 (12/31/2011)
Reserves(2)				Appraised Value:	$60,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/12/2012
RE Tax:	$665,180	$90,714	NAP	Cut-off Date LTV Ratio:	72.5%
Insurance:	$8,150	$8,150	NAP	LTV Ratio at Maturity/ARD:	72.5%
Recurring Replacements:	$310,000	$6,646	NAP	Occupancy Rate:	98.3% (8/12/2013)
TI/LC:	$5,000,000	$0	NAP	2nd Most Recent Occupancy:	91.1% (12/31/2012)
Rent Abatements:	$653,922	$0	NAP	3rd Most Recent Occupancy:	93.5% (12/31/2011)
Outstanding TI Funds:	$3,370,543	$0	NAP

(1)	See “—Mezzanine Loan and Preferred Equity” below.
(2)
See “—Escrows and Reserves” below for further discussion of reserve requirements. The initial recurring replacement, rent abatements and outstanding TI funds escrows were provided as a credit to the Point at Las Colinas Borrower from the property seller.

The Point at Las Colinas Mortgage Loan

The Mortgage Loan. The sixth largest mortgage loan (the “Point at Las Colinas Mortgage Loan”) is evidenced by a promissory note in the principal amount of $43,500,000, secured by a first priority fee mortgage encumbering the property known as the Point at Las Colinas, Irving, Texas (the “Point at Las Colinas Property”). The proceeds of the Point at Las Colinas Mortgage Loan were used to finance the acquisition of the Point at Las Colinas Property for a purchase price of approximately $55,000,000.

The Point at Las Colinas Mortgage Loan had an original term of 60 months and has a remaining term of 59 months with a maturity date of September 1, 2018. The Point at Las Colinas Mortgage Loan requires payments of interest only for its entire term. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C12 Certificates) is permitted at any time on or after the first due date following the second anniversary of the closing date of this transaction. The Point at Las Colinas Mortgage Loan is open to prepayment in full (without prepayment consideration) during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is FPG The Point, LP (the “Point at Las Colinas Borrower”), a single-purpose Delaware limited partnership with 2 independent directors. The Point at Las Colinas Borrower is partially owned and controlled by Louis and Joel Kestenbaum, founding members of the Fortis Property Group, LLC (“Fortis”).  Fortis is the recourse carve-out guarantor. Fortis is a New York based real estate investment,

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Point at Las Colinas

operating and development company. As of December 31, 2012, Fortis reported total assets of approximately $491.7 million and an equity value of approximately $112.7 million.

The Mortgaged Property. The Point at Las Colinas Property is a Class A, 18- story, multi-tenant office building within the Las Colinas Development master planned community in Irving, Texas. The approximately 398,749 SF building was constructed in 1983 and renovated in 2007. There are approximately 1,390 garage and surface parking spaces at the Point at Las Colinas Property, primarily within a six story parking structure.

The Point at Las Colinas Property was purchased by CBREI in 2006 after a previous lease, which occupied most of the building, expired in 2005 leaving the property approximately 75% vacant. CBREI then invested approximately $5 million in capital improvements to upgrade the lobby, and other interior and exterior common areas, create a conference and fitness center and obtain a LEED Silver certification.  An additional approximately $7 million in tenant improvements was spent to re-tenant the formerly vacant space, primarily by leasing approximately 111,365 SF to Lehigh Hanson, Inc. (“Lehigh”) beginning in September 2006, with an additional 45,902 SF as of July 2008. Lehigh recently renewed its previously existing lease for approximately 157,267 SF from 2006 and 2008 and expanded its space by approximately 53,854 SF, for a total of 211,121 SF, or approximately 53% of total building SF. Please see “—Major Tenants” below for further discussion of Lehigh lease terms, including certain lease termination options.

The Las Colinas Development, in which the Point at Las Colinas Property is located, encompasses over 20,000 acres and includes Class A office towers, two hotels, luxury residential developments and a monorail system. The Urban Center of Las Colinas contains the highest concentration of office space in the market outside the Dallas and Fort Worth CBDs, with over 5 million SF.

Major Tenants.

Lehigh Hanson, Inc. (211,121 SF, 53% of NRA, 54% of underwritten base rent). Lehigh leases 211,121 SF at the Point at Las Colinas Property. The lease is guaranteed by HBMA Holdings, Inc., and Lehigh Hanson Materials Limited. The original lease began on September 1, 2006, was expanded on July 1, 2008, then renewed and expanded again on August 7, 2013. The lease has a current expiration date of August 7, 2025 for the entire Lehigh space, with one 10-year lease extension option followed by one 5-year lease extension option. The tenant has a lease termination option effective at the end of the 96th lease month of the current lease term (August 31, 2021) with 12 months of notice and payment of an early termination fee equal to all unamortized leasing costs. If Lehigh does not exercise this early lease termination option it is entitled to rent abatement on its entire space for the 97-99th lease months, totaling approximately $1,189,202, plus a refurbishment allowance not to exceed $1,000,000. Lehigh is, since 2007, part of the HeidelbergCement Group (HEI:Xetra), a German based building materials manufacturer with approximately 52,000 employees at 2,500 locations in more than 40 countries. Lehigh has production sites across the U.S. and Canada that produce cement, aggregates, ready mixed concrete, asphalt, precast concrete products, pressure and gravity pipes, tiles and clay bricks.

GE Capital Corporation (109,936 SF, 28% of NRA, 28% of underwritten base rent). General Electric Capital Corporation (“GECC”) leases 109,936 SF at the Point at Las Colinas Property. The lease began on July 15, 2005, was expanded by 1,706 SF for a fitness center on August 1, 2013, and has a current expiration date of September 30, 2015, with one 5-year lease renewal option. The tenant has a lease termination option applicable to the top floor of its space with 12 months of notice and payment of a termination fee equal to any unamortized leasing costs. GECC is a subsidiary of General Electric Company (NYSE: GE). The company is the financial services unit of GE. As of 2012, GECC had 50,000+ employees worldwide, operating in more than 50 countries, with total assets of $538 billion.

Interstate Operating LP (22,880 SF, 6% of NRA, 6% of underwritten base rent). Interstate Operating Company, L.P. (“Interstate”) leases 22,880 SF at the Point at Las Colinas Property. The lease began on March 1, 2008 and has a current expiration date of December 31, 2014, with one 5-year lease renewal option. Interstate is a private company that operates as a subsidiary of Interstate Hotels & Resorts Inc. Interstate Hotels & Resorts is a global hotel management company. The company and its affiliates managed 380 hotels with more than 73,000 rooms globally.

The following table presents a summary regarding anchor and major tenants at the Point at Las Colinas Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	Approximate % of NRSF	Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Total Annual Underwritten Base Rent (PSF)	Lease Expiration
Major Tenants
Lehigh Hanson, Inc.	NR/NR/NR	211,121	53%	$4,367,445	54%	$20.69	8/31/2025(2)
GE Capital Corporation	NR/Aa3/AA+	109,936	28%	$2,234,226	28%	$20.32	9/30/2015
Interstate Operating Company, LP	NR/NR/NR	22,880	6%	$480,480	6%	$21.00	12/31/2014
Subtotal/Wtd. Avg.		343,937	86%	$7,082,151	88%	$20.59

Other tenants		47,900	12%	$999,836	12%	$20.87
Vacant Space		6.934	2%	$0	0%	$0.00

Total/Wtd. Avg.		398,771	100%	$8,081,987	100%	$20.63

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Lehigh Hanson has a lease termination option effective August 31, 2021 with 12 months of notice and payment of an early termination fee equal to all unamortized leasing costs.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Point at Las Colinas

The following table presents certain information relating to the lease rollover at the Points at Las Colinas Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2013	1	1,459	$21.00	0%	0%	$30,639	0%	0%
2014	2	25,888	$21.12	6%	7%	$546,656	7%	7%
2015	8	117,566	$20.43	29%	36%	$2,402,086	30%	37%
2016	1	2,982	$19.93	1%	37%	$59,440	1%	38%
2017	3	29,512	$20.54	7%	44%	$606,332	8%	45%
2018	1	3,309	$21.00	1%	45%	$69,489	1%	46%
2019	0	0	$0.00	0%	45%	$0	0%	46%
2020	0	0	$0.00	0%	45%	$0	0%	46%
2021	0	0	$0.00	0%	45%	$0	0%	46%
2022	0	0	$0.00	0%	45%	$0	0%	46%
2023	0	0	$0.00	0%	45%	$0	0%	46%
2024	0	0	$0.00	0%	45%	$0	0%	46%
2025	11	211,121	$20.69	53%	98%	$4,367,445	54%	100%
2026 & Beyond	0	0	$0.00	0%	98%	$0	0%	100%
Vacant	0	6,934	$0.00	2%	100%	$0	0%	100%
Total/Wtd. Avg.	27	398,771	$20.63	100%		$8,081,987	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.
(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

The Market. The Point at Las Colinas Property is located within the Las Colinas Development master planned community in the northwest portion of Dallas County between Dallas and Fort Worth. The area is within the Las Colinas/DFW Airport submarket of Dallas, with approximately 28 million SF of office space. As of March 31, 2013, overall submarket vacancy was 18.3% and overall weighted average rents were $20.75 PSF. As of June 30, 2013, the submarket direct vacancy rate was 16.3%, down 4.7% from the same period a year earlier. For the first half of 2013, approximately 1.3 million SF was leased in the submarket. The 10 direct comparable buildings, totaling approximately 3.8 million SF were approximately 87% leased with asking rental rates between $22.45 PSF and $23.30 PSF. The following table presents the comparable office property subset.

Competitive Property Summary
Property and Address	Year Built (Renovated)	RBS (SF)	% Leased	Ask Rate/SF Low	Ask Rate/SF High	Expenses
Urban Towers, 222 West Las Colinas Boulevard	1982 (2007)	844,113	90.00%	$26.50	$26.50	Plus Electric
The Summitt in Las Colinas, 545 East John Carpenter Freeway	1984	375,706	90.00%	$23.00	$24.00	Plus Electric
Tower 909, 909 Lake Carolyn Parkway	1988 (2007)	364,336	84.00%	$27.50	$27.50	Plus Electric
Las Colinas Towers I, 201 East John Carpenter Freeway	1979 (2007)	134,592	85.00%	$19.50	$21.50	Plus Electric
Las Colinas Towers II, 225 East John Carpenter Freeway	1979 (2007)	393,725	86.00%	$19.50	$21.50	Plus Electric
Canal Centre, 400 East Las Colinas Boulevard	1983 (2008)	237,219	64.00%	$19.50	$22.00	Plus Electric
Waterway Tower, 433 East Las Colinas Boulevard	1982 (2012)	223,120	83.00%	$22.00	$23.00	Plus Electric
220 East Las Colinas Boulevard, 220 East Las Colinas Boulevard	1982	325,219	93.50%	$21.00	$21.00	Plus Electric
600 East Las Colinas Boulevard, 600 East Las Colinas Boulevard	1982	510,841	82.60%	$24.00	$24.00	Plus Electric

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Point at Las Colinas

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Point at Las Colinas Property:

Cash Flow Analysis

	2010	2011	2012	6/30/2013 TTM	UW	UW PSF
Base Rent(1)	$6,684,911	$7,207,175	$7,364,099	$7,194,928	$8,220,012	$20.61
Other Income	$89,164	$126,629	$105,000	$151,024	$165,000	$0.41
Total Recoveries	$661,202	$660,883	$866,135	$1,050,669	$1,050,669	$2.63
Discounts/ Concessions(2)	($262,586)	($568,758)	($9,774)	($1,793,905)	$0	$0
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,390,602)	($3.49)
Effective Gross Income	$7,172,691	$7,425,929	$8,325,459	$6,602,716	$8,045,079	$20.17
Total Expenses	$2,885,443	$3,174,779	$3,236,610	$3,559,246	$3,973,480	$9.96
Net Operating Income	$4,287,248	$4,251,150	$5,088,849	$3,043,470	$4,071,599	$10.21
TI/LC	$0	$0	$0	$0	$913,186	$2.29
Capital Expenditures	$0	$0	$0	$0	$79,750	$0.20
Upfront TI/LC Escrow Offset(3)	$0	$0	$0	$0	($913,186)	($2.29)
Net Cash Flow	$4,287,248	$4,251,150	$5,088,849	$3,043,470	$3,991,849	$10.01

Occupancy %(4)	91.0%	93.5%	91.1%	98.1%	85.0%
NOI DSCR	2.08x	2.06x	2.47x	1.47x	1.97x
NCF DSCR	2.08x	2.06x	2.47x	1.47x	1.93x
NOI Debt Yield	9.9%	9.8%	11.7%	7.0%	9.4%
NCF Debt Yield	9.9%	9.8%	11.7%	7.0%	9.2%

(1)	Historical Base Rent includes actual property vacancy.
(2)
Discounts/ Concessions reflect rent abatements. The TTM (6/30/2013) abatement reflects fee rent associated with the Lehigh Hanson, Inc. renewal effective 1/1/2013. $653,922 was collected at loan closing to fund all remaining fee rent for the Lehigh Hanson, Biltmore and SEI of America Corp. tenants.

(3)
The lender collected a $5,000,000 upfront TI/LC escrow for future re-tenanting costs. This upfront escrow is utilized as an offset to underwritten TI/LCs over the five year loan term, constrained to the underwritten TI/LC expense of $913,186.

(4)	Occupancy % numbers are as of each respective year end, except the TTM (6/30/2013) period, which reflects a rent roll dated 5/14/2013. The underwritten occupancy is 85.0%.

Escrows and Reserves.  The Point at Las Colinas Borrower deposited $665,180 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly.  The Point at Las Colinas Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Point at Las Colinas Borrower maintains insurance under an acceptable blanket insurance policy).  The Point at Las Colinas Borrower deposited $310,000 in escrow at loan origination for replacement of an emergency generator at the Point at Las Colinas Property and is required to make monthly deposits of $6,646 for replacement reserves.  The Point at Las Colinas Borrower deposited in escrow at loan origination (x) $3,370,543 for tenant improvement costs and leasing commissions outstanding as of closing and set forth on a schedule attached to the loan agreement and (y) $5,000,000 for tenant improvements and leasing commissions that may be incurred following closing (including reasonable and market costs of the Point at Las Colinas Borrower in preparing or building out vacant space prior to any lease being executed for such space where the Point at Las Colinas Borrower reasonably believes such work will attract an acceptable tenant, but in no event more than 22,000 rentable square feet at any one time of such vacant space and not more than $30 per rentable SF (such costs referred to in this parenthetical, “Prebuild Costs”) (all such costs referred to in clause (y), “Future TI/LCs”). The Point at Las Colinas Borrower deposited $653,922 in escrow at loan origination for future rent credits or abatements under existing leases, which amount is disbursed monthly to the lockbox account pursuant to a schedule attached to the loan agreement. $634,049 of this escrow is associated with the outstanding rent abatement due to Lehigh Hanson, Inc., pursuant to its most recent lease extension.

With respect to requests for disbursements for Future TI/LCs (other than Prebuild Costs), such requests shall not exceed (i) with respect to tenant improvements (a) relating to a new lease (or expansion space demised pursuant to an existing lease or an amendment thereto), $35 per rentable SF, (b) relating to a renewal lease of less than ten years, $15 per rentable SF, (c) relating to a renewal lease of ten years or more, $30 per rentable SF, and (d) relating to any expansion or renewal of that certain office lease agreement, dated June 27, 2005, as amended, with General Electric Capital Corporation, $40 per rentable SF and (ii) with respect to leasing commissions, market leasing commissions for class A office buildings in the Dallas, Texas area.  Notwithstanding the foregoing, the loan agreement permits the Point at Las Colinas Borrower to receive disbursements from the escrow referred to in clause (y) of the preceding paragraph on a lease by lease basis in an amount equal to the positive difference between the applicable tenant improvement allowance (excluding the amount allocable to leasing commissions) expressly granted to the tenant and the actual tenant improvement costs; provided (x) such amount disbursed may not exceed the applicable maximum amount referred to in the preceding sentence minus the aggregate actual tenant improvement costs and leasing commissions previously disbursed to the Point at Las Colinas Borrower with respect to such lease and (y) the Point at Las Colinas Borrower has delivered an estoppel acceptable to lender from the tenant certifying the lease is in full force and effect and neither the Point at Las Colinas Borrower nor the tenant is in default, all work required under the lease has been completed in a satisfactory manner and all tenant allowances required to be paid have been paid in full and the tenant claims no offset rights or rent credits with respect to such work, all conditions to the occupancy of such space and the payment of rent have been satisfied, and the tenant is in actual occupancy of and open for business in the space.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Point at Las Colinas Mortgage Loan.  The Point at Las Colinas Mortgage Loan has in place cash management.  Funds in the lockbox account are applied on each monthly payment date to pay debt service on the Point at Las Colinas Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” and to remit the excess as follows and in the following priority provided an event of default on the Point at Las Colinas Mortgage Loan has not occurred:  (i) to disburse to the Point at Las Colinas Borrower the amount of monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Point at Las Colinas

approved by lender together with other amounts incurred by the Point at Las Colinas Borrower in connection with the operation and maintenance of The Point at Las Colinas Property approved by lender; (ii) to pay regularly scheduled monthly debt service on the Point at Las Colinas Mezzanine Loan (as defined below); (iii) if a Cash Sweep Period exists, to remit the remainder to an account to be held by the mortgagee as additional security for The Point at Las Colinas Mortgage Loan; (iv) if a Cash Sweep Period does not exist, but a Mezzanine Cash Sweep Period does exist, to remit the remainder to an account to be held as additional security for the Point at Las Colinas Mezzanine Loan; and (v) if no Cash Sweep Period or Mezzanine Cash Sweep Period exists, to disburse any excess to The Point at Las Colinas Borrower.

A “Cash Sweep Period” will commence upon (a) the occurrence of an event of default or (b) Lehigh (as successor in interest to Hanson Pipe and Products, Inc., as tenant under that certain office lease agreement dated January 4, 2006, as amended) (i) becomes the subject of a proceeding under any bankruptcy or insolvency law, or (ii) vacates or abandons the demised premises under its lease or otherwise terminates its lease or (iii) fails to exercise its renewal option under its lease or extend its lease at least twelve months prior to the expiration of the lease’s then current term, and continue until either (1) the event of default is cured or (2) (x) with regards to the event referenced in clause (b) (i), Lehigh and the Point at Las Colinas Borrower deliver an estoppel certificate reasonably acceptable to lender certifying Lehigh has affirmed its lease in such bankruptcy proceeding (and attaching a copy of the court order reflecting such affirmation), the lease is in full force and effect and neither Lehigh nor the Point at Las Colinas Borrower is in default thereunder, Lehigh is in occupancy of the demised premises, is operating its business therein and is paying full unabated rent in accordance with its lease without any offset rights or rent credits or abatements or (y) with regards to the event referenced in clause (b) (i) where Lehigh does not affirm its lease or with regard to the events referenced in clause (b) (ii) or (b) (iii), the entire demised premises under such lease has been re-let or renewed or extended, as applicable, to a tenant acceptable to lender in its sole discretion pursuant to a lease acceptable to lender in is sole discretion, as evidenced by estoppels acceptable to lender in its sole discretion from such replacement tenant and the Point at Las Colinas Borrower.

A “Mezzanine Cash Sweep Period” will commence upon (a) the occurrence of an event of default under the Point at Las Colinas Mezzanine Loan or (b) the debt service coverage ratio (as defined in the loan agreement for the Point at Las Colinas Mezzanine Loan) being less than 1.05x for six consecutive calendar months and continue until either (1) the event of default is cured or (2) the debt service coverage ratio (as defined in the loan agreement for the Point at Las Colinas Mezzanine Loan) is equal to or greater than 1.05x for two consecutive calendar quarters.

Property Management: The Point at Las Colinas Property is managed by FPG Texas Management, LP, an affiliate of the Point at Las Colinas Borrower.

Mezzanine Loan and Preferred Equity. The “Point at Las Colinas Mezzanine Loan” refers to a loan in the principal amount of $9,187,000 made by Annaly CRE Holdings LLC to FPG The Point Mezz, LLC secured by 100% of the direct or indirect equity interest in the Point at Las Colinas Borrower and put in place simultaneously with the origination of the Point at Las Colinas Mortgage Loan.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Point at Las Colinas Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such policy is available in an amount determined by lender (but not more than 100% of replacement costs and twelve months of business interruption insurance).

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westland Retail Portfolio

Mortgage Loan No. 7 – Westland Retail Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westland Retail Portfolio

Mortgage Loan No. 7 – Westland Retail Portfolio

Westland Retail Portfolio
1 Santa Ana – West Edinger Santa Ana, CA
2 Torrance Torrance, CA
3 Huntington Park Huntington Park, CA
4 La Puente La Puente, CA
5 Paramount Paramount, CA
6 Downey Downey, CA
7 Compton Compton, CA
8 Santa Ana – Medical Office Building Santa Ana, CA
9 Cudahy Cudahy, CA
10 Bellflower Bellflower, CA
LOS ANGELES
Griffith Park
Glendale
Pasadena
Arcadia
Azusa
Hollywood
West Hollywood
Beverly Center
San Gabriel
Alhambra
Rosemead
El Monte
Covina
Dodger Stadium
Downtown
Staples Ctr.
Monterey Park
East Los Angeles
West Covina
La Puente
Walnut
Culver City
Univ. of Southern California
LA Coliseum
Montebello
Industry
Commerce
Rose Hills Memorial Park
Hacienda Heights
Ladera Heights
Huntington Park
Pico Rivera
Rowland Heights
Inglewood
Los Angeles International Airport
South Gate
Whittier
Santa Fe Springs
Downey
La Habra
Brea
Brea Mall
Lynwood
Hawthorne
La Mirada
Norwalk
Gardena
Compton
Paramount
Bellflower
Fullerton
Cal. State University - Fullerton
Buena Park
Placentia
Redondo Beach
Cerritos
Southbay Pavilion
Lakewood
Torrance
LOS ANGELES COUNTY
Del Amo Fashion Ctr.
Knott's Berry Farm
ANAHEIM
Long Beach Airport
Carson
Cypress
ORANGE COUNTY
Disneyland
Honda Center
Angel Stadium
The Outlets at Orange
Rolling Hills
Cal. State University - Long Beach
Garden Grove
Rancho Palos Verdes
LONG BEACH
Westminster
San Pedro
Port of Long Beach
Port of Los Angeles
Long Beach Harbor
Seal Beach
SANTA ANA
South Coast Plaza
Pacific Ocean
Huntington Beach
Fountain Valley
John Wayne Airport
Costa Mesa
Newport Beach
Fashion Island
Santa Monica Fwy
Hollywood Fwy
Pasadena Fwy
San Bernardino Fwy
Pomona Fwy
San Gabriel River Fwy
Santa Ana Fwy
Century Fwy
San Diego Fwy
Harbor Fwy
Long Beach Fwy
Riverside Fwy
Orange Fwy
Garden Grove Fwy
Pacific Coast Hwy
Barstow
Lancaster
Victorville
Palmdale
Santa Clarita
Hesperia
Thousand Oaks
Burbank
Pasadena
SAN BERNARDINO
Santa Monica
Ontario
Moreno Valley
RIVERSIDE
Palm Springs
ANAHEIM
SANTA ANA
Irvine
San Clemente
Temecula
Oceanside

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westland Retail Portfolio

Mortgage Loan No. 7 – Westland Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Portfolio
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	Various

Original Balance:	$40,422,600			General Property Type(2):	Various
Cut-off Date Balance:	$40,357,805			Detailed Property Type(2):	Various
% of Initial Pool Balance:	3.2%			Net Rentable Area:	300,124 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$134
Borrower Name(s):	Amusement Industry C-VII LLC, Alevy Family Trust C-V LLC			Balloon/ARD Balance Per Unit/SF:	$102
Sponsor:	Allen Alevy			Year Built/Year Renovated(2):	Various/Various
Mortgage Rate:	5.310%			Title Vesting:	Fee
Note Date:	8/30/2013			Property Manager:	Amusement Industry, Inc.
First Payment Date:	10/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	9/1/2023			UW Revenues:	$6,725,167
IO Period:	None			UW Expenses:	$2,281,803
Original Term to Maturity or ARD:	120 months			UW NOI:	$4,443,365
Seasoning:	1 month			UW NCF:	$4,145,275
Original Amortization Term:	300 months			UW NOI DSCR:	1.52x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.42x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.0%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	10.3%
Lockbox/Cash Management:	Soft/Springing			UW NCF Debt Yield at Maturity:	13.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$4,823,969 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$4,857,537 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$4,915,222 (12/31/2010)
Reserves(1)				Appraised Value:	$73,200,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/12/2013
RE Tax:	$294,052	$36,757	NAP	Cut-off Date LTV Ratio:	55.1%
Insurance:	$25,759	$8,586	NAP	LTV Ratio at Maturity/ARD:	41.9%
Recurring Replacements:	$0	$5,205	$124,910	Occupancy Rate:	89.2% (7/30/2013)
TI/LC:	$300,000	$19,636	$353,453	2nd Most Recent Occupancy:	91.8% (12/31/2012)
Deferred Maintenance:	$19,750	$0	NAP	3rd Most Recent Occupancy:	90.7% (12/31/2011)
				4th Most Recent Occupancy:	90.0% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)	See table below.

The Westland Retail Portfolio Mortgage Loan

The Mortgage Loan.  The seventh largest mortgage loan (the “Westland Retail Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $40,422,600, secured by a first priority fee mortgage encumbering 1 office and 9 retail properties collectively known as the Westland Retail Portfolio, in the Greater Los Angeles, California area (the “Westland Retail Portfolio Property”). The proceeds of the Westland Retail Portfolio Mortgage Loan were used to pay off existing debt of $22 million and return approximately $18 million of equity to the sponsor after closing costs.

The Westland Retail Portfolio Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months, with a maturity date of September 1, 2023. The Westland Retail Portfolio Mortgage Loan requires payments of principal and interest for its entire term. Defeasance with non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C12 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Westland Retail Portfolio Mortgage Loan is open to prepayment in full (without prepayment consideration) during the final three months of the loan term.

The Borrower and the Sponsor.  The borrowers are Amusement Industry C-VII LLC and Alevy Family Trust C-V LLC, two single-purpose Delaware limited liability companies with one independent director each (the “Westland Retail Portfolio Borrowers”). The Westland Retail Portfolio Borrowers are controlled by Allen Alevy (the “Westland Retail Portfolio Loan Sponsor”) and Yaakov Greenspan, Mr. Alevy’s grandson, and are indirectly owned by

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westland Retail Portfolio

trusts of which Mr. Alevy and Mr. Greenspan are trustees.  Mr. Greenspan controls six of the properties through Amusement Industry C-VII LLC while Mr. Alevy controls four through Alevy Family Trust C-V LLC. Through his subsidiaries, Mr. Alevy currently has an ownership interest in a diverse portfolio of 97 commercial properties including 40 neighborhood/community shopping centers, 45 multifamily apartments, and 12 mobile home communities. In addition to his extensive real estate portfolio, Mr. Alevy has ownership interests in companies across several industries including banking, finance, construction, and retail. He has also built and operated amusement parks and is one of the original founders of Circus Circus Casino in Las Vegas.

The Mortgaged Property. The Westland Retail Portfolio Property consists of one office and nine retail properties totaling 300,124 SF all in the Greater Los Angeles, California area. All ten properties are unanchored with one property in Santa Ana, California having a medical office component. As of July 30, 2013, the portfolio was 89.2% leased at an average NNN rent of $17.29 per square foot. The Westland Retail Portfolio Loan Sponsor and his affiliates purchased the properties separately over a 5-year period from 1994-1999.

The following table sets forth further information regarding the Westland Retail Portfolio Property:

Property Summary
Property	Location	Allocated Cut-off Date Loan Amount	Title Vesting	% of Allocated Loan Amount	Appraised Value	Year Built/ Renovated	Percent Leased	Net Rentable Area (SF)
Santa Ana - West Edinger	Santa Ana, CA	$10,782,688	Fee	27%	$19,200,000	1952/2010	100.0%	79,389
Torrance	Torrance, CA	$5,241,585	Fee	13%	$7,900,000	1957/2011	89.9%	33,300
Huntington Park	Huntington Park, CA	$5,037,013	Fee	12%	$7,600,000	1989/2008	100.0%	15,045
La Puente	La Puente, CA	$4,333,542	Fee	11%	$7,000,000	1958/2011	91.2%	28,656
Downey	Downey, CA	$3,347,905	Fee	8%	$5,300,000	1984/NAP	93.9%	19,119
Paramount	Paramount, CA	$3,417,114	Fee	8%	$6,300,000	1980/2012	96.2%	26,591
Compton	Compton, CA	$2,460,470	Fee	6%	$4,300,000	1956/2012	85.7%	21,923
Santa Ana - Medical Office Building	Santa Ana, CA	$2,323,500	Fee	6%	$5,000,000	1973/2010	74.2%	27,674
Cudahy	Cudahy, CA	$1,833,476	Fee	5%	$4,600,000	1987/2010	80.4%	19,216
Bellflower	Bellflower, CA	$1,580,512	Fee	4%	$6,000,000	1989/NAP	65.1%	29,211
Total/Wtd. Avg.		$40,357,805		100%	$73,200,000		89.2%	300,124

Major Collateral Tenants.

The Westland Retail Portfolio Property benefits from an occupancy history that has ranged from approximately 89.2% to 91.8% over the past three years and a well-established tenant base. The tenant base primarily consists of long term local retailers and service providers who have been in occupancy for an average of 9 years. Furthermore, the Westland Retail Portfolio Property has a diversified rent roll comprised of over 150 tenants with no single tenant accounting for more than 7% of the NRA, reducing the risk that any one tenant’s departure will have a significant impact on the Westland Retail Portfolio Property in any given year.

The following table presents a summary regarding major tenants at the Westland Retail Portfolio Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF(1)	Approximate % of NRSF	Annualized Underwritten Base Rent	% of Total Annualized UW Rent(2)	Total Annual Underwritten Base Rent (PSF)	Lease Expiration
Mom’s Market	NR/NR/NR	20,500	6.8%	$133,088	2.6%	$6.49	5/31/2025
Emerald Bay Restaurant	NR/NR/NR	7,940	2.6%	$130,144	2.5%	$16.39	1/31/2015
Hot N Juicy Craw Fish	NR/NR/NR	5,846	1.9%	$105,228	2.0%	$18.00	6/30/2017
SmileCare Dental	NR/NR/NR	5,445	1.8%	$106,069	2.0%	$19.48	12/31/2013
Torrance Discount Store	NR/NR/NR	5,424	1.8%	$120,404	2.3%	$22.20	MTM

Other Tenants		222,694	74.2%	$4,592,994	88.5%	$20.62
Vacant Space		32,275	10.8%	$0	0%	$0.00

Total/Wtd. Avg.		300,124	100%	$5,187,926	100%	$19.37

(1)	Information is based on the underwritten rent roll.
(2)	Total Annualized Underwritten Base Rent (PSF) excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westland Retail Portfolio

The following table presents certain information relating to the lease rollover at the Westland Retail Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	34	51,456	$21.33	17%	17%	$1,097,512	21%	21%
2013	13	25,141	$21.09	8%	26%	$530,197	10%	31%
2014	26	28,083	$20.55	9%	35%	$577,035	11%	42%
2015	20	37,101	$18.68	12%	47%	$693,134	13%	56%
2016	25	37,403	$21.54	12%	60%	$805,582	16%	71%
2017	15	26,420	$19.01	9%	69%	$502,141	10%	81%
2018	13	19,575	$20.23	7%	75%	$396,011	8%	89%
2019	1	1,279	$19.86	0%	75%	$25,397	0%	89%
2020	2	1,163	$25.93	0%	76%	$30,159	1%	90%
2021	0	0	$0.00	0%	76%	$0	0%	90%
2022	0	0	$0.00	0%	76%	$0	0%	90%
2023 & Beyond	10	40,228	$13.19	13%	89%	$530,758	10%	100%
Vacant	0	32,275	$0.00	11%	100%	$0	0%
Total/Wtd. Avg.	159	300,124	$19.37	100.0%		$5,187,926	100.0%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

The Market. The Westland Retail Portfolio Property consists of ten properties in the Greater Los Angeles, California area. Certain market information is contained in the table below.

Market Summary
Property	Location	Property Occupancy	Submarket Occupancy	Competitive Set Asking/Actual Rents (NNN)	Submarket Average Asking Rents (NNN)
Santa Ana - West Edinger	Santa Ana, CA	100.0%	92.3%	$12.96/SF - $32.40/SF	$26.97/SF
Torrance	Torrance, CA	89.9%	94.9%	$12.00/SF - $32.40/SF	$28.83/SF
Huntington Park	Huntington Park, CA	100.0%	95.0%	$18.00/SF - $42.00/SF	$27.16/SF
La Puente	La Puente, CA	91.2%	91.5%	$12.00/SF - $24.00/SF	$25.03/SF
Downey	Downey, CA	93.9%	93.6%	$15.00/SF - $37.80/SF	$25.66/SF
Paramount	Paramount, CA	96.2%	93.6%	$13.20/SF - $33.00/SF	$25.66/SF
Compton	Compton, CA	85.7%	95.0%	$15.00/SF - $33.00/SF	$27.16/SF
Santa Ana - Medical Office Building	Santa Ana, CA	74.2%	92.3%	$15.00/SF - $24.00/SF	$26.97/SF
Cudahy	Cudahy, CA	80.4%	95.0%	$12.00/SF - $33.00/SF	$27.16/SF
Bellflower	Bellflower, CA	65.1%	93.6%	$13.20/SF - $33.00/SF	$25.66/SF

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Westland Retail Portfolio

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westland Retail Portfolio Property:

Cash Flow Analysis
	2010	2011	2012	UW	UW PSF
Base Rent(1)	$5,063,127	$5,041,481	$5,076,372	$5,187,926	$17.29
Vacant Income	$0	$0	$0	$425,256	$1.42
Other Income	($550)	($4,857)	$970	$0	$0.00
Total Recoveries	$1,200,683	$1,154,605	$1,181,728	$1,823,359	$6.08
Less Vacancy & Credit Loss	$0	$0	$0	($711,374)	($2.37)
Effective Gross Income	$6,263,260	$6,191,230	$6,259,070	$6,725,167	$22.41
Total Operating Expenses	$1,348,038	$1,333,693	$1,435,101	$2,281,803	$7.60
Net Operating Income	$4,915,222	$4,857,537	$4,823,969	$4,443,365	$14.81
TI/LC	$0	$0	$0	$235,635	$0.79
Capital Expenditures	$0	$0	$0	$62,455	$0.21
Net Cash Flow	$4,915,222	$4,857,537	$4,823,969	$4,145,275	$13.81
Occupancy %	90.0%	90.7%	91.8%	89.2%
NOI DSCR	1.68x	1.66x	1.65x	1.52x
NCF DSCR	1.68x	1.66x	1.65x	1.42x
NOI Debt Yield	12.2%	12.0%	12.0%	11.0%
NCF Debt Yield	12.2%	12.0%	12.0%	10.3%

(1)	Historical Base Rent includes actual property vacancy.
(2)	Average Annual Rent PSF is based on historical financials and end of year occupancy rates. Vacant space is excluded from the calculation.

Escrows and Reserves.  The Westland Retail Portfolio Borrowers deposited at loan origination $294,052 for annual real estate taxes and are required to make deposits of $36,757 for real estate taxes monthly.  The Westland Retail Portfolio Borrowers deposited at loan origination $25,759 for annual insurance premiums and are required to make deposits of $8,586 for insurance premiums monthly.  The Westland Retail Portfolio Borrowers are required to make deposits of $5,205 for recurring repairs and replacements monthly, up to a cap of $124,910. The Westland Retail Portfolio Borrowers deposited at loan origination $300,000 for tenant improvements and leasing commissions and are required to make deposits of $19,636 for tenant improvements and leasing commissions monthly, up to a cap of $353,453. The Westland Retail Portfolio Borrowers deposited at loan origination $19,750 for deferred maintenance.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Westland Retail Portfolio Mortgage Loan.  The Westland Retail Portfolio Mortgage Loan has springing cash management.  Provided a Cash Management Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Westland Retail Portfolio Borrowers.  During the continuance of a Cash Management Period, funds in the lockbox account are applied on each monthly payment date in accordance with terms of the related loan agreement.

A “Cash Management Period” will:

(i)	commence upon the occurrence of an event of default and continue until the event of default is cured and no other event of default is then continuing,

(ii)
commence if, on the last date of a calendar quarter, the debt service coverage ratio is below 1.20x and continue until the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters.

Property Management. The Westland Retail Portfolio Property is managed by Amusement Industry, Inc., an affiliate of the Westland Retail Portfolio Loan Sponsor.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property. Not permitted.

Terrorism Insurance.  Generally, the Westland Retail Portfolio Borrowers are required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Westland Retail Portfolio Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Rolling Valley Mall

Mortgage Loan No. 8 – Rolling Valley Mall

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Rolling Valley Mall

Mortgage Loan No. 8 – Rolling Valley Mall

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Rolling Valley Mall

Mortgage Loan No. 8 – Rolling Valley Mall

Rolling Valley Mall
9230 Old Keene Mill Road
Burke, VA 22015
Reston
Wolf Trap
Tysons Corner
McLean
Washington-Dulles Intl. Airport 15 miles
Washington, DC 5 miles
ARLINGTON
Vienna
Dunn Loring
Oakton
Falls Church
Merrifield
West Falls Church
Fair Oaks
Fairfax
Mantua
Annandale
ALEXANDRIA
Lincolnia
FAIRFAX COUNTY
George Mason University
Kings Park
Fairfax Station
Springfield
Rose Hill
Burke
West Springfield
Franconia
Kingstowne
Newington
Woodlawn
Lorton
Mount Vernon
Fort Belvoir US Army Reserve
Davison Army Airfield
Mason Neck State Park
Pohick Bay Golf Course
Gunston Cove
Potomac River
Occoquan River
VA
MD
Fox Mill District Park
Penderbrook Golf Club
Tattersall Park
Army Navy Country Club-Fairfax
Inova Fairfax Hospital
Lake Barcroft
Northern VA Community College
Country Club of Fairfax
Popes Head Stream Valley Park
Burke Centre Shopping Center
Pohick Stream Valley Park
Lake Accotink
Lake Accotink Park
Springfield Plaza
Springfield Mall
Springfield Commons
Springfield Golf and Country Club
Burke Lake Golf Center
Burke Lake
South Run Park
Hooes Road Park
Greendale Golf Course
US Coast Guard Radio Station
Huntley Meadows Park
Mount Vernon Country Club
Virginia Hospital Center
Ballston Common
Seven Corners Center
Landmark Mall
Old Town Fairfax
Fair Oaks Mall
Capital Beltway
Little River Tpke
Braddock Rd
Old Keene Mill Rd
Fairfax County Pkwy
Fairfax Co. Pkwy
Burke Centre Pkwy
Burke Lake Rd
Rolling Rd
Lee Hwy
Arlington Blvd
Blake Ln
Lawyers Rd
Hunter Mill Rd
Fox Mill Rd
Beulah Rd
Maple Ave
Gallows Rd
Great Falls St
Williamsburg Blvd
West St
Old Lee Hwy
Ravensworth Rd
Backlick Rd
Edsall Rd
Franconia Rd
Beulah St
Kingstowne Blvd
Van Dorn St
Chapel Rd
Ox Rd
Wolf Run Shoals Rd
Silverbrook Rd
Furnace Rd
Richmond Hwy
ORANGE LINE
METRO
BLUE LINE
Germantown
Gaithersburg
Leesburg
Rockville
Wheaton
Sterling
Ashburn
Potomac
Bethesda
Silver Spring
Reston
WASHINGTON, DC
ARLINGTON
ALEXANDRIA
Annandale
Burke
Springfield
Franconia
Manassas
Woodbridge
Dale City
Columbia
MARYLAND
VIRGINIA

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Rolling Valley Mall

Mortgage Loan No. 8 – Rolling Valley Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	9230 Old Keene Mill Road Burke, VA 22015

Original Balance:	$40,200,000			General Property Type:	Retail
Cut-off Date Balance:	$40,200,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	3.1%			Net Rentable Area:	237,214 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$169
Borrower Name(s):	Rolling Valley Mall LLC			Balloon/ARD Balance Per Unit/SF:	$147
Sponsor:	Combined Properties, Incorporated			Year Built/Year Renovated:	1974/1994
Mortgage Rate:	5.140%			Title Vesting:	Fee
Note Date:	8/30/2013			Property Manager:	Combined Properties, Incorporated
First Payment Date:	10/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	9/1/2023			UW Revenues:	$4,902,997
IO Period:	24 months			UW Expenses:	$1,203,354
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,699,643
Seasoning:	1 month			UW NCF:	$3,439,534
Original Amortization Term:	360 months			UW NOI DSCR:	1.41x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.31x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.2%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	8.6%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	9.8%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,901,854 (5/31/2013 TTM)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,873,176 (12/31/2012)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$2,830,245 (12/31/2011)
Reserves(1)				Appraised Value:	$55,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/25/2013
RE Tax:	$171,260	$42,815	NAP	Cut-off Date LTV Ratio:	72.4%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	63.0%
Recurring Replacements:	$0	Springing	NAP	Occupancy Rate:	98.6% (8/29/2013)
TI/LC:	$0	$10,572	NAP	2nd Most Recent Occupancy:	94.2% (12/31/2012)
Deferred Maintenance:	$274,691	$0	NAP	3rd Most Recent Occupancy:	92.1% (12/31/2011)
Free Rent:	$293,761	$0	NAP
Outstanding TI/LC Obligations:	$1,132,802	$0	NAP

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Rolling Valley Mall Mortgage Loan

The Mortgage Loan.  The eighth largest mortgage loan (the “Rolling Valley Mall Mortgage Loan”) is evidenced by a note in the original principal amount of $40,200,000 and is secured by a first priority fee mortgage encumbering a portion of the outlet shopping center known as Rolling Valley Mall located in Burke, Virginia (the “Rolling Valley Mall Property”). The proceeds of the Rolling Valley Mall Mortgage Loan were used to refinance a previous loan of approximately $24,282,863, which was included in the GCCFC 2004-GG1 securitization.

The Rolling Valley Mall Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months, with a maturity date of September 1, 2023. The Rolling Valley Mall Mortgage Loan requires payments of interest only for its initial two years and principal and interest thereafter. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C12 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Rolling Valley Mall Mortgage Loan is open to prepayment in full (without prepayment consideration) during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower, Rolling Valley Mall LLC (the “Rolling Valley Mall Borrower”) is a single-purpose Delaware limited liability company with two independent directors. The Rolling Valley Mall Borrower is 100% indirectly owned by Ronald S. Haft, the founder and Chairman of Combined Properties, Incorporated (“Combined”). Combined currently manages 43 properties, including the Rolling Valley Mall, totaling approximately 5 million SF. Mr. Haft directly or indirectly owns 100% of 36 of the properties. Mr. Haft previously served as President of Dart Group

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Rolling Valley Mall

Corporation. Combined Holding Company LLC, an affiliate of Combined, is the recourse carve-out guarantor and, as of October 2012, reported a net worth of approximately $38 million.

The Mortgaged Property. The Rolling Valley Mall Property consists of a 237,214 SF single-story, grocery-anchored, community shopping center in six buildings that was constructed in 1974 and renovated in 1994. In 2012, a portion of the Rolling Valley Mall Property within the main “L” shaped building was redeveloped from an enclosed shopping area to a fitness club. Preparation for this redevelopment took several years and included moving two tenants, Advance Auto and D New Look hair salon, to new locations in the center and vacating five other tenants, including two temporary tenants. The interior space was then reconstructed and a new façade was placed over the redeveloped area. Prior to this redevelopment of the previously enclosed space, the center had approximately 194,130 SF of rentable space. The new fitness center tenant took occupancy of a portion of its space in October 2012 and the remainder in July 2013.

The Rolling Valley Mall Property, which is located in Fairfax County, Virginia, within the Washington D.C. CBSA, is anchored by a 49,284 SF Shoppers Food Warehouse and the newly constructed 61,345 SF OneLife Fitness club. Other major tenants include Staples, Ross, Petco, and a Dollar Tree store. There are 1,002 surface parking spaces for a ratio of approximately 4.22 spaces for 1,000 SF of GLA.

Anchor and Major Tenants.

OneLife Fitness (61,345 SF, 26% of NRA, 15% of underwritten base rent). Rolling Valley Fitness LLC leases 61,345 SF at the Rolling Valley Mall Property and operates the space as a OneLife Fitness health club (“OneLife”). The lease for the first phase (18,500 SF) began on October 11, 2012 and for the second phase (42,845 SF) on July 12, 2013, and has a current expiration date for the total leased space of July 31, 2023, with three 5-year lease renewal options. OneLife is a privately-held health club chain with nine locations in Virginia. Typical amenities include a OneLife Cinema, locker rooms, aquatics center, racquetball, volleyball, and basketball courts, resistance training, cardio equipment and group exercise classes.

Shoppers Food Warehouse (49,284 SF, 21% of NRA, 19% of underwritten base rent). Shoppers Food Warehouse Corp. leases 49,284 SF at the Rolling Valley Mall Property and operates the space as a Shoppers Food Warehouse grocery store. The lease began on November 1, 1983, was renewed on February 5, 2010, and has a current expiration date of May 31, 2026, with two 5-year lease renewal options. The lease has a guaranty from Jumbo Food Stores, Inc. Shoppers Food Warehouse Corp. is a wholly owned subsidiary of SUPERVALU Inc. (NYSE: SVU), which, as of June 15, 2013 operated or supplied approximately 1,900 independent stores, 1,332 SAVE-A-LOT stores, and 191 traditional retail grocery stores.

Ross Dress for Less (27,000 SF, 11% of NRA, 11% of underwritten base rent). Ross Dress for Less, Inc. leases 27,000 SF at the Rolling Valley Mall Property. The lease began on August 1, 1986, was most recently renewed on February 1, 2012, and has a current expiration date of January 31, 2017, with two remaining 5-year lease renewal options. The tenant is a subsidiary of Ross Stores, Inc. (NASDAQ: ROST), which, as of May 4, 2013, operated 1,112 stores in 33 states, the District of Columbia and Guam. The company also operates 115 dd’s DISCOUNTS in nine states.

The following table presents a summary regarding anchor and major tenants at the Rolling Valley Mall Property:

Tenant Summary

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	Approximate % of NRSF	Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Total Annual Underwritten Base Rent (PSF)(2)	Lease Expiration	2012 Sales PSF	UW Occupancy Cost as a % of Sales
Anchor/Major Tenants
OneLife Fitness	NR/NR/NR	61,345	26%	$578,028	15%	$9.42	7/31/2023	NAV	NAV
Shoppers Food Warehouse	CCC+/Caa1/B+	49,284	21%	$739,260	19%	$15.00	5/31/2026	NAV	NAV
Ross Dress for Less	NR/NR/A-	27,000	11%	$432,000	11%	$16.00	1/31/2017	$453	4.6%
Staples	BBB/Baa2/BBB	26,232	11%	$362,002	9%	$13.80	1/31/2015	$262	6.8%
Dollar Tree	NR/NR/NR	16,345	7%	$204,312	5%	$12.50	1/31/2022	NAV	NAV
Petco	NR/NR/NR	13,296	6%	$226,032	6%	$17.00	1/31/2022	NAV	NAV
Sub Total/Wtd. Avg.		193,502	82%	$2,541,634	64%	$13.13

In-line and Pad Tenants		40,412	17%	$1,424,112	36%	$35.24
Vacant Space		3,300	1%	$0	0%	$0.00

Total		237,214	100%	$3,965,745	100%	$16.95

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Total Annualized Underwritten Base Rent (PSF) excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Rolling Valley Mall

The following table presents certain information relating to the lease rollover at the Rolling Valley Mall Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2013	0	0	$0.00	0%	0%	$0	0%	0%
2014	4	7,950	$36.74	3%	3%	$292,075	7%	7%
2015	4	33,790	$24.12	14%	18%	$814,970	21%	28%
2016	1	1,000	38.50	0%	18%	$38,500	1%	29%
2017	3	29,900	$17.42	13%	31%	$520,709	13%	42%
2018	0	0	$0.00	0%	31%	$0	0%	42%
2019	2	4,264	$36.21	2%	32%	$154,414	4%	46%
2020	2	7,340	$14.69	3%	36%	$107,846	3%	49%
2021	1	1,600	$30.00	1%	36%	$48,000	1%	50%
2022	2	29,641	$14.52	12%	49%	$430,344	11%	61%
2023	2	64,745	$11.03	27%	76%	$714,028	18%	79%
2024	0	0	$0.00	0%	76%	$0	0%	79%
2025	0	0	$0.00	0%	76%	$0	0%	79%
2026 & Beyond	2	53,684	$15.74	23%	99%	$844,860	21%	100%
Vacant	0	3,300	$0.00	1%	100%	$0	0%	100%
Total/Wtd. Avg.	23	237,214	$16.95	100%		$3,965,745	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.

The Market. The Rolling Valley Mall Property is located at the intersection of Old Keene Mill Road and Shiplett Boulevard in Burke, Fairfax County, Virginia, approximately 2 miles from I-495 and 4.5 miles from I-95. It is within the Suburban Fairfax County submarket of the Washington D.C CBSA, the largest within the Suburban Virginia Retail market, with approximately 12.9 million SF of retail space. As of March 31, 2013, the submarket had a 5.9% vacancy rate and average asking rent of $31.83 PSF. 2013 estimated population within a three- and five-mile radius is 107,680 and 236,372, respectively, while average household income is $152,690 and $150,901, respectively. Below is a chart of primary competitive retail centers, which average 98% occupancy rates.

Competitive Property Summary

Property	Center Type	Year Built	Year Renovated	Total GLA (SF)	Anchor Tenants	Occupancy	Proximity
Burke Towne Plaza 9568 Old Keene Mill Road Burke, VA	Neighborhood Center	1973	2000	160,690	Safeway CVS Pharmacy	100%	0.50 mile west
Old Keene Mill Shopping Center 8402 Old Keene Mill Road Springfield, VA	Neighborhood Center	1968	1984	98,728	Whole Foods Walgreens Washington Sports Club	100%	2.0 miles east
West Springfield Shopping Center 6230 Rolling Road Springfield, VA	Neighborhood Center	1979	1990	83,733	Merchant Tires Panera Bread Tuesday Morning	97%	2.0 miles east
Cardinal Forest Plaza 8316 Old Keene Mill Road Springfield, VA	Neighborhood Center	1969	1992	84,884	Giant Food CVS Pharmacy	100%	2.0 miles east
Burke Village Center 9520 Burke Road Burke, VA	Neighborhood Center	1989	N/A	80,678	Giant Food	100%	2.0 miles north
Huntsman Square 7475 Huntsman Boulevard Springfield, VA	Neighborhood Center	1990	N/A	90,832	Giant Food	94%	2.0 miles south
Burke Town Center 6030 Burke Commons Road Burke, VA	Community Center	1983	N/A	184,523	Wal-Mart	100%	2.5 miles west

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Rolling Valley Mall

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rolling Valley Mall Property:

Cash Flow Analysis

	2010	2011	2012	5/31/2013 TTM	UW(2)	UW PSF
Base Rent(1)	$3,274,046	$3,137,129	$3,255,653	$3,312,193	$4,081,245	$17.20
Discounts/Concessions	($6,730)	($61,782)	($163,705)	($128,824)	$0	$0.00
Other Income	$127,545	$45,018	$58,731	$135,518	$8,000	$0.03
Total Recoveries	$956,796	$776,165	$847,919	$875,425	$1,071,380	$4.52
Less Vacancy & Credit Loss	$0	$0	$0	$0	($257,628)	($1.09)
Effective Gross Income	$4,351,657	$3,896,530	$3,998,598	$4,194,311	$4,902,997	$20.67
Total Operating Expenses	$1,220,660	$1,066,285	$1,125,422	$1,292,457	$1,203,354	$5.07
Net Operating Income	$3,130,997	$2,830,245	$2,873,176	$2,901,854	$3,699,643	$15.60
TI/LC	$0	$0	$0	$0	$222,981	$0.94
Capital Expenditures	$155,245	$313,083	$52,227	$52,227	$37,128	$0.16
Net Cash Flow	$2,975,752	$2,517,162	$2,820,949	$2,849,627	$3,439,534	$14.50
Occupancy %(3)	82.9%	92.1%	94.2%	96.5%	95.0%
NOI DSCR	1.19x	1.08x	1.09x	1.10x	1.41x
NCF DSCR	1.13x	0.96x	1.07x	1.08x	1.31x
NOI Debt Yield	7.8%	7.0%	7.1%	7.2%	9.2%
NCF Debt Yield	7.4%	6.3%	7.0%	7.1%	8.6%

(1)	Historical Base Rent includes actual property vacancy.
(2)
In 2012, the Rolling Valley Mall Borrower finished a redevelopment project at the Rolling Valley Mall Property which converted existing interior shop space to a new health club space. This process took several years and required moving two existing tenants to new space at the property and vacating 5 tenants, including two temporary tenants.

(3)
Prior to the redevelopment of the previously interior shop space, the Rolling Valley Mall Property contained approximately 194,130 SF of space. The Occupancy % represents end of year occupancies for each historical year, except for the TTM 5/31/2013 occupancy, which reflects a rent roll dated June 19, 2013.

Escrows and Reserves.  The Rolling Valley Mall Borrower deposited $171,260 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly.  The Rolling Valley Mall Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Rolling Valley Mall Borrower maintains insurance under an acceptable blanket insurance policy).  During a Cash Sweep Period, the Rolling Valley Mall Borrower is required to make monthly deposits of $2,965 for replacement reserves.  The Rolling Valley Mall Borrower is also required to make monthly deposits of $10,572 for TI/LC reserves.  The Rolling Valley Mall Borrower deposited in escrow at loan origination $1,132,802 for tenant improvement costs and leasing commissions outstanding as of closing and set forth on a schedule attached to the loan agreement.  The Rolling Valley Mall Borrower deposited $293,761 in escrow at loan origination for tenants with outstanding rent credits, concessions and/or abatements under existing leases, which amount is disbursed to the Rolling Valley Mall Borrower in accordance with a schedule attached to the loan agreement upon delivery to lender of an executed estoppel certificate acceptable to lender from such tenant stating that the free rent period has expired and the tenant is in occupancy of its entire premises, open for business and paying full contractual rent under its lease.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Rolling Valley Mall Mortgage Loan.  The Rolling Valley Mall Mortgage Loan has springing cash management.  Provided a Cash Sweep Period (as defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Rolling Valley Mall Borrower.  During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Rolling Valley Mall Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, so long as no event of default has occurred and is continuing, to the Rolling Valley Mall Borrower the amount of monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender together with other amounts incurred by the Rolling Valley Mall Borrower in connection with the operation and maintenance of the Rolling Valley Mall Property approved by lender and to remit the remainder to an account to be held by the mortgagee as additional security for the Rolling Valley Mall Mortgage Loan.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default and conclude upon the cure or waiver of such event of default,

(ii)
commence upon the debt service coverage ratio (calculated excluding for this purpose rent payable by any tenant having the right with the passage of time and/or notice to terminate its lease as a result of a then-existing co-tenancy violation triggered by an Anchor Tenant (as defined below)) being less than 1.15x and conclude upon the debt service coverage ratio increasing to 1.15x,

(iii)
commence upon earlier to occur of (a) the 179th day before the leases with either Shoppers Food Warehouse Corp. or Rolling Valley Fitness LLC (d/b/a One Life Fitness) or their respective permitted subtenants and/or assigns (each, an “Anchor Tenant”) expire or (b) the day after the last lease renewal or extension notice date by an Anchor Tenant pursuant to its lease if such tenant fails to review and/or extend its lease, and conclude upon either (1) such Anchor Tenant is open for business either pursuant to a lease extension for at least five years from the immediately preceding expiration date or a replacement lease approved by the lender is entered into in accordance with the Rolling Valley Mall Mortgage Loan agreement with such Anchor Tenant as evidenced by a tenant estoppel certificate from such Anchor Tenant reasonably acceptable to the lender stating that such Anchor Tenant is in occupancy of its space, open for business and paying full contractual rent or (2) such Anchor Tenant’s space has been re-let to one or more replacement tenants pursuant to replacement lease(s) approved by the lender and entered into in accordance with the Rolling Valley Mall Mortgage Loan agreement, as evidenced by tenant estoppel certificates(s) from such replace tenant(s) reasonably acceptable to the lender stating that such replacement tenant(s) is/are in occupancy of such space, open for business and paying full contractual rent; provided, that

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Rolling Valley Mall

if the Cash Sweep Period is triggered by this clause (iii), then any replacement lease required in order to conclude the Cash Sweep Period need only cover 50% or more of the Anchor Tenant’s premises, and/or

(iv)
commence upon (x) an Anchor Tenant making a bankruptcy filing or being the subject of a bankruptcy filing, (y) an Anchor Tenant (or its respective subtenant(s) or assignee(s)) for all or substantially all of its premises “going dark,” vacating its space, not opening for business or terminating its lease (excluding temporary closures in connection with casualty, condemnation, or remodeling not exceeding 180 days) or (z) the occurrence of an uncured material monetary default (beyond applicable notice and cure periods) by an Anchor Tenant under its lease, and conclude upon (a) with respect to the event described in clause (iv)(x) above, such Anchor Tenant’s lease has been affirmed in bankruptcy (as evidence by delivery of a copy of the court order by which such lease was affirmed) and such Anchor Tenant is in occupancy of its space, open for business and paying full contractual rent or such Anchor Tenant’s space has been re-let to one or more replacement tenants pursuant to replacement lease(s) approved by lender and entered into in accordance with the related loan agreement, as evidenced by tenant estoppel certificates(s) from such replace tenant(s) reasonably acceptable to the lender stating that such replacement tenant(s) is/are in occupancy of such space, open for business and paying full contractual rent (b) with respect to the event described in clause (iv)(y) above, such Anchor Tenant is open for business either pursuant to its lease or a replacement lease approved by the lender and entered into in accordance with the Rolling Valley Mall Mortgage Loan agreement for occupancy of all or a portion of its space as evidenced by a tenant estoppel certificate from such Anchor Tenant reasonably acceptable to the lender stating that such Anchor Tenant is in occupancy of its space, open for business and paying full contractual rent or such Anchor Tenant’s space has been re-let to one or more replacement tenants pursuant to replacement lease(s) approved by lender and entered into in accordance with the Rolling Valley Mall Mortgage Loan agreement, as evidenced by tenant estoppel certificates(s) from such replace tenant(s) reasonably acceptable to the lender stating that such replacement tenant(s) is/are in occupancy of such space, open for business and paying full contractual rent and (c) with respect to the event described in clause (iv)(z) above, delivery by the Rolling Valley Mall Borrower of a certification reasonably acceptable to the lender stating that the default has been cured (or delivery by the Rolling Valley Mall Borrower to lender of a letter of credit in accordance with the loan agreement for the Rolling Valley Mall Mortgage Loan); provided, that if the Cash Sweep Period is triggered by this clause (iv), then any replacement lease required in order to conclude the Cash Sweep Period need only cover 50% or more of the Anchor Tenant’s premises.

Property Management. The Rolling Valley Mall Property is managed by Combined Properties, Incorporated, an affiliate of the Rolling Valley Mall Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Rolling Valley Mall Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such policy is available, and provided that the Rolling Valley Mall Borrower will only be required to maintain as much coverage as may be obtained by paying a premium for such insurance not in excess of five times the rate as of loan origination for such coverage (but in no event more than 100% of replacement costs and twelve months of business interruption insurance).

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Florida Hotel & Conference Center

Mortgage Loan No. 9 – Florida Hotel & Conference Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Florida Hotel & Conference Center

Mortgage Loan No. 9 – Florida Hotel & Conference Center

Florida Hotel & Conference Center
1500 Sand Lake Road
Orlando, FL 32809
ORLANDO
Winter Park
Fairview Shores
Pine Hills
Orlo Vista
Downtown
Azalea Park
Conway
Sky Lake
Pine Castle
Bay Hill
Doctor Phillips
Meadow Wood
Lake Buena Vista
Buenaventura Lakes
Kissimmee
Celebration
ORANGE COUNTY
OSCEOLA COUNTY
WALT DISNEY WORLD RESORT COMPLEX
Rollins College
Lake Fairview
Lake Virginia
Orlando Fashion Square
Orlando Executive Airport
Central Florida Fairgrounds
Florida Citrus Bowl
Amway Center
Orlando Regional Medical Ctr.
Clear Lake
Lake Down
Lake Butler
Isleworth Golf Course
Belz Factory Outlet
Universal Studios Florida
Mall at Millenia
Festival Bay Mall at Intl. Drive
Florida Mall
Bay Hill Golf Club
Lake Tibet Butler
Big Sand Lake
Lake Mabel
Lake Sheen
Orange County Convention & Civic Center
Florida Southern College
Orlando International Airport
Sea World Orlando & Discovery Cove
Grand Cypress Golf Club
Meadow Woods Golf Course
Mud Lake
Epcot Center
Downtown Disney
Disney MGM Studios
Gatorland Zoo
Univ. of Central Florida College of Medicine
Celebration Golf Club
Osceola Square Mall
Osceola Regional Medical Center
Osceola County Stadium
Florida Christian College
Kissimmee Gateway Airport
Tohopekaliga Lake
East Lake Tohopekaliga
Silver Star Rd
Pine Hills Rd
Orange Blossom Trail
Edgewater Dr
Mills Ave
Aloma Ave
Goldenrod Rd
E. Colonial Dr
East-West Expwy
Raleigh St
Kaley St
Michigan St
Curry Ford Rd
Semoran Blvd
Kirkman Rd
Vineland Rd
John Young Pkwy
6th Ave
Hoffner Ave
Oak Ridge Rd
Florida's Turnpike
Sand Lake Rd
Martin Andersen Beachline Expwy
Landstreet Rd
Orange Ave
Taft-Vineland Rd
Boggy Creek Rd
Heintzelman Blvd
Apopka Vineland Rd
International Dr
Epcot Center Dr
Buena Vista Dr
World Center Dr
World Drive
Central Florida GreeneWay
Osceola Pkwy
Irlo Bronson Mem Hwy

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Florida Hotel & Conference Center

Mortgage Loan No. 9 – Florida Hotel & Conference Center

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR	Property Address:	1500 Sand Lake Road Orlando, FL 32809

Original Balance:	$37,250,000	General Property Type:	Hospitality
Cut-off Date Balance:	$37,250,000	Detailed Property Type:	Full Service
% of Initial Pool Balance:	2.9%	Number of Rooms:	511 Rooms
Loan Purpose:	Refinance	Cut-off Date Balance Per Room:	$72,896
Borrower Name(s):	Tantallon Orlando, LLC	Balloon/ARD Balance Per Room:	$65,331
Sponsor:	Tantallon, LLC	Year Built/Year Renovated:	1986/2004 and 2012
Mortgage Rate:	5.300%	Title Vesting:	Fee
Note Date:	9/3/2013	Property Manager:	Edinburgh Management, LLC
First Payment Date:	11/1/2013
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	10/1/2018	UW Revenues:	$20,116,377
IO Period:	None	UW Expenses:	$15,305,910
Original Term to Maturity or ARD:	60 months	UW NOI:	$4,810,467
Seasoning:	0 months	UW NCF:	$4,005,812
Original Amortization Term:	300 months	UW NOI DSCR:	1.79x
Loan Amortization Type:	Amortizing	UW NCF DSCR:	1.49x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	12.9%
Prepayment Provisions:	LO (24); DEF (31); O (5)	UW NCF Debt Yield:	10.8%
Lockbox/Cash Management:	Soft /In Place	UW NCF Debt Yield at Maturity:	12.0%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$4,842,985 (6/30/2013 TTM)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	$4,474,744 (12/31/2012)
Mezzanine Debt:	None	Third Most Recent NOI (As of):	$3,591,041 (12/31/2011)
Reserves(1)	Appraised Value:	$63,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/18/2013
RE Tax:	$225,832	$25,092	NAP	Cut-off Date LTV Ratio:	59.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	53.0%
Recurring FF&E:	$0	$67,053	NAP	Occupancy Rate:	72.5% (6/30/2013)
2nd Most Recent Occupancy:	70.9% (12/31/2012)
3rd Most Recent Occupancy:	69.3% (12/31/2011)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Florida Hotel & Conference Center Mortgage Loan

The Mortgage Loan.  The ninth largest mortgage loan (the “Florida Hotel & Conference Center Mortgage Loan”) is evidenced by a note in the original principal amount of $37,250,000 and is secured by a first priority fee mortgage encumbering a full service hospitality property known as the Florida Hotel & Conference Center in Orlando, Florida (the “Florida Hotel & Conference Center Property”).  The proceeds of the Florida Hotel & Conference Center Mortgage Loan were used to refinance a previous loan of approximately $34,778,995 secured by the Florida Hotel & Conference Center Property.

The Florida Hotel & Conference Center Mortgage Loan has an initial and remaining term of 60 months. The Florida Hotel & Conference Center Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of October 1, 2018. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C12 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Florida Hotel & Conference Center Mortgage Loan is open to prepayment in full (without prepayment consideration) during the final 4 months of the loan term.

The Borrower and the Sponsor.  The borrower is Tantallon Orlando, LLC (the “Florida Hotel & Conference Center Borrower”), a single purpose Delaware limited liability company with two independent directors. The Florida Hotel & Conference Center Borrower is 100% indirectly owned, through Tantallon, LLC, the loan sponsor, which is owned by (a) Tantallon Investments, Inc. (75%) and (b) Edinburgh Fund LLC, (25%). Tantallon Investments, Inc. is 100% owned by Uberior Investments, a UK PLC that is wholly owned by the Bank of Scotland. Edinburgh Fund LLC is wholly owned by Terry Shaikh. In 2003, Terry Shaikh and the Bank of Scotland formed Tantallon, LLC as a joint venture to buy, sell, manage and finance hotel assets. The non-recourse carve-out guarantor is Tantallon, LLC, which, combined with its subsidiaries, reported total assets of approximately $170.3 million, total liabilities of approximately $117.0 million, and total equity/retained earnings of approximately $53.3 million, as of June 30, 2013.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Florida Hotel & Conference Center

The Mortgaged Property.  The Florida Hotel & Conference Center Property is a 511-room, full service, 11-story hospitality property located in Orlando, Florida, adjacent and with direct access to a shopping mall known as the Florida Mall. The room mix includes 227 King Rooms, 278 Double/Double Rooms, 1 One-Bedroom Suite, 3 Parlor Rooms and 2 Presidential Suites. The Florida Hotel & Conference Center Property was constructed in 1986 as a Sheraton Hotel, at the same time as the adjacent mall. It was later rebranded a Crowne Plaza, then, in 1996, an Adams Mark Hotel. In 2004, when the current sponsorship purchased the hotel, it was substantially renovated at a cost of approximately $27 million, including the addition of approximately 20,000 SF of meeting space, and rebranded the Florida Hotel & Conference Center. It has undergone periodic improvements since then, with approximately $5.3 million of additional capital in the years 2008-2012, including the 2012 lobby, restaurant and bar renovations and installation of two new lobby escalators. In addition to its guest rooms, the Florida Hotel & Conference Center Property contains approximately 50,000 SF of meeting space in 9 meeting rooms and 2 board rooms, a restaurant (Marcelo’s) and lounge, a Starbucks coffee shop, an outdoor pool and whirlpool, a fitness center, and a business center. There are 631 surface parking spaces. The Florida Hotel & Conference Center Property is not franchised. It is a member of Worldhotels, a group of 500 independent properties in 250 destination cities in 65 countries.

The adjacent Florida Mall was developed in 1986 by DeBartolo Realty and is currently operated by Simon Property Group. The mall, which is anchored by Dillard’s, JC Penney, Macy’s, Nordstrom, Saks Fifth Avenue, and Sears, has approximately 1.9 million SF with over 250 retailers.

Demand at the Florida Hotel & Conference Center Property is approximately 40% commercial-driven, 40% meeting and group-driven and 20% leisure- driven.

More specific occupancy and rate information about the Florida Hotel & Conference Center Property is set forth in the table below:

The Florida Hotel & Conference Center Market Historical Occupancy, ADR, RevPAR

	Competitive Set			Florida Hotel & Conference Center			Penetration Factor

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	70.7%	$85.80	$60.68	71.3%	$89.31	$63.66	100.8%	104.1%	104.9%
2012	68.8%	$88.07	$60.58	71.3%	$98.05	$69.93	103.7%	111.3%	115.4%
TTM 7/31/2013	67.4%	$90.51	$60.97	72.7%	$100.33	$72.97	108.0%	110.9%	119.7%

Source: Industry Report

The Market. The Florida Hotel & Conference Center Property is located in Orlando, within Orange County, Florida, approximately 8 miles south of downtown Orlando and approximately 8 miles west of the Orlando International Airport, within the Orlando-Deltona-Dayton Beach CSA. It is located on the south side and adjacent to the Florida Mall, which attracts more than 15 million visitors per year.  The Orange County Convention Center has over 2.5 million SF. Overall market RevPAR was approximately $76.94 in 2008, $61.22 in 2009, $59.88 in 2010, $63.19 in 2011 and $63.04 in 2012.

Competing properties to the Florida Hotel & Conference Center Property are shown in the table below:

Primary Competitive Hotels

Property	Rooms	Commercial	Meeting and Group	Leisure	2012 Occupancy	2012 Average Rate	2012 RevPAR	2012 Occupancy Penetration	2012 Yield Penetration
Florida Hotel & Conference Center (subject)	511	40%	40%	20%	71%	$98.50	$69.99	103.8%	111.0%
Double Tree by Hilton Universal Orlando	742	34%	31%	35%	76%	$88.00	$66.88	111.0%	106.1%
Renaissance Orlando Airport Hotel	297	50%	40%	10%	80%	$92.00	$73.60	116.9%	116.7%
Marriott Orlando Airport	485	60%	30%	10%	72%	$104.00	$74.88	105.2%	118.8%
DoubleTree by Hilton Orlando Airport	353	50%	20%	30%	65%	$78.00	$50.70	94.9%	80.4%
Wyndham Orlando Resort(1)	1,052	40%	25%	35%	51%	$71.00	$36.21	74.5%	57.4%
Totals/Averages	3,440	44%	31%	26%	66.3%	$87.53	$58.01	96.8%	92.0%

Source: Appraisal
(1)
The Wyndham Orlando Resort is currently undergoing an extensive renovation of its public area and guestrooms. The hotel closed 439 of its rooms in April 2013 in order to expand its ballroom and meeting facilities.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Florida Hotel & Conference Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Florida Hotel & Conference Center Property:

Cash Flow Analysis
	2009	2010	2011	2012	6/30/2013 TTM	UW	UW per Room
Occupancy(1)	67.7%	68.1%	69.3%	70.9%	72.5%	72.5%
ADR(1)	$93.33	$88.52	$91.49	$98.50	$100.17	$100.17
RevPAR(1)	$63.22	$60.30	$63.40	$69.79	$72.59	$72.59

Rooms Revenue	$11,790,641	$11,246,385	$11,824,539	$13,053,371	$13,538,541	$13,538,541	$26,494
Food & Beverage	$5,273,984	$4,520,598	$5,102,991	$5,822,685	$6,052,860	$6,052,860	$11,845
Other Income(2)	$592,348	$492,269	$482,096	$505,238	$524,976	$524,976	$1,027
Total Revenue	$17,656,973	$16,259,252	$17,409,626	$19,381,294	$20,116,377	$20,116,377	$39,367
Total Expenses	$14,454,299	$13,341,335	$13,818,585	$14,906,550	$15,273,392	$15,305,910	$29,953
NOI	$3,202,674	$2,917,917	$3,591,041	$4,474,744	$4,842,985	$4,810,467	$9,414
FF&E	$706,286	$650,408	$696,401	775,241	$804,635	$804,655	$1,575
NCF	$2,496,388	$2,267,509	$2,894,640	$3,699,503	$4,038,350	$4,005,812	$7,839
NOI DSCR	1.19x	1.08x	1.33x	1.66x	1.80x	1.79x
NCF DSCR	0.93x	0.84x	1.08x	1.37x	1.50x	1.49x
NOI Debt Yield	8.6%	7.8%	9.6%	12.0%	13.0%	12.9%
NCF Debt Yield	6.7%	6.1%	7.8%	9.9%	10.8%	10.8%

(1)	The underwritten Occupancy, ASR and RevPAR are based on the TTM 6/30/2013 results without adjustments.
(2)	Other Income includes telecommunications income, parking income, and income from the “Grab & Go” food kiosk.

Escrows and Reserves.  The Florida Hotel & Conference Center Borrower deposited $225,832 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly.  The Florida Hotel & Conference Center Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Florida Hotel & Conference Center Borrower maintains insurance under an acceptable blanket insurance policy).  The Florida Hotel & Conference Center Borrower is required to make monthly deposits for FF&E reserves equal to 1/12th of 4.00% of the Florida Hotel & Conference Center Borrower’s gross revenues, to the extent a similar reserve is not retained by the manager under the Edinburgh Management Agreement (as defined below).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Florida Hotel & Conference Center Mortgage Loan (i.e. for so long as the management agreement dated October 1, 2004, as amended, with Edinburgh Management, LLC (the “Edinburgh Management Agreement”) is in place, Florida Hotel & Conference Center Borrower directs manager to disburse all sums payable to Florida Hotel & Conference Center Borrower under the Edinburgh Management Agreement directly to the lockbox account; if the Edinburgh Management Agreement is no longer in effect, Florida Hotel & Conference Center Borrower is required to put in place a hard lockbox).  The Florida Hotel & Conference Center Mortgage Loan has in place cash management.  Funds in the lockbox account are applied on each monthly payment date to pay debt service on the Florida Hotel & Conference Center Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse to the Florida Hotel & Conference Center Borrower the amount of operating expenses payable by Florida Hotel & Conference Center Borrower in connection with the ownership and operation of the Florida Hotel & Conference Center Mortgaged Property which are not paid by the manager pursuant to the Edinburgh Management Agreement and to disburse any excess to Florida Hotel & Conference Center Borrower; provided, that if a Cash Sweep Period (as defined below) exists, then the remainder will be held by the mortgagee as additional security for the Florida Hotel & Conference Center Mortgage Loan.

A “Cash Sweep Period” will commence upon (a) the occurrence of an event of default or (b) the debt service coverage ratio being less than 1.25x on a trailing twelve month basis or (c) the Edinburgh Management Agreement being cancelled or terminated.  Such Cash Flow Sweep Period will continue until either (1) the event of default is cured or no longer exists or (2) the debt service coverage ratio is equal to or greater than 1.35x on a trailing twelve month basis for the six calendar months preceding the calculation date or (3) a replacement management agreement acceptable to the lender is in full force and effect.

Property Management. The Florida Hotel & Conference Center Property is managed by Edinburgh Management, LLC, an affiliate of the Florida Hotel & Conference Center Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Florida Hotel & Conference Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such policy is available in an amount determined by lender (but not more than 100% of replacement costs and twelve months of business interruption insurance).

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	385 Fifth Avenue

Mortgage Loan No. 10 – 385 Fifth Avenue

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	385 Fifth Avenue

Mortgage Loan No. 10 – 385 Fifth Avenue

385 Fifth Avenue
385 Fifth Avenue
New York, NY 10016
MANHATTAN
Midtown
East Side
Theatre District
Garment District
Murray Hill
Kips Bay
Gramercy Park
East River
Bryant Park
TIMES SQUARE
HERALD SQUARE
ROCKEFELLER CENTER
LONG ISLAND RAILROAD
Queens-Midtown Tunnel
FERRY TO LONG ISLAND CITY
FDR Drive
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Park Ave. South
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
E. 25th St.
E. 24th St.
E. 23rd St.
E. 22nd St.
E. 21st St.
E. 20th St.
Museum of Modern Art
Radio City Music Hall
St. Patrick's Cathedral
Grand Central Terminal (Metro North)
MetLife Building
Chrysler Building
New York Public Library
Empire State Building
Macy's
Manhattan Mall
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Madison Square Garden
The Morgan Library & Museum
United Nations Headquarters
NYU Medical Center
Bellevue Hospital Center
VA New York Harbor Medical Center
NYU School of Medicine
Baruch College
Metropolitan Life Building
Supreme Court Appellate Division
NY Life Insurance Bldg.
Daily News
Japan Society
495
NEW YORK CITY
NEW JERSEY
MANHATTAN
QUEENS
BROOKLYN
Hudson River
East River
Central Park
Midtown
Upper West Side
Upper East Side
Long Island City
Astoria
Hoboken
Jersey City
Union City
Weehawken
Secaucus
North Bergen
West New York
Chelsea
Greenwich Village
SoHo
Chinatown
Financial District

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	385 Fifth Avenue

Mortgage Loan No. 10 – 385 Fifth Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment:(Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	385 Fifth Avenue New York, NY 10016

Original Balance:	$36,100,000			General Property Type:	Office
Cut-off Date Balance:	$36,100,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	2.8%			Net Rentable Area:	102,219 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$353
Borrower Name(s):	385 Fifth Avenue, LLC			Balloon/ARD Balance Per Unit/SF:	$323
Sponsor:	Peter Schwalbe; Robert Schwalbe; Fred Schwalbe			Year Built/Year Renovated:	1929/2012
Mortgage Rate:	4.410%			Title Vesting:	Fee
Note Date:	5/30/2013			Property Manager:	Hilson Management Corp.
First Payment Date:	7/5/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	6/5/2023			UW Revenues:	$5,769,832
IO Period:	60 months			UW Expenses:	$2,577,648
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,192,184
Seasoning:	4 months			UW NCF:	$2,837,112
Original Amortization Term:	360 months			UW NOI DSCR:	1.47x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.31x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	8.8%
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NCF Debt Yield:	7.9%
Lockbox/Cash Management:	Springing/Springing			UW NCF Debt Yield at Maturity:	8.6%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,775,793 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$3,075,620 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$3,633,060 (12/31/2010)
Reserves(1)				Appraised Value:	$55,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/1/2013
RE Tax:	$650,927	$108,488	NAP	Cut-off Date LTV Ratio:	65.6%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	60.1%
Recurring Replacements:	$0	$1,718	$103,080	Occupancy Rate:	99.4% (9/10/2013)
TI/LC:	$0	Springing	$500,000	2nd Most Recent Occupancy:	NAV
Deferred Maintenance:	$37,500	$0	NAP	3rd Most Recent Occupancy:	NAV

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The 385 Fifth Avenue Mortgage Loan

The Mortgage Loan. The tenth largest mortgage loan (the “385 Fifth Avenue Mortgage Loan”) is evidenced by a promissory note in the principal amount of $36,100,000, secured by first priority fee mortgage encumbering the property known as the 385 Fifth Avenue, New York, New York (the “385 Fifth Avenue Property”). The proceeds of the 385 Fifth Avenue Mortgage Loan were used to refinance a previous loan of approximately $34,758,652 secured by the 385 Fifth Avenue Property.

The 385 Fifth Avenue Mortgage Loan had an original term of 120 months and has a remaining term of 116 months with a maturity date of June 5, 2023. The 385 Fifth Avenue Mortgage Loan requires payments of interest only for its initial 60 months and principal and interest thereafter. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C12 Certificates) is permitted at any time on or after the first due date following the second anniversary of the closing date of this transaction. The 385 Fifth Avenue Mortgage Loan is open to prepayment in full (without prepayment consideration) during the final three months of the loan term.

The Borrower and the Sponsor. The borrower is 385 Fifth Avenue, LLC (the “385 Fifth Avenue Borrower”), a single-purpose New York limited liability company. The 385 Fifth Avenue Borrower is majority owned and controlled by Fred Schwalbe, Peter Schwalbe and Robert Schwalbe. Fred Schwalbe, Peter Schwalbe and Robert Schwalbe are the joint and several non-recourse carve-out guarantors.

The Mortgaged Property. The 385 Fifth Avenue Property is a Class B, 15-story, multi-tenant office building with retail and storage space on the corner of Fifth Avenue and East 36th Street in New York, New York. The retail space includes a Vitamin Shoppe store and a Cohen’s Fashion Optical on Fifth

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	385 Fifth Avenue

Avenue, and a Peter Dillons bar and restaurant along East 36th Street. The 385 Fifth Avenue Property is located within the Murray Hill submarket in the Midtown East Office District of Manhattan. The approximately 102,219 SF building was constructed in 1929 and substantially renovated in 2012, including replacement of the central air-conditioning and related systems, replacement of all exterior windows, façade repairs and power washing. The 385 Fifth Avenue Property operates primarily as an accessories and showroom building catering to buyers in the ladies accessories and jewelry industries. General floor plates range from 3,830 SF to 7,775 SF, with a 2,600 SF penthouse floor. Ceiling heights are generally 11 feet slab to slab, with finished ceiling heights of 8.5 feet in office areas.

Major Tenants.

Victoria Creations (25,900 SF, 25% of NRA, 25% of underwritten base rent). Victoria Creations, Inc. (“Victoria”) leases 25,900 SF at the 385 Fifth Avenue Property. The lease began on August 1, 1993 and has a current expiration date of July 31, 2016. Victoria currently subleases all of its space at the 385 Fifth Avenue Property to several subtenants, including Fantas-eyes, Inc., which, not including this subleased space, is the second largest tenant at the 385 Fifth Avenue Property. Victoria was purchased by the Jones Apparel Group (NYSE: JNY) in 2000 and is now known as the Jones Jewelry Group. Jones Jewelry Group designs and markets costume jewelry catering to departmental and specialty stores.

Fantas-eyes (10,315 SF, 10% of NRA, 8% of underwritten base rent). Fantas-eyes, Inc. (“Fantas-eyes”) leases 10,315 SF at the 385 Fifth Avenue Property under a direct lease with the 385 Fifth Avenue Borrower. The lease began on January 1, 2012 for 4,125 SF, was expanded by 6,190 SF effective April 1, 2013, and has a current expiration date of July 31, 2019. In addition to its direct lease for 10,315 SF, Fantas-eyes subleases approximately 5,300 SF from Victoria through July 31, 2016, at which time the sublease will expire and convert to a direct lease for the entire 9th floor of the 385 Fifth Avenue Property, totaling approximately 7,700 SF, with a lease expiration date of July 31, 2019. Fantas-eyes is a private company founded in 1989, which manufactures and distributes sunglasses in the United States.

Esquire Footwear (7,650 SF, 8% of NRA, 5% of underwritten base rent). Esquire Footwear, Inc. (“Esquire”) leases 7,650 SF at the 385 Fifth Avenue Property. The lease began on March 1, 2013 and has a current lease expiration date of February 28, 2023, with one 5-year lease renewal option. Esquire is a private designer and manufacturer of fashion footwear. The company was founded in 2005.

The following table presents a summary regarding anchor and major tenants at the 385 Fifth Avenue Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	Approximate % of NRSF	Annualized Underwritten Base Rent	% of Total Annualized UW Rent	Total Annual Underwritten Base Rent (PSF)	Lease Expiration
Major Tenants
Victoria Creations, Inc.(2)	NR/B1/BB-	25,900	25%	$1,244,831	25%	$48.06	7/31/2016
Fantas-eyes, Inc.(3)	NR/NR/NR	10,315	10%	$423,837	8%	$41.09	7/31/2019
Esquire Footwear	NR/NR/NR	7,650	7%	$263,725	5%	$34.47	9/1/2022
Carolee/Brooks Brothers	NR/NR/NR	5,825	6%	$234,806	5%	$40.31	4/30/2021
Roman Company	NR/NR/NR	5,240	5%	$180,000	4%	$34.35	12/1/2016
Subtotal/Wtd. Avg.		54,930	54%	$2,347,199	47%	$42.73

Other tenants(4)		46,714	46%	$2,673,174	53%	$57.22
Vacant Space		575	1%	$0	0%	$0.00

Total/Wtd. Avg.		102,219	100%	$5,020,373	100%	$49.39

(1)
Certain ratings are those of the parent company whether or not the parent guarantees the lease. The ratings for Victoria Creations represent current credit ratings for The Jones Group Inc., which owns the tenant.

(2)	The Victoria Creations tenant subleases all of its space at the 385 Fifth Avenue Property.
(3)	The Fantas-eyes, Inc. tenant subleases approximately 5,300 SF from the Victoria Creations, Inc. tenant, for a total current occupancy of approximately 15,615 SF at the 385 Fifth Avenue Property.
(4)
Other tenants includes Vitamin Shoppe, which, while occupying only 2% of the property SF, contributes approximately 10% of the Annualized Underwritten Base Rent. Vitamin Shoppe leases approximately 2,000 SF of ground floor retail space in the 385 Fifth Avenue Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	385 Fifth Avenue

The following table presents certain information relating to the lease rollover at the 385 Fifth Avenue Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)		Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	4	2,775	$26.54		3%	3%	$73,652	1%	1%
2013	0	0	$0.00		0%	3%	$0	0%	1%
2014	11	10,595	$43.07		10%	13%	$456,340	9%	11%
2015	0	0	$0.00		0%	13%	$0	0%	11%
2016(4)	15	45,649	$46.72		45%	58%	$2,132,676	42%	53%
2017	5	9,235	$79.81		9%	67%	$737,038	15%	68%
2018	2	3,700	$46.31		4%	70%	$171,329	3%	71%
2019	1	4,125	$39.88		4%	74%	$164,512	3%	74%
2020	1	6,190	$41.89		6%	80%	$259,325	5%	80%
2021	1	5,825	$40.31		6%	86%	$234,806	5%	84%
2022	2	11,300	$36.46		11%	97%	$412,045	8%	92%
2023	0	0	$0.00		0%	97%	$0	0%	92%
2024	0	0	$0.00		0%	97%	$0	0%	92%
2025	0	0	$0.00		0%	97%	$0	0%	92%
2026 & Beyond	2	2,250	$168.29	(5)	2%	99%	$378,650	8%	100%
Vacant	0	575	$0.00		1%	100%	$0	0%	100%
Total/Wtd. Avg.	44	102,219	$49.39		100%		$5,020,373	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the lease rollover schedule.
(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.
(4)
The Victoria Creations, Inc. space rolls in 2016; however, the Fantas-eyes, Inc. tenant subleases 5,300 SF of the Victoria Creations space through July 31, 2016, after which the Fantas-eyes tenant has a direct lease for the sublease space, plus an additional approximately 2,400 SF, through July 31, 2019.

(5)
The Average Underwritten Base Rent PSF Rolling in 2026 & Beyond includes two of the three  385 Fifth Avenue Property retail tenants, Cohen’s Optical and Peter Dillons, which tenants pay $272.22 and $99.00 PSF annually, respectively. The Cohen’s Optical tenant has direct Fifth Avenue exposure and the Peter Dillons tenant is located on East 36th Street.

The Market. The 385 Fifth Avenue Property is located within the Murray Hill submarket in the Midtown East Office District of Manhattan on the corner of Fifth Avenue and East 36th Street. As of March 31, 2013, the Midtown East Office District contained approximately 15,587,657 SF of Class B office space in 144 buildings. The total vacancy rate (direct and indirect) for the district was 8.2% and the average direct rental rate was $48.56. The Murray Hill submarket had an overall vacancy rate of 6.4% and a direct weighted average Class B gross rental rate of $43.02 PSF. There are approximately 31 generally competitive buildings with the 385 Fifth Avenue Property, totaling approximately 4.2 million SF with an average occupancy of 82.7%. Two of the competitive buildings, 475 Fifth Avenue and 31 West 34th Street are undergoing renovations and are largely vacant. Excluding these two buildings the average direct occupancy for the competitive set is approximately 91.1%. The following table presents the eight most directly competitive office properties, with a total occupancy of approximately 94.9%

Competitive Property Summary
Property and Address	Office Area (NRA)	Direct Avail. SF	Sublease Avail. SF	Occupied (Direct)	Occupied (Total)	Direct Asking Rent Low to High
358 Fifth Avenue	83,733	0	0	100.00%	100.00%	N/A
366 Fifth Avenue	137,500	14,400	0	89.53%	89.53%	$48.00
389 Fifth Avenue	105,000	0	0	100.00%	100.00%	N/A
390 Fifth Avenue	104,000	3,595	425	96.54%	96.13%	$39.00
411 Fifth Avenue	71,500	1,485	0	97.92%	97.92%	$39.00
437 Fifth Avenue	59,400	14,324	0	75.89%	75.89%	$42.00-$52.00
183 Madison Avenue	170,000	648	6,097	99.62%	96.03%	$40.00-$55.00
185 Madison Avenue	75,800	0	0	100.00%	100.00%	N/A
TOTAL AVERAGE	806,933 100,867	34,452 4,307	6,522 815	95.73%	94.92%	$39.00-$55.00

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	385 Fifth Avenue

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 385 Fifth Avenue Property:

Cash Flow Analysis
	2010	2011	2012	UW	UW PSF
Base Rent(1)	$4,628,187	$4,278,130	$5,041,580	$5,037,623	$49.28
Total Recoveries	$1,213,032	$1,008,833	$1,047,383	$984,090	$9.63
Less Vacancy & Credit Loss	$0	$0	$0	($251,881)	($2.46)
Effective Gross Income	$5,841,219	$5,286,963	$6,088,963	$5,769,832	$56.45
Total Operating Expenses	$2,208,159	$2,211,343	$2,313,170	$2,577,648	$25.22
Net Operating Income	$3,633,060	$3,075,620	$3,775,793	$3,192,184	$31.23
TI/LC	$0	$0	$0	$334,458	$3.27
Capital Expenditures	$0	$0	$0	$20,614	$0.20
Net Cash Flow	$3,633,060	$3,075,620	$3,775,793	$2,837,112	$27.76

Occupancy %	NAV	NAV	NAV	95.0%
NOI DSCR	1.67x	1.42x	1.74x	1.47x
NCF DSCR	1.67x	1.42x	1.74x	1.31x
NOI Debt Yield	10.1%	8.5%	10.5%	8.8%
NCF Debt Yield	10.1%	8.5%	10.5%	7.9%

(1)	Historical Base Rent includes actual property vacancy.

Escrows and Reserves.  The 385 Fifth Avenue Borrower deposited $650,927 in escrow for annual real estate taxes at loan origination and is required to escrow 1/12th of the annual estimated tax payments monthly.  The 385 Fifth Avenue Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the 385 Fifth Avenue Borrower maintains insurance under an acceptable blanket insurance policy).  The 385 Fifth Avenue Borrower is also required to make monthly deposits of $1,718 for replacement reserves, provided that such deposits are not required at any time that the amount then on deposit in the replacement reserve exceeds $103,080.  Upon the occurrence of a Victoria Creations Event (as defined below), the 385 Fifth Avenue Borrower is also required to make monthly deposits, commencing in August 2015 through and including July 2016, of $42,000 for TI/LC reserves used solely to pay for tenant improvement and leasing commission expenses incurred in re-tenanting the space leased to Victoria Acquisitions Group, Inc. (“Victoria”) (such space, the “Victoria Space”) pursuant to that certain lease dated August 1, 1993, as amended, with Victoria Creations, Inc. (predecessor in interest to Victoria Creations); provided, that such deposit will not be required once the aggregate amount of such deposits equals $500,000 and the amount of such deposits will be reduced by the product of $42,000 multiplied by a fraction, the numerator of which is the aggregate amount of SF of Victoria Creations Space leased pursuant to the loan agreement for the 385 Fifth Avenue Mortgage Loan and the denominator of which is 18,200.

A “Victoria Creations Event” means (a) Victoria Creations has not renewed its lease pursuant to the renewal provisions thereof on or before July 31, 2015 or (b) (i) the subtenants in the Victoria Creations Space have not entered into direct leases with the 385 Fifth Avenue Borrower or (ii) lease(s) are not entered into pursuant to the loan agreement for the 385 Fifth Avenue Mortgage Loan for the entirety of the Victoria Creations Space on or before July 31, 2015 (which entry must be evidenced by a tenant estoppel certificate from each tenant reasonably acceptable to lender stating that such tenant is in occupancy, open for business and paying full contractual rent under its lease).

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the 385 Fifth Avenue Mortgage Loan (i.e. upon the occurrence of a Cash Sweep Trigger Event (as defined below), the 385 Fifth Avenue Borrower has agreed to establish a lockbox).  The 385 Fifth Avenue Mortgage Loan has springing cash management.  Provided a Cash Sweep Trigger Event has not occurred, the 385 Fifth Avenue Mortgage Loan has neither a lockbox nor cash management.  During the continuance of a Cash Sweep Period (as defined below), funds in the lockbox account are applied on each monthly payment date to pay debt service on the 385 Fifth Avenue Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, so long as no event of default has occurred and is continuing, to the 385 Fifth Avenue Borrower the amount of monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender together with other amounts incurred by the 385 Fifth Avenue Borrower in connection with the operation and maintenance of the 385 Fifth Avenue Property (including any extraordinary operating expense or capital expenditure not set forth in the annual budget) approved by lender and to remit the remainder to an account to be held by the mortgagee as additional security for the 385 Fifth Avenue Mortgage Loan.

A “Cash Sweep Trigger Event” means (a) the occurrence of an event of default or (b) lender’s determination that the debt service coverage ratio falls below 1.10x for six consecutive calendar months.

A “Cash Sweep Period” commences upon the occurrence of a Cash Sweep Trigger Event and continues until no event of default exists and, if the Cash Sweep Trigger Event was the debt service coverage ratio falling below the required level, the debt service coverage ratio as calculated by lender is at least 1.15x for the immediately preceding six calendar months.

Property Management. The 385 Fifth Avenue Property is managed by Hilson Management Corp., an affiliate of the 385 Fifth Avenue Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	385 Fifth Avenue

Terrorism Insurance.  Generally, the 385 Fifth Avenue Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such policy is available in an amount determined by lender (but not more than the sum of 100% of replacement costs and twelve months of business interruption insurance).

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Gwinnett Park

Mortgage Loan No. 11 – Gwinnett Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	4405 International Boulevard, Norcross, GA 30093

Original Balance:	$31,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$31,000,000			Detailed Property Type:	Industrial/Office
% of Initial Pool Balance:	2.4%			Net Rentable Area:	981,720 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$32
Borrower Name(s):	Gwinnett Park SPE, LLC			Balloon/ARD Balance Per Unit/SF:	$24
Sponsor:	Sperry Equities, LLC			Year Built/Year Renovated:	1973/1997
Mortgage Rate:	5.250%			Title Vesting:	Fee
Note Date:	9/27/13			Property Manager:	Sperry Commercial, Inc.
First Payment Date:	11/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2023			UW Revenues:	$5,038,691
IO Period:	NAP			UW Expenses:	$1,582,548
Original Term to Maturity or ARD:	120 months			UW NOI:	$3,456,144
Seasoning:	0 months			UW NCF:	$3,112,542
Original Amortization Term:	300 months			UW NOI DSCR:	1.55x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.40x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	11.1%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	10.0%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	13.3%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$4,012,230 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$3,880,818 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$3,878,490 (12/31/2010)
Reserves				Appraised Value:	$45,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/20/2013
RE Tax:	$48,201	$48,401	NAP	Cut-off Date LTV Ratio:	68.1%
Insurance:	$23,425	$5,856	NAP	LTV Ratio at Maturity/ARD:	51.6%
Repair and Remediation:	$50,625	$0	NAP	Occupancy Rate (As of):	73.1% (9/3/2013)
Recurring Replacements:	$275,000	$12,272	NAP	2nd Most Recent Occupancy (As of):	80.8% (12/31/12)
TI/LC:	$1,000,000	$16,362	$1,500,000	3rd Most Recent Occupancy (As of):	78.6% (12/31/11)
				4th Most Recent Occupancy (As of):	80.8% (12/31/10)

The Gwinnett Park mortgage loan is secured by a fee interest in an 18-building suburban industrial/office park located in Norcross, Georgia, a suburb of Atlanta. The Gwinnett Park property is a 981,720 square foot industrial/office complex built between 1973 and 1997 and is situated on 75.15 acres. As of September 3, 2013, the Gwinnett Park property was 73.1% leased. 51% of the square footage at the Gwinnett Park property is built out as office space, and the clear heights of the industrial portion range from 14 feet to 22 feet. The largest tenant is MDI Creative (“MDI”) (5% of the NRA), an office furniture manufacturing company.  MDI designs and builds custom furniture for museums, offices, and retail. MDI has been a tenant at the property since May 2009. MDI’s current lease term runs through July 2020. The space is 29% office build out, with the remainder of the space used primarily as show room. No other tenant represents more than 5% of the NRA.

The Gwinnett Park property is located adjacent to Interstate 85 in Norcross, Georgia, approximately eight miles northeast of the Atlanta beltway (Interstate 285) and 15 miles northeast of the Atlanta central business district. This strategic location along a major interstate allows for access to all parts of Atlanta. The surrounding neighborhood consists of a number of commercial uses, primarily office and industrial development, generally located along the major roadways and arterials. There are also shopping centers, automobile dealerships, bank branch facilities, franchise restaurants, and hotels in the surrounding neighborhood.

The sponsor, Sperry Equities, LLC (“Sperry”), acquired the Gwinnett Park property for $60.6 million in 2007 and recapitalized the Gwinnett Park property with the Gwinnett Park mortgage loan and approximately $8 million of new equity.  Sperry is a California based full-service commercial real estate investment and management company, specializing in the repositioning of underperforming real estate throughout the nation.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Deer Springs Town Center

Mortgage Loan No. 12 – Deer Springs Town Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	6980 N. 5th Street North Las Vegas, NV 89084

Original Balance:	$30,000,000			General Property Type:	Retail
Cut-off Date Balance:	$30,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.4%			Net Rentable Area:	194,603 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$154
Borrower Name:	DSVEGAS II, LLC			Balloon/ARD Balance Per Unit/SF:	$129
Sponsor:	Stolz Real Estate Funds IV, L.P.			Year Built/Year Renovated:	2009/NAP
Mortgage Rate:	5.490%			Title Vesting:	Fee
Note Date:	9/6/2013			Property Manager:	Stoltz Management of Delaware, Inc.
First Payment Date:	11/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2023			UW Revenues:	$3,188,862
IO Period:	0 months			UW Expenses:	$495,039
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,693,823
Seasoning:	0 months			UW NCF:	$2,560,095
Original Amortization Term:	360 months			UW NOI DSCR:	1.32x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.25x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.0%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	8.5%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	10.2%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	NAV
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	NAV
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	NAV
Reserves				Appraised Value:	$44,300,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/24/2013
RE Tax:	$22,847	$11,423	NAP	Cut-off Date LTV Ratio:	67.7%
Insurance(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	56.7%
Recurring Replacements:	$0	$2,305	$100,000	Occupancy Rate:	91.3% (9/4/2013)
TI/LC:	$0	$7,683	NAP	2nd Most Recent Occupancy:	96.3% (12/31/2012)
				3rd Most Recent Occupancy:	94.6% (12/31/2011)

(1)	Springing upon the Deer Springs Tower Center borrower’s failure to maintain blanket policy.

The Deer Springs Town Center mortgage loan is secured by 194,603 SF of a 477,565 SF retail power center built in 2009 in North Las Vegas, NV, approximately nine miles north of the Las Vegas CBD. Deer Springs Town Center is anchored by five national credit tenants occupying 90% of the property, including Toys R Us/Babies R Us (65,705 SF), Michael’s (30,605 SF), Ross Dress for Less (30,168 SF), PetSmart (27,489 SF) and Staples (20,436 SF), and is shadow anchored by Home Depot, Target and Kohl’s. Deer Springs Town Center includes two finished pad sites for future development of up to 10,200 SF of leasable area. As of September 4, 2013, Deer Springs Town Center was 91.3% occupied by seven tenants.

Deer Springs Town Center is located at the intersection of the 215 Beltway and N. 5th Street, two commercial thoroughfares through North Las Vegas. The 215 Beltway is a 53-mile roadway encircling three quarters of the Las Vegas valley and connecting to I-15 and US Highway 95. The expansion of the 215 Beltway has spurred residential growth in the area. Major employers in the immediate area of Deer Springs Town Center are Nellis Air Force Base, Centennial Auto Mall, Centennial Hills Hospital and Medical Center and the Aliante Station casino. The estimated 2013 population within a one-, three- and five-mile radius of Deer Springs Town Center was 7,609, 83,144 and 199,192, respectively. The 2013 average household income within a one-, three- and five-mile radius of Deer Springs Town Center was $62,372, $68,105 and $67,003, respectively.

The Deer Springs Town Center sponsor is Stoltz Real Estate Fund IV, L.P., a fund sponsored by Stoltz Real Estate Partners (“Stoltz”). Stoltz is a real estate investment, management and development company that currently owns and manages properties of approximately $1.4 billion in asset value comprised of approximately 9 million SF of retail, office, residential, mixed use, industrial and land assets nationwide.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	ADG 5 Portfolio

Mortgage Loan No. 13 – ADG 5 Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment: (Fitch/KBRA/Morningstar)	NR/NR/NR			Property Address(1):	Various

Original Balance:	$26,720,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$26,618,825			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	2.1%			Number of Pads(1):	1,139 Pads
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$23,370
Borrower Name:	Great Lakes Communities Wisconsin, LLC; Reeseville Associates, LLC			Balloon/ARD Balance Per Unit/SF:	$18,954
				Year Built/Year Renovated(1):	Various
Sponsor:	Bruce Arbit; Jerry Benjamin; M. Nichol Padway; James Reitzner			Title Vesting:	Fee
				Property Manager:	Asset Development Group, Inc.
Mortgage Rate:	4.407%
Note Date:	6/11/2013
First Payment Date:	8/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	7/1/2023			UW Revenues:	$3,929,587
IO Period:	0 months			UW Expenses:	$1,420,429
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,509,158
Seasoning:	3 months			UW NCF:	$2,452,208
Original Amortization Term:	360 months			UW NOI DSCR:	1.56x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.53x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NCF Debt Yield:	9.2%
Lockbox/Cash Management:	Springing/Springing			UW NCF Debt Yield at Maturity:	11.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,497,242 (3/31/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$2,583,456 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$2,381,461 (12/31/2011)
Reserves				Appraised Value(1):	$35,870,000
Type	Initial	Monthly	Cap	Appraisal As-of Date(1):	Various
RE Tax:	$17,134	$17,134	NAP	Cut-off Date LTV Ratio:	74.2%
Insurance(2):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	60.2%
Deferred Maintenance:	$339,589	$0	NAP	Occupancy Rate:	88.1% (6/5/2013)
Recurring Replacements:	$0	$4,746	NAP	2nd Most Recent Occupancy:	85.6% (12/31/2012)
				3rd Most Recent Occupancy:	83.3% (12/31/2011)

(1)	Individual property details are shown on the table below.
(2)	Springing upon the ADG 5 Portfolio borrower’s failure to maintain blanket policy.

The ADG 5 Portfolio mortgage loan is secured by the fee interests in nine manufactured housing communities across Wisconsin. The properties range between 53 and 192 units and were built between 1965 and 1985. As of June 5, 2013, the weighted average occupancy for the portfolio was 88.1%.

The properties are managed by Asset Development Group, Inc. (“ADG”), an affiliate of the ADG 5 Portfolio borrower. ADG is the largest owner/manager of land lease or manufactured housing communities in Wisconsin and the 29th largest in the country. Currently ADG manages 54 manufactured housing communities and three multi-family buildings, with a total of 5,699 units in Wisconsin, Minnesota, Michigan, Iowa, Ohio and Maryland.

The ADG 5 Portfolio sponsor is Bruce Arbit, Jerry Benjamin, M. Nichol Padway and James Reitzner, each a partner in ADG. The ADG 5 Portfolio sponsor is the same as the sponsor for the ADG 2 Portfolio mortgage loan, which is also included in the MSBAM 2013-C12 transaction. ADG currently manages all twelve manufactured housing communities financed between the two loans, which have a total of 1,454 units across Wisconsin, and a weighted average occupancy as of June 5, 2013 of 87.3%.

Releases of individual properties are permitted through partial defeasance subject to various conditions, including but not limited to, delivery of defeasance collateral equal to 125% of the related allocated loan amount and a debt service coverage test.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	ADG 5 Portfolio

Property/Location	Address	City, State	Allocated Original Loan Amount	% of Allocated Loan Amount	No. of Units	Year Built	Year Reno-vated	Appraised Value	Appraised Value as of Date	% Leased as of 6/5/13
Spacious Acres	W1211 Lakeview Drive	Sullivan, WI	$6,825,000	25.5%	182	1970	NAP	$9,100,000	4/26/2013	93.4%
Bridgeview Gardens	888 East Shady Lane	Neenah, WI	$5,602,500	21.0%	192	1974	NAP	$7,470,000	5/3/2013	92.2%
Majestic Hills	1217 Madison Street	Beaver Dam, WI	$4,500,000	16.8%	168	1985	NAP	$6,000,000	4/26/2013	98.2%
Monroe Estates	560 West 21st Street	Monroe, WI	$2,272,500	8.5%	100	1970	NAP	$3,030,000	4/26/2013	92.0%
Lakeshore Terrace	2136 20 1/8th Avenue	Rice Lake, WI	$2,147,500	8.0%	135	1970	NAP	$3,100,000	5/3/2013	74.8%
Springbrook Village	2601 Colley Road	Beloit, WI	$2,130,000	8.0%	136	1972	2004	$2,840,000	4/26/2013	89.7%
Camelot Terrace	1140 Arthur Blvd	Pulaski, WI	$1,552,500	5.8%	90	1970	NAP	$2,070,000	4/26/2013	92.2%
Reeseville Acres	404 Lincoln Avenue	Reeseville, WI	$975,000	3.6%	53	1975	NAP	$1,300,000	4/26/2013	77.4%
Forest Junction	Highway 57 & Highway 10	Forest Junction, WI	$715,000	2.7%	83	1965	NAP	$960,000	4/26/2013	62.7%
Total			$26,720,000	100.0%	1139			$35,870,000

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Nitro Marketplace

Mortgage Loan No. 14 – Nitro Marketplace

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	100-300 Nitro Boulevard Nitro, WV 25143

Original Balance:	$24,500,000			General Property Type:	Retail
Cut-off Date Balance:	$24,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.9%			Net Rentable Area:	440,949 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$56
Borrower Name(s):	THF Nitro Development Limited Liability Company			Balloon/ARD Balance Per Unit/SF:	$56
				Year Built/Year Renovated:	1998/NAP
Sponsor:	E. Stanley Kroenke			Title Vesting:	Fee
Mortgage Rate:	4.030%			Property Manager:	TKG Management, Inc.
Note Date:	9/25/2013
First Payment Date:	11/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2018			UW Revenues:	$3,723,988
IO Period:	60 months			UW Expenses:	$789,638
Original Term to Maturity or ARD:	60 months			UW NOI:	$2,934,350
Seasoning:	0 months			UW NCF:	$2,716,854
Original Amortization Term:	0 months			UW NOI DSCR:	2.93x
Loan Amortization Type:	Full IO			UW NCF DSCR:	2.71x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	12.0%
Prepayment Provisions:	LO (24); DEF (32); O (4)			UW NCF Debt Yield:	11.1%
Lockbox/Cash Management:	Springing/Springing			UW NCF Debt Yield at Maturity:	11.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,989,100 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$3,033,901 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$3,241,130 (12/31/2010)
Reserves				Appraised Value:	$41,400,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	6/5/2013
RE Tax:	$0	$0	NAP	Cut-off Date LTV Ratio:	59.2%
Insurance:	$0	$0	NAP	LTV Ratio at Maturity/ARD:	59.2%
Recurring Replacements:	$0	$0	NAP	Occupancy Rate:	98.9% (8/22/2013)
TI/LC:	$0	$0	NAP	2nd Most Recent Occupancy:	93.4% (12/31/2012)
				3rd Most Recent Occupancy:	98.8% (12/31/2011)

The Nitro Marketplace mortgage loan is secured by a 440,949 SF Wal-Mart (NYSE: WMT) (200,084 SF) and Lowe’s (NYSE: LOW) (131,575 SF) anchored shopping center in Nitro, West Virginia, approximately 10 miles from downtown Charleston, West Virginia, the state’s capitol. The mortgaged property has 25 tenants and two vacant in-line spaces. Other major tenants include Burke’s Outlet (25,000 SF), and Staples (NASDAQ: SPLS) (24,000 SF). The Wal-Mart lease began in 1997 and has a current expiration of August 31, 2026, with six 5-year lease renewal options. The Lowe’s lease began in 1997 and has a current expiration of November 30, 2028, with six 5-year lease renewal options. Wal-Mart does not report sales at this location. Lowe’s reported annual sales of $290 PSF for the 12 month period ending May 31, 2012. The mortgaged property has 2,414 surface parking spaces.

According to the appraisal, the estimated 2013 population within a 5 mile radius is 55,679, with an estimated average household income of $57,490. As of March 31, 2013, the greater Charleston market contained approximately 15.7 million SF of retail space and was 97.1% occupied with an average rental rate of $12.53 PSF. The average occupancy of the five comparable properties was 99%. The mortgaged property is located approximately one-quarter mile west of I-64.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Water Tower Square

Mortgage Loan No. 15 – Water Tower Square

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	751 Horsham Road, Lansdale, PA 19446

Original Balance:	$24,200,000			General Property Type:	Retail
Cut-off Date Balance:	$24,172,857			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.9%			Net Rentable Area:	262,788 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$92
Borrower Name(s):	Water Tower Square Associates			Balloon/ARD Balance Per Unit/SF:	$77
Sponsor:	Kenneth N. Goldenberg			Year Built/Year Renovated:	1993/NAP
Mortgage Rate:	5.370%			Title Vesting:	Fee
Note Date:	8/22/2013			Property Manager:	Goldenberg Management, Inc.
First Payment Date:	10/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	9/1/2023			UW Revenues:	$3,159,361
IO Period:	NAP			UW Expenses:	$866,464
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,292,897
Seasoning:	1 month			UW NCF:	$2,106,318
Original Amortization Term:	360 months			UW NOI DSCR:	1.41x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.30x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.5%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	8.7%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	10.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,542,373 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$2,399,842 (12/31/2011)
Mezzanine Debt(1):	Future Permitted			Third Most Recent NOI (As of):	$2,623,302 (12/31/2010)
Reserves				Appraised Value(5):	$31,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/2/2013
RE Tax:	$80,932	$48,203	NAP	Cut-off Date LTV Ratio:	78.0%
Insurance:	$35,613	$4,460	NAP	LTV Ratio at Maturity/ARD:	65.1%
Recurring Replacements:	$350,000	$3,285	NAP	Occupancy Rate (As of):	84.3% (7/2/2013)
TI/LC:	$0	$12,263	$375,000	2nd Most Recent Occupancy (As of):	90.5% (12/31/2012)
Other(2):	$200,000	$0	NAP	3rd Most Recent Occupancy (As of):	90.5% (12/31/2011)
Other(3):	$1,750,000	$0	NAP	4th Most Recent Occupancy (As of):	100% (12/31/2010)
Other(4):	$0	Springing	NAP

(1)
Permitted future mezzanine loan: Provided that (i) the Water Tower Square mortgage loan lender and each rating agency approves all terms of the mezzanine financing, (ii) the aggregate principal amount of the mezzanine financing and the Water Tower Square mortgage loan is less than or equal to 80% of the appraised value, iii) the debt service coverage ratio for the Water Tower Square property is at least 1.15x, (iv) the debt yield for the Water Tower Square property is at least 8.25% and (v) the mezzanine financing is not secured by the Water Tower Square property

(2)
The Planet Fitness rent reserve shall be disbursed to the related borrower upon the delivery of an estoppel to the Water Tower Square mortgage loan lender to evidence that Planet Fitness is in actual possession of and conducting business with the public from the space and is paying full unabated rent and all CAM charges pursuant to the Planet Fitness lease.

(3)
The Achievement Reserve or portions thereof shall be released to the related borrower in amounts equal to the lesser of (i) an amount of funds that, after giving effect to the disbursement, the debt yield shall be equal to or greater than 9% based on existing underwritten NOI divided by the outstanding Water Tower Square mortgage loan amount, and (ii) $1,750,000 times the percentage of rentable square footage leased in the space previously leased to Sports Authority. The disbursement of each advance shall be at least $250,000 except for the final distribution.

(4)
In the event that Home Depot does not give notice to exercise their renewal option, the related borrower shall make deposits to the Home Depot cash sweep reserve for the payment of leasing costs in connection with releasing the space demised under the Home Depot lease.

(5)
The as-is value is $31.0MM and the as-stabilized value is $34.3MM. The Water Tower Square mortgage loan amount excluding the achievement reserve is $22.45MM, resulting in an as-is LTV of 72.4%, while the full the Water Tower Square mortgage loan amount results in an as-stabilized LTV of 70.6% which would occur if the conditions of the Achievement Reserve release are met.

The Water Tower Square mortgage loan is secured by a fee interest in a 262,788 square foot retail property located in Lansdale, Pennsylvania, a suburb of Philadelphia. The Water Tower Square property is a Home Depot anchored power center built in 1993.  As of July 2, 2013, the Water Tower Square property was 84.3% leased. The largest tenant is Home Depot which currently occupies 142,888 square feet (54.4% of NRA). Home Depot’s original lease started in 1993 for a total of 127,550 square feet and was expanded by 15,338 square feet in March of 2004. The Home Depot lease runs through January 2019 and has four 5-year extension options.  Other tenants include Frank’s Theaters (33,761 SF/12.9% of NRA), Planet Fitness (24,907 SF/9.5% of NRA) and OfficeMax (20,087 SF/7.6% of NRA).

The Water Tower Square property is located approximately 24-miles north of Philadelphia and adjacent to Route 309, a major retail corridor in the area that includes a diverse group of retail properties including the Montgomery Mall. The sponsor, Kenneth N. Goldenberg, is the principal of The Goldenberg Group.  The Goldenberg Group currently owns and manages approximately 6 million square feet of retail space throughout the greater Philadelphia area. The sponsor is the original developer of the Water Tower Square property and has managed it since it was constructed in 1993.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Avon Marketplace

Mortgage Loan No. 16 – Avon Marketplace

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)				Property Address:	380 West Main Street Avon, CT 06001
	NR/NR/NR
Original Balance:	$24,000,000			General Property Type:	Retail
Cut-off Date Balance:	$24,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.9%			Net Rentable Area:	79,362 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$302
Borrower Name(s):	Avon Marketplace Investors LLC			Balloon/ARD Balance Per Unit/SF:	$279
Sponsor:	Waldman Associates Limited Partnership			Year Built/Year Renovated:	1994/2009
Mortgage Rate:	4.820%			Title Vesting:	Fee
Note Date:	8/8/2013			Property Manager:	David Adam Realty, Inc.
First Payment Date:	10/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	9/1/2023			UW Revenues:	$3,028,793
IO Period:	60 months			UW Expenses:	$810,631
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,218,162
Seasoning:	1 month			UW NCF:	$2,094,754
Original Amortization Term:	360 months			UW NOI DSCR:	1.46x
Loan Amortization Type:	Partial IO			UW NCF DSCR:	1.38x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.2%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF Debt Yield:	8.7%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	9.5%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,293,993 (12/31/2012)
Subordinate Mortgage Debt:	None			Second Most Recent NOI (As of):	$1,897,302 (12/31/2011)
Mezzanine Debt:	None			Third Most Recent NOI (As of):	$1,533,366 (12/31/2010)
Reserves				Appraised Value:	$35,800,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	7/7/2013
RE Tax:	$63,500	$31,750	NAP	Cut-off Date LTV Ratio:	67.0%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	61.8%
Recurring Replacements:	$0	$1,653	NAP	Occupancy Rate:	100.0% (9/1/2013)
TI/LC:	$250,000	$10,714	$250,000	2nd Most Recent Occupancy:	96.0% (12/31/2012)
Deferred Maintenance:	$1,300	$0	NAP	3rd Most Recent Occupancy:	95.6% (12/31/2011)

The Avon Marketplace mortgage loan is secured by a 79,362 SF, two-building lifestyle retail center in Avon, Connecticut, approximately 9 miles west of the Hartford CBD. The property is surrounded by several other community and neighborhood centers occupied by national retailers such as Wal-Mart, Best Buy, Staples, Stop & Shop, Kohl’s, Dick’s Sporting Goods, The Gap, Victoria Secret, Bed Bath & Beyond and Old Navy. It shares an entrance from US Route 44 with the Simsbury Commons, a 256,000 SF community shopping center. The property is 100% leased, as of a September 1, 2013 rent roll, to 17 tenants, the largest 5 of which are Eastern Mountain Sports (“EMS”) (14,436 SF), The Gap/Gap Body (“The Gap”) (11,730 SF), Ulta Salon (11,270 SF), Bertucci’s Restaurant (6,495 SF), and The Orvis Company (5,000 SF). EMS reported 2012 sales of $204 PSF, Gap reported sales of $293 PSF, Bertucci’s reported sales of $327 PSF and Orvis reported sales of $196 PSF.

Estimated 2013 population and average household income within a 5 mile radius of the property are 51,210 and $141,165, respectively. The property is within the North Hartford submarket. As of March 2013, the combined submarket community and neighborhood retail vacancy was approximately 4.3%, with average asking rents of $19.71 PSF. The five most competitive retail centers averaged approximately 95% occupancy, with the adjacent Simsbury Commons at 97% occupancy.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Shops at Val Vista

Mortgage Loan No. 17 – Shops at Val Vista

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	2470-2586 South Val Vista Drive; 1397-1451 East Williams Field, Gilbert, AZ 85295

Original Balance:	$23,000,000			General Property Type:	Retail
Cut-off Date Balance:	$22,971,798			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.8%			Net Rentable Area:	170,489 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$135
Borrower Name:	Gilbert Center Holdings, LLC			Balloon/ARD Balance Per Unit/SF:	$124
Sponsor:	Sean Leoni			Year Built/Year Renovated:	2006/NAP
Mortgage Rate:	4.890%			Title Vesting:	Fee
Note Date:	8/27/2013			Property Manager:	Capital Asset Management, LLC
First Payment Date:	10/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	9/1/2018			UW Revenues:	$2,955,171
IO Period:	0 months			UW Expenses:	$780,070
Original Term to Maturity or ARD:	60 months			UW NOI:	$2,175,101
Seasoning:	1 month			UW NCF:	$1,978,721
Original Amortization Term:	360 months			UW NOI DSCR:	1.49x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.35x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	9.5%
Prepayment Provisions:	LO (25); DEF (31);O (4)			UW NCF Debt Yield:	8.6%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	9.3%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$1,998,119 (12/31/2012)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$2,003,246 (12/31/2011)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	NAV
Reserves				Appraised Value:	$33,900,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/8/2013
RE Tax:	$28,880	$28,880	NAP	Cut-off Date LTV Ratio:	67.8%
Insurance(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	62.6%
Recurring Replacements:	$0	$2,131	NAP	Occupancy Rate:	88.2% (7/31/2013)
TI/LC:	$0	$15,000	$540,000	2nd Most Recent Occupancy:	83.0% (12/31/2012)
Other(2):	$1,032,873	$0	NAP	3rd Most Recent Occupancy:	84.9% (12/31/2011)

(1)	Springing upon the Shops at Val Vista borrower’s failure to maintain blanket policy.
(2)
At loan closing, the Shops at Val Vista borrower deposited $1,000,000 in a holdback reserve pending receipt of an estoppel relating to the High Tide expansion space  and $32,873 in a rent reserve pending receipt of estoppels from five separate tenants. The Shops at Val Vista borrower has a future requirement to deposit all excess cash as additional collateral for the loan should Sprouts vacate, go dark or be involved in any bankruptcy.

The Shops at Val Vista mortgage loan is secured by a 170,489 SF retail center built in 2006 in Gilbert, AZ, approximately 22 miles southeast of downtown Phoenix. Shops at Val Vista is anchored by Sprouts (30,497 SF), a credit rated specialty grocery chain based in Arizona, under a lease expiring March, 2022 with four five-year renewal options. Shops at Val Vista is junior anchored by Fitness Evolution, LLC (30,099 SF), Dollar Tree (14,845 SF), Salon Boutique (10,702 SF) and Tuesday Morning (10,617 SF), and is shadow anchored by Kohl’s. As of July 31, 2013, Shops at Val Vista was 88.2% occupied by 26 tenants.

Shops at Val Vista is situated approximately one mile from the San Tan Freeway, six miles from the Superstition Springs Freeway and thirteen miles from Interstate 10 in the town of Gilbert, a residential neighborhood and developing employment center for the East Valley portion of Phoenix. Within three miles of Shops at Val Vista, there are 2,372 apartment units and daytime employment includes approximately 1,839 businesses and 11,536 employees. Major employers in the area include Banner Health System, Wells Fargo, Bank of America and Intel Corp. The estimated 2013 population within a one-, three- and five-mile radius of Shops at Val Vista was 11,116, 91,264 and 252,091, respectively. The 2013 average household income within a one-, three- and five-mile radius of Shops at Val Vista was $95,282, $87,276 and $79,974, respectively.

The Shops at Val Vista sponsor is Sean Leoni. Mr. Leoni has been involved in real estate investing for over 18 years, primarily acquiring and developing single tenant free standing buildings with national credit tenants. The Shops at Val Vista is managed by Capital Asset Management, who currently manages over 1.6 million SF of commercial space throughout Arizona.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Hilton Garden Inn – Toledo Perrysburg

Mortgage Loan No. 18 – Hilton Garden Inn – Toledo Perrysburg

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/Kroll/Moody’s)	NR/NR/NR			Property Address:	6165 Levis Commons Boulevard Perrysburg, OH 43551

Original Balance:	$22,400,000			General Property Type:	Hospitality
Cut-off Date Balance:	$22,400,000			Detailed Property Type:	Limited Service
% of Initial Pool Balance:	1.8%			Number of Rooms:	184 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$121,739
Borrower Name:	LC Hotel SPE LLC			Balloon/ARD Balance Per Room:	$112,837
Sponsor:	Robert F. Voelker			Year Built/Year Renovated:	2008/NAP
Mortgage Rate:	5.230%			Title Vesting:	Leasehold
Note Date:	9/20/2013			Property Manager:	Gateway Hospitality Group, Inc.
First Payment Date:	11/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2018			UW Revenues:	$9,551,333
IO Period:	0 months			UW Expenses:	$6,392,395
Original Term to Maturity or ARD:	60 months			UW NOI:	$3,158,938
Seasoning:	0 months			UW NCF:	$2,776,885
Original Amortization Term:	360 months			UW NOI DSCR:	2.13x
Loan Amortization Type:	Amortizing			UW NCF DSCR:	1.88x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	14.1%
Prepayment Provisions:	LO (24); DEF (32); O (4)			UW NCF Debt Yield:	12.4%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	13.4%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$3,314,163 (6/30/2013 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$3,114,696 (12/31/2012)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$2,624,070 (12/31/2011)
Reserves				Appraised Value:	$32,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	4/24/2013
RE Tax:	$190,439	$42,295	NAP	Cut-off Date LTV Ratio:	70.0%
Insurance(1):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	64.9%
Immediate Repairs:	$0	$0	NAP	Occupancy Rate:	79.3% (4/30/2013)
Recurring Replacements:	$0	$31,838	NAP	2nd Most Recent Occupancy:	78.4% (12/31/2012)
				3rd Most Recent Occupancy:	77.1% (12/31/2011)

(1)	Springing upon event of default or the Hilton Garden Inn – Toledo Perrysburg borrower’s failure to maintain blanket policy.

The Hilton Garden Inn - Toledo Perrysburg mortgage loan is secured by the leasehold interest in a seven-story, 184-room limited service hotel, constructed in 2008 as a part of a mixed use development known as Levis Commons which provides upscale retailers and restaurants, a 12-screen movie theater, and office and residential developments (which are not included in this collateral for the Hilton Garden Inn – Toledo Perrysburg mortgage loan) in the immediate vicinity to the hotel. The Hilton Garden Inn – Toledo Perrysburg is situated within one mile of Interstate 475, which is the beltway that travels around the Toledo metropolitan area, in Perrysburg, OH, 11 miles southwest of the Toledo CBD.  Within one mile of the hotel are the world headquarters for Owens-Illinois, Inc., a Fortune 500 company which develops glass products, ProMedica, a nonprofit healthcare organization, and Bowling Green State University, with a current enrollment of 21,000 students. Demand segmentation at the hotel is approximately 55% commercial, 35% meeting and group, and 10% leisure.

The Hilton Garden Inn - Toledo Perrysburg includes 99 king rooms, 75 double-double rooms and ten king suites, and offers a restaurant, lounge, 15,876 SF of meeting space, a 9,856 SF flexible space ballroom, an indoor swimming pool, business center and fitness center. The hotel is operating under a franchise agreement with Hilton Inns, Inc. that runs through June 11, 2028. The ground lease securing the Hilton Garden Inn – Toledo Perrysburg mortgage loan runs through September 20, 2112.

The Hilton Garden Inn - Toledo Perrysburg property had trailing twelve months ended April 30, 2013 ADR of $120.81, average occupancy of 79.3% and  RevPAR of $95.78. Its 2012 ADR, occupancy and RevPAR penetration were 130.5%, 135.1% and 176.2% respectively. The hotel’s primary competitive set, consisting of six hotels with 1,042 rooms, including the Hilton Garden Inn - Toledo Perrysburg, had a trailing twelve months ended April 30, 2013 estimated ADR of $91.54, average occupancy of 58.4% and RevPAR of $53.50. There is no known new supply either proposed or under construction which would compete with the Hilton Garden Inn – Toledo Perrysburg property.

The Hilton Garden Inn - Toledo Perrysburg sponsor is Robert F. Voelker, the President and CEO of Gateway Hospitality Group (“GHG”) which manages and/or owns 14 hotels, including the Hilton Garden Inn – Toledo Perrysburg. Prior to working with GHG, Mr. Voelker held several senior positions within the Hilton Hotels Corporation and the Renaissance Stouffer Hotels and Resorts Corporation.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Peninsula Boardwalk

Mortgage Loan No. 19 – Peninsula Boardwalk

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment: (Fitch/KBRA/Moody’s)	NR/NR/NR			Property Address:	202-500 Walnut Street Redwood City, CA 94063

Original Balance:	$19,800,000			General Property Type:	Retail
Cut-off Date Balance:	$19,800,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	1.6%			Net Rentable Area:	145,131 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF:	$136
Borrower Name:	PBA II, LLC			Balloon/ARD Balance Per Unit/SF:	$136
Sponsor:	Martin Friedman			Year Built/Year Renovated:	1979/1994
Mortgage Rate:	5.305%			Title Vesting:	Fee
Note Date:	9/13/2013			Property Manager:	Crosspoint Realty Services, Inc.
First Payment Date:	11/1/2013
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	10/1/2023			UW Revenues:	$2,912,195
IO Period:	120 months			UW Expenses:	$857,991
Original Term to Maturity or ARD:	120 months			UW NOI:	$2,054,204
Seasoning:	0 months			UW NCF:	$1,920,529
Original Amortization Term:	0 months			UW NOI DSCR:	1.93x
Loan Amortization Type:	Full IO			UW NCF DSCR:	1.80x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	10.4%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	9.7%
Lockbox/Cash Management:	Hard/Springing			UW NCF Debt Yield at Maturity:	9.7%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$2,511,355 (12/31/2012)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$2,584,466 (12/31/2011)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$2,364,513 (12/31/2010)
Reserves				Appraised Value:	$42,900,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	5/1/2013
RE Tax(1):	$0	$0	NAP	Cut-off Date LTV Ratio:	46.2%
Insurance(2):	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	46.2%
Recurring Replacements:	$0	$1,814	NAP	Occupancy Rate:	98.9% (9/1/2013)
TI/LC:	$11,150	$8,350	$500,000	2nd Most Recent Occupancy:	98.5% (12/31/2012)
Other(3):	$0	Springing	(3)	3rd Most Recent Occupancy:	100.0% (12/31/2011)

(1)
The Peninsula Boardwalk borrower prepaid 2013/2014 real estate taxes at loan closing. The Peninsula Boardwalk borrower is required to deposit $7,391 monthly for real estate taxes beginning November 1, 2014.

(2)	Springing upon the Peninsula Boardwalk borrower’s failure to maintain blanket policy.
(3)
The Peninsula Boardwalk borrower is required to deposit all excess cash in an amount up to $585,000 for a reserve related to Babies R Us, up to $275,000 for a reserve related to Toys R Us and up to $543,496 for a reserve related to Pacific Sales during certain trigger events related to these tenants as described in the Peninsula Boardwalk mortgage loan documents.

The Peninsula Boardwalk mortgage loan is secured by a 145,131 SF retail center located in Redwood City, California.  As of September 1, 2013, the Peninsula Boardwalk property was 98.9% occupied by 12 tenants.  Anchor tenants include: Toys R Us (42,787 SF, 8.3% of the underwritten base rent), Babies R Us (23,272 SF, 23.3% of the underwritten base rent), Pacific Sales (21,863 SF, 19.8% of the underwritten base rent) and Jo-Ann Stores (16,336 SF, 11.8% of the underwritten base rent).  The Peninsula Boardwalk is also shadow anchored by a Kohl’s (79,683 SF).

The Peninsula Boardwalk property is located approximately 23 miles south of the San Francisco CBD and 12 miles south of the San Francisco International Airport, just south of U.S. Highway 101.  The estimated 2013 population within a one-, three- and five-mile radius was 18,547, 116,447 and 265,733, respectively.  The estimated 2013 median household income within a one-, three- and five-mile radius was $49,126, $79,214 and $93,028, respectively.

The Peninsula Boardwalk sponsor is Martin Friedman, the CEO of Friedman Investment Management Corp., a private real estate owner/operator based in San Francisco.   Friedman Investment Management Corp. manages a portfolio of eight properties consisting of 122 multifamily units, 236,900 SF of retail and 110,608 SF of office.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12	Best Western - Sherman Oaks

Mortgage Loan No. 20 – Best Western - Sherman Oaks

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	MSMCH	Single Asset/Portfolio:	Single Asset
Credit Assessment: Fitch/KBRA/Moody’s)	NR/NR/NR	Property Address:	5525 Sepulveda Boulevard Sherman Oaks, CA 91411

Original Balance:	$17,500,000	General Property Type:	Hospitality
Cut-off Date Balance:	$17,500,000	Detailed Property Type:	Limited Service
% of Initial Pool Balance:	1.4%	Number of Rooms:	181 Rooms
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit/SF:	$96,685
Borrower Name(s):	Carriage Inn Innvestors	Balloon/ARD Balance Per Unit/SF:	$82,037
Sponsor:	Somera Capital Management	Year Built/Year Renovated:	1964,1972/1998 and 2010 - 2012
Mortgage Rate:	5.100%	Title Vesting:	Fee
Note Date:	9/18/2013	Property Manager:	CHM Hotels
First Payment Date:	11/1/2013
Anticipated Repayment Date:	NAP	Underwriting and Financial Information
Maturity Date:	10/1/2023	UW Revenues:	$5,599,732
IO Period:	12 months	UW Expenses:	$3,257,194
Original Term to Maturity or ARD:	120 months	UW NOI:	$2,342,538
Seasoning:	0 months	UW NCF:	$2,118,549
Original Amortization Term:	360 months	UW NOI DSCR:	2.05x
Loan Amortization Type:	Partial IO	UW NCF DSCR:	1.86x
Interest Accrual Basis:	Actual/360	UW NOI Debt Yield:	13.4%
Prepayment Provisions:	LO (24); DEF (92); O (4)	UW NCF Debt Yield:	12.1%
Lockbox/Cash Management:	None	UW NCF Debt Yield at Maturity:	14.3%
Pari Passu Mortgage Debt:	None	Most Recent NOI (As of):	$2,545,388 (7/31/2013 TTM)
Subordinate Mortgage Debt:	None	Second Most Recent NOI (As of):	$2,354,326 (12/31/2012)
Mezzanine Debt(1):	Permitted	Third Most Recent NOI (As of):	$2,305,141 (12/31/2011)
Reserves	Appraised Value:	$27,300,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	8/26/2013
RE Tax:	$97,469	$15,288	NAP	Cut-off Date LTV Ratio:	64.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity/ARD:	54.4%
Recurring Replacements:	$0	$18,169	NAP	Occupancy Rate:	88.9% (7/31/2013)
2nd Most Recent Occupancy:	86.7% (12/31/2012)
3rd Most Recent Occupancy:	81.7% (12/31/2011)

(1)	Future mezzanine financing is permitted upon the sale or transfer of the mortgaged property subject to a maximum combined LTV of 65% and a minimum combined DSCR of 1.70x.

The Best Western – Sherman Oaks mortgage loan is secured by a two-building, 3-story, 181 room, Best Western Plus branded limited service hotel located on the southwest corner of Burbank Boulevard and N. Sepulveda Boulevard in Sherman Oaks, California. Van Nuys is approximately 17 miles northwest of downtown Los Angeles. The mortgaged property is approximately one block east of the San Diego Freeway (I-405), which has exit ramps to Burbank Boulevard, and one mile north of the I-101/I-405 freeway interchange. The hotel was constructed in 1964 and 1972 and renovated several times. Most recently, approximately $1.4 million was invested from 2010 through 2012.

Room configurations include 86 double queen rooms, 68 king rooms, 25 king exclusive rooms and 2 suites. One of the rooms is currently used as meeting space and the borrower intends to convert 3 more guest rooms to meeting space. The hotel also has an outdoor swimming pool and whirlpool, and an exercise room. There is also an on-site Denny’s restaurant, which space is leased from the borrower, and parking for 160 cars. Demand generators include theme parks, movie studios, health care facilities and colleges and universities. The hotel had a trailing 12 months ending July 31, 2013 ADR of $92.53, average occupancy of 88.9%, and RevPAR of $82.51. The eight hotel primary competitive set had an estimated 2012 average occupancy of 67.4%, an average rate of $109.92 and an average RevPAR of $74.04.

The hotel operates under a membership with Best Western International, Inc, which is subject to annual renewal.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C12

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